    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON OCTOBER 2, 1996

                                                        REGISTRATION NO. 333-
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------

                                    FORM S-3

                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                            ------------------------

          NORTHWEST AIRLINES                       NORTHWEST AIRLINES,
             CORPORATION                                   INC.
           (Exact name of Registrants as specified in their charters)

               DELAWARE                                 MINNESOTA
         (State or other jurisdiction of incorporation or organization)

                 4512                                      4512
            (Primary Standard Industrial Classification Code Number)

              95-4205287                                41-0449230
                    (I.R.S. Employer Identification Number)

                            ------------------------

                             2700 LONE OAK PARKWAY
                             EAGAN, MINNESOTA 55121
                                 (612) 726-2111

  (Address, including zip code, and telephone number, including area code, of
                   Registrants' principal executive offices)

                         ------------------------------

                           DOUGLAS M. STEENLAND, ESQ.
              SENIOR VICE PRESIDENT, GENERAL COUNSEL AND SECRETARY
                         NORTHWEST AIRLINES CORPORATION
                             2700 LONE OAK PARKWAY
                             EAGAN, MINNESOTA 55121
                                 (612) 726-2111

 (Name, address, including zip code, and telephone number, including area code, of agent for service)

                         ------------------------------

                                    COPY TO:

                               WILSON NEELY, ESQ.
                           SIMPSON THACHER & BARTLETT
                              425 LEXINGTON AVENUE
                         NEW YORK, NEW YORK 10017-3954
                                 (212) 455-2000
                            ------------------------

        APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
   From time to time after the effective date of this registration statement.

    If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. / /

    If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box. /X/

    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

    If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

    If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. / /

                                                   (CONTINUED ON FOLLOWING PAGE)
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

(CONTINUED FROM PREVIOUS PAGE)

    Pursuant to Rule 429 of the Rules and Regulations of the Securities and Exchange Commission under the Securities Act of 1933, as amended, the Forms of Prospectus included in this Registration Statement also relate to an aggregate remaining amount of up $225,500,000 of the classes of Securities covered by such Forms of Prospectus previously registered under the Registration Statement on Form S-3 (File No. 333-2516). A filing fee of $77,758.62 was paid on March 19, 1996 in connection with such remaining amount.
                            ------------------------

    The Registrants hereby amend this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrants shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said
Section 8(a), may determine.
                            ------------------------

                                                                                     PROPOSED MAXIMUM
                                                                                    AGGREGATE OFFERING      AMOUNT OF
                                                                                        PRICE (1)        REGISTRATION FEE
Convertible Debt Securities of Northwest Airlines Corporation (2).................
Class A Common Stock, par value $.01 per share, of Northwest Airlines Corporation
  (3).............................................................................
Preferred Stock, par value $.01 per share, of Northwest Airlines Corporation
  (4).............................................................................
Warrants to Purchase Class A Common Stock of Northwest Airlines Corporation (5)...
Guarantees of Northwest Airlines Corporation (6)..................................     $274,500,000         $83,181.82
Debt Securities of Northwest Airlines, Inc. (2)...................................
Warrants to Purchase Debt Securities of Northwest Airlines, Inc. (7)..............
Pass Through Certificates of Northwest Airlines, Inc. (2).........................

(1) In United States dollars or the equivalent thereof in foreign currency or currency units.

(2) If any of these securities are issued at an original issue discount, the principal amount will be increased such that the aggregate proceeds will equal $500,000,000.

(3) Such indeterminate number of shares of Class A Common Stock as may from time to time be issued at indeterminate prices, including Class A Common Stock issuable upon conversion of Convertible Debt Securities, upon conversion or redemption of Preferred Stock or upon exercise of Warrants to purchase Class A Common Stock. Includes Preferred Share Purchase Rights which, prior to the occurrence of certain events, will not be exercisable or evidenced separately from the Class A Common Stock.

(4) Such indeterminate number of shares of Preferred Stock as may from time to time be issued at indeterminate prices.

(5) Warrants for the purchase of Class A Common Stock of Northwest Airlines Corporation may be offered and sold separately or together with Class A Common Stock or Preferred Stock of Northwest Airlines Corporation or Debt Securities of Northwest Airlines, Inc.

(6) To be issued in connection with Debt Securities and Pass Through Certificates of Northwest Airlines, Inc.

(7) Warrants for the purchase of Debt Securities of Northwest Airlines, Inc. may be offered and sold separately or together with other Debt Securities of Northwest Airlines, Inc.

                                EXPLANATORY NOTE

    This Registration Statement consists of three separate Prospectuses, covering securities to be registered as follows:

    (1) Convertible Debt Securities, Class A Common Stock, par value $.01 per share, Preferred Stock, par value $.01 per share, and Warrants to Purchase Class A Common Stock, of Northwest Airlines Corporation;

    (2) Debt Securities and Warrants to Purchase Debt Securities of Northwest Airlines, Inc. and Guarantees of such Debt Securities by Northwest Airlines Corporation; and

    (3) Pass Through Certificates of Northwest Airlines, Inc. and related Guarantees of Northwest Airlines Corporation.

    Separate financial statements of Northwest Airlines, Inc. are not being provided because all of the securities being issued by Northwest Airlines, Inc. under this Registration Statement are fully and unconditionally guaranteed by Northwest Airlines Corporation and such separate financial statements are therefore not deemed material.

                  SUBJECT TO COMPLETION, DATED OCTOBER 2, 1996

INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.

PROSPECTUS

                                  $500,000,000

                         NORTHWEST AIRLINES CORPORATION

                          CONVERTIBLE DEBT SECURITIES
                                PREFERRED STOCK
                              CLASS A COMMON STOCK
                   WARRANTS TO PURCHASE CLASS A COMMON STOCK

    Northwest Airlines Corporation ("NWA Corp." and, together with its subsidiaries, the "Company") may from time to time offer, together or separately, (i) its convertible debt securities (the "Convertible Debt Securities"), which may be either senior debt securities ("Convertible Senior Debt Securities") or subordinated debt securities ("Convertible Subordinated Debt Securities"), consisting of debentures, notes and/or other evidences of indebtedness representing unsecured obligations of NWA Corp. convertible into Class A Common Stock, par value $.01 per share ("Class A Common Stock"), (ii) shares of its Preferred Stock, par value $.01 per share (the "Preferred Stock"),
(iii) shares of its Class A Common Stock, and (iv) warrants to purchase shares of its Class A Common Stock (the "Warrants" and, together with the Preferred Stock, the Class A Common Stock and the Convertible Debt Securities, the "Securities") in amounts, at prices and on terms to be determined at the time of offering. The Securities offered pursuant to this Prospectus may be issued in one or more series or issuances and will be limited to $500,000,000 aggregate public offering price and exercise price (or its equivalent (based on the applicable exchange rate at the time of sale) in one or more foreign currencies or currency units).

    The specific terms of the particular Securities in respect of which this Prospectus is being delivered (the "Offered Securities") will be set forth in a supplement to this Prospectus (the "Prospectus Supplement") which will be delivered together with this Prospectus, including, where applicable, in the case of Convertible Debt Securities, the specific designation, aggregate principal amount, denomination, maturity, premium, if any, rate (which may be fixed or variable), time and method of calculating payments of interest, if any, place or places where principal of, premium, if any, and interest, if any, on such Convertible Debt Securities will be payable, the currency in which principal of, premium, if any, and interest, if any, on such Convertible Debt Securities will be payable, any terms of redemption at the option of NWA Corp. or the holder, any sinking fund provisions, terms for conversion into Class A Common Stock, the initial public offering price and other special terms and, in the case of Preferred Stock, the specific series title and stated value and the specific terms, designations, rights and preferences, including any dividend, liquidation, redemption, voting and other rights, any terms for exchange for Convertible Debt Securities or conversion into Class A Common Stock, the initial public offering price and other special terms and, in the case of any Warrants, the specific designation, aggregate number, duration, initial public offering price, exercise price, currency in which the exercise price is payable, detachability of any Warrants, the number of shares of Class A Common Stock for which such Warrants are exercisable, the terms of any mandatory or optional call and other special terms, together with any other terms in connection with the offering and sale of the Offered Securities. If so specified in the applicable Prospectus Supplement, Convertible Debt Securities of a series may be issued in whole or in part in the form of one or more temporary or permanent global securities. This Prospectus, together with the Prospectus Supplement relating to any Warrants that have been issued, may also be delivered in connection with the issuance of the Class A Common Stock for which such Warrants are exercised.

    The Convertible Senior Debt Securities will rank equally with all other unsubordinated and unsecured indebtedness of NWA Corp. The Convertible Subordinated Debt Securities will be subordinated in right of payment to all Senior Indebtedness of NWA Corp. (as hereinafter defined). See "Description of Convertible Debt Securities--Subordination of Convertible Subordinated Debt Securities." As of June 30, 1996, NWA Corp. had $609.9 million of long-term debt obligations (consisting entirely of NWA Corp.'s guarantees of the indebtedness of subsidiaries) ranking PARI PASSU in right of payment with the Convertible Senior Debt Securities, none of which was secured by NWA Corp.'s assets, and no long-term debt or capital lease obligations ranking senior in right of payment to the Convertible Senior Debt Securities. As of the same date, NWA Corp. had $609.9 million of long-term debt obligations (consisting entirely of NWA Corp.'s guarantees of the indebtedness of subsidiaries) ranking prior in right of payment to the Convertible Subordinated Debt Securities and no obligations which would rank PARI PASSU in right of payment with the Convertible Subordinated Debt Securities.
                           --------------------------

    NWA Corp. may sell the Securities to or through underwriters, through dealers or agents or directly to purchasers. See "Plan of Distribution." The Prospectus Supplement will set forth the names of any underwriters, dealers or agents involved in the sale of the Offered Securities in respect of which this Prospectus is being delivered, the proposed amounts, if any, to be purchased by underwriters and the compensation, if any, of such underwriters or agents.

    THIS PROSPECTUS MAY NOT BE USED TO CONSUMMATE SALES OF SECURITIES UNLESS ACCOMPANIED BY A PROSPECTUS SUPPLEMENT.
                           --------------------------
 THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
     EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION
         PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY
            REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

               The date of this Prospectus is            , 1996.

                             AVAILABLE INFORMATION

    NWA Corp. and Northwest Airlines, Inc. ("Northwest") together have filed with the Securities and Exchange Commission (the "Commission") a Registration Statement on Form S-3 (together with all amendments and exhibits, the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the Securities offered hereby. This Prospectus does not contain all of the information set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the Commission, and to which reference is hereby made. Statements made in this Prospectus as to the contents of any contract, agreement or other document referred to are not necessarily complete. With respect to each such contract, agreement or other document filed as an exhibit to the Registration Statement, reference is made to the exhibit for a more complete description of the matter involved.

    NWA Corp. is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files periodic reports and other information with the Commission. Such reports and other information, as well as the Registration Statement, including exhibits and schedules filed therewith, may be inspected at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, Room 1024, and at the regional offices of the Commission located at Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661 and at 7 World Trade Center, 13th Floor, New York, New York 10048. Copies of such materials may be obtained from the Public Reference Section of the Commission, 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates. The Commission maintains a Web site (http:www.sec.gov) that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission. Northwest is not required to file separate reports, proxy statements or other information with the Commission pursuant to the requirements of the Exchange Act. Instead, information with respect to Northwest is provided, to the extent required, in filings made by NWA Corp.

    UNLESS OTHERWISE STATED HEREIN, INFORMATION CONTAINED HEREIN CONCERNING THE AGGREGATE NUMBER OF SHARES AND RESPECTIVE PERCENTAGES OF NWA CORP. STOCK HELD BY INVESTORS IS BASED ON THE FOLLOWING ASSUMPTIONS: (I) THE ISSUANCE OF ALL CLASS A COMMON STOCK AND CLASS B COMMON STOCK, PAR VALUE $.01 PER SHARE, OF NWA CORP., (THE "CLASS B COMMON STOCK" AND, TOGETHER WITH THE CLASS A COMMON STOCK, THE "COMMON STOCK") AND SERIES C PREFERRED STOCK TO BE ISSUED TO THE EMPLOYEE TRUSTS (AS DEFINED HEREIN) PURSUANT TO THE EQUITY LETTER AGREEMENTS (AS DEFINED HEREIN) AND THE CONVERSION OF THE SERIES C PREFERRED STOCK INTO COMMON STOCK AND (II) THE EXERCISE OF ALL STOCK OPTIONS HELD BY EXECUTIVE OFFICERS THAT ARE EXERCISABLE WITHIN 60 DAYS OF JULY 31, 1996.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

    The following documents of NWA Corp., which have been filed with the Commission, are hereby incorporated by reference in this Prospectus:

    (a) NWA Corp.'s Annual Report on Form 10-K for the fiscal year ended December 31, 1995;

    (b) NWA Corp.'s Quarterly Reports on Form 10-Q for the quarters ended March 31, 1996 and June 30, 1996; and

    (c) the description of NWA Corp.'s Class A Common Stock set forth in its Registration Statement on Form 8-A, dated March 16, 1994, the description of rights to purchase NWA Corp.'s Series D Junior Participating Preferred Stock set forth in its Registration Statement on Form 8-A, dated November 17, 1995, and any amendment or report filed pursuant to Section 12 of the Exchange Act for the purpose of updating those descriptions.

    All documents filed by NWA Corp. pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of the offering of the Securities offered hereby shall be deemed to be incorporated by reference into this Prospectus and to be a part hereof from the respective dates of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus. The Exchange Act file number is 0-23642.

    NWA Corp. will provide without charge to any person to whom a copy of this Prospectus has been delivered, upon written or oral request, a copy of any or all of the foregoing documents incorporated herein by reference (other than exhibits to such documents). Requests should be directed to the Secretary's Office, NWA Corp., 5101 Northwest Drive, Dept. A1180, St. Paul, Minnesota 55111-3034, telephone number (612) 726-2111.

                                  THE COMPANY

    NWA Corp. was incorporated in February 1989 under the laws of the State of Delaware. Northwest, the principal wholly-owned indirect subsidiary of NWA Corp., operates the world's fourth largest airline (as measured by 1995 revenue passenger miles ("RPMs")) and is engaged principally in commercial transportation of passengers and cargo. Northwest's business focuses on the development of a global airline network through the optimization of Northwest's strategic assets, which include domestic hubs at Detroit and Minneapolis/St. Paul, an extensive Pacific route system with a hub at Tokyo, and a transatlantic alliance with KLM Royal Dutch Airlines ("KLM").

    Northwest operates substantial domestic and international route networks and as of June 30, 1996 directly serves more than 150 cities in 18 countries on the continents of North America, Asia and Europe. Northwest had more than 49 million enplanements and flew over 62 billion RPMs in 1995.

    NWA Inc., the parent company of Northwest, was acquired in 1989 (the "Acquisition") by NWA Corp., a Delaware corporation formed by Alfred A. Checchi, Gary L. Wilson, Frederic V. Malek, Fosters Brewing Group Ltd. of Australia ("Fosters"), Bankers Trust New York Corporation ("BTNY"), KLM and Richard C. Blum & Associates--NWA Partners, L.P. ("Blum") (together (other than Fosters, which has sold its interest in NWA Corp. to KLM), the "Original Investors") for the purpose of the Acquisition. As of July 31, 1996, the Original Investors beneficially owned approximately 46.9% of the common equity representing approximately 46.2% of the voting equity of NWA Corp. In addition, pursuant to certain agreements (the "Equity Letter Agreements") entered into by the Company with several unions representing the Company's employees, NWA Corp. will have issued to trusts (the "Employee Trusts") for the benefit of Company employees shares of Series C Preferred Stock and Common Stock which represent approximately 22.7% of the voting equity of the Company as July 31, 1996. The holders of Series C Preferred Stock have the right to elect three of the Company's directors (the "Series C Directors"). The Original Investors are parties to an Investor Stockholders' Agreement (the "Stockholders' Agreement") which governs their votes for the election of 11 of the Company's directors. The Stockholders' Agreement expires in July 1999, subject to earlier termination in certain circumstances. See "Corporate Governance and Control."
                            ------------------------

    NWA Corp. was originally formed under the name Wings Holdings Inc. The Company's principal executive offices are located at 2700 Lone Oak Parkway, Eagan, Minnesota 55121; its mailing address is 5101 Northwest Drive, St. Paul, Minnesota 55111-3034 and its telephone number is (612) 726-2111.

                                DIVIDEND POLICY

    Since the Acquisition, the Company has not declared or paid any dividends on the Common Stock and does not currently intend to do so. In addition, the Company is effectively precluded from paying dividends or making other distributions to the holders of the Common Stock or repurchasing the Common Stock without the consent of the holders of the Series A and Series B Preferred Stock. While KLM as one of the two holders of such shares has provided such consent, there can be no assurance that the other holder will grant such a consent. Any future determination to pay cash dividends will be at the discretion of the Board of Directors, subject to applicable limitations under Delaware law, and will be dependent upon the Company's results of operations, financial condition, contractual restrictions and other factors deemed relevant by the Board of Directors.

                                USE OF PROCEEDS

    Unless otherwise indicated in the applicable Prospectus Supplement, the net proceeds to NWA Corp. from the sale of the Securities offered hereby will be added to the working capital of NWA Corp. and will be available for general corporate purposes, among which may be the repayment of outstanding indebtedness and financing of capital expenditures. The Company does not currently expect to discharge any such indebtedness or finance any such capital expenditures with the proceeds of the sale of Securities offered hereby.

                       RATIO OF EARNINGS TO FIXED CHARGES
                     AND RATIO OF EARNINGS TO FIXED CHARGES
                        AND PREFERRED STOCK REQUIREMENTS

    The following table sets forth the ratio of earnings to fixed charges and the ratio of earnings to fixed charges and preferred stock requirements for NWA Corp. and its consolidated subsidiaries for the periods indicated. The ratio of earnings to fixed charges represents the number of times that fixed charges were covered by earnings. In computing the ratio, earnings represent consolidated earnings (loss) before income taxes, cumulative effect of accounting change and fixed charges (excluding capitalized interest). Fixed charges consist of interest expense (including capitalized interest), one-third of rental expense, which is considered representative of the interest factor, and amortization of debt discount and expense.

                                                                           YEAR ENDED DECEMBER 31
                                                                        ----------------------------
                                                                        1995  1994  1993  1992  1991
                                                                        ----  ----  ----  ----  ----
Ratio of earnings to fixed charges....................................  1.91  1.88  (a)   (a)   (a)
Ratio of earnings to fixed charges and preferred stock requirements...  1.66  1.60  (b)   (b)   (b)

------------------------

(a) Earnings did not cover fixed charges by $121.5 million for the year ended December 31, 1993, $1,513.5 million for the year ended December 31, 1992 and $522.1 million for the year ended December 31, 1991. Excluding non-recurring special charges of $94.3 million for the year ended December 31, 1993, and $792.7 million for the year ended December 31, 1992, earnings did not cover fixed charges by $27.2 million and $720.8 million for the two periods, respectively.

(b) Earnings did not cover fixed charges and preferred stock requirements by $213.7 million for the year ended December 31, 1993, $1,589 million for the year ended December 31,1992 and $589.8 million for the year ended December 31, 1991. Excluding non-recurring special charges of $94.3 million for the year ended December 31, 1993 and $792.7 million for the year ended December 31, 1992, earnings did not cover fixed charges and preferred stock requirements by $119.4 million and $796.3 million for the two periods, respectively.

                   DESCRIPTION OF CONVERTIBLE DEBT SECURITIES

    The Convertible Senior Debt Securities are to be issued under an Indenture (the "Convertible Senior Indenture") between NWA Corp., as issuer, and State Street Bank & Trust Company, successor to The First National Bank of Boston, as Trustee. The Convertible Subordinated Debt Securities are to be issued under an Indenture (the "Convertible Subordinated Indenture") between NWA Corp., as issuer, and State Street Bank & Trust Company, successor to The First National Bank of Boston, as Trustee. The Convertible Senior Indenture and the Convertible Subordinated Indenture are referred to herein individually as an "Indenture" and collectively as the "Indentures." A copy of the form of each Indenture is filed as an exhibit to the Registration Statement of which this Prospectus is a part.

    The statements herein relating to the Convertible Debt Securities and the Indentures are summaries and reference is made to the detailed provisions of the Indentures, including the definitions therein of certain terms capitalized in this Prospectus. Where no distinction is made between the Convertible Senior Debt Securities and the Convertible Subordinated Debt Securities or between the Convertible Senior Indenture and the Convertible Subordinated Indenture, such summaries refer to any Convertible Debt Securities and either Indenture. Whenever particular defined terms of the Indentures are referred to herein or in a Prospectus Supplement, such defined terms are incorporated herein or therein by reference.

    The anticipated market for the Convertible Debt Securities and the specific use of proceeds of an offering of such securities will be set forth in the applicable Prospectus Supplement.

GENERAL

    The Indentures do not limit the aggregate principal amount of Convertible Debt Securities which may be issued thereunder and provide that Convertible Debt Securities may be issued from time to time in one or more series. The Convertible Senior Debt Securities will be unsecured and unsubordinated obligations of NWA Corp. and will rank on a parity with all other unsecured and unsubordinated indebtedness of NWA Corp. The Convertible Subordinated Debt Securities will be unsecured obligations of NWA Corp. and, as set forth below under "Subordination of Convertible Subordinated Debt Securities," will be subordinated in right of payment to all Senior Indebtedness.

    Reference is made to the Prospectus Supplement which accompanies this Prospectus for a description of the specific series of Convertible Debt Securities being offered thereby, including: (1) the specific designation of such Convertible Debt Securities; (2) any limit upon the aggregate principal amount of such Convertible Debt Securities; (3) the date or dates on which the principal of such Convertible Debt Securities will mature or the method of determining such date or dates; (4) the rate or rates (which may be fixed or variable) at which such Convertible Debt Securities will bear interest, if any, or the method of calculating such rate or rates; (5) the date or dates from which interest, if any, will accrue or the method by which such date or dates will be determined; (6) the date or dates on which interest, if any, will be payable and the record date or dates therefor; (7) the place or places where principal of, premium, if any, and interest, if any, on such Convertible Debt Securities will be payable; (8) the period or periods within which, the price or prices at which, the currency or currencies (including currency units) in which, and the terms and conditions upon which, such Convertible Debt Securities may be redeemed, in whole or in part, at the option of NWA Corp.; (9) the obligation, if any, of NWA Corp. to redeem or purchase such Convertible Debt Securities pursuant to any sinking fund or analogous provisions, upon the happening of a specified event or at the option of a holder thereof and the period or periods within which, the price or prices at which and the terms and conditions upon which, such Convertible Debt Securities shall be redeemed or purchased, in whole or in part, pursuant to such obligations; (10) the denominations in which such Convertible Debt Securities are authorized to be issued; (11) the terms and conditions upon which conversion will be effected, including the conversion price, the conversion period, and other conversion provisions in addition to or in lieu of those described below; (12) the currency or currency units for which Convertible Debt Securities may be purchased or in which Convertible Debt Securities may be denominated and/or the currency or currency units in which principal of, premium, if any, and/or interest, if any, on such Convertible Debt Securities will be payable or redeemable and whether NWA Corp. or the holders of any such Convertible Debt Securities may elect to receive payments in respect of such Convertible Debt Securities in a currency or currency units other than that in which such Convertible Debt Securities are stated to be payable or redeemable; (13) if other than the principal amount thereof, the portion of the principal amount of such Convertible Debt Securities which will be payable upon declaration of the acceleration of the maturity thereof or the method by which such portion shall be determined; (14) the person to whom any interest on any such Convertible Debt Security shall be payable if other than the person in whose name such Convertible Debt Security is registered on the applicable record date; (15) any addition to, or modification or deletion of, any Event of Default or any covenant of NWA Corp. specified in the Indenture with respect to such Convertible Debt Securities; (16) the application, if any, of such means of defeasance or covenant defeasance as may be specified for such Convertible Debt Securities; (17) whether such Convertible Debt Securities are to be issued in whole or in part in the form of one or more temporary or permanent global securities and, if so, the identity of the depositary for such global security or securities; (18) any index used to determine the amount of payments of principal of, premium, if any, and interest, if any, on such Convertible Debt Securities; (19) any provisions relating to the conversion or exchange of such Convertible Debt Securities; and (20) any other special terms pertaining to such Convertible Debt Securities. Unless otherwise specified in the applicable Prospectus Supplement, the Convertible Debt Securities will not be listed on any securities exchange.

    Unless otherwise specified in the applicable Prospectus Supplement, Convertible Debt Securities will be issued in fully registered form without coupons. Where Convertible Debt Securities of any series are issued in bearer form, the special restrictions and considerations, including special offering restrictions and special Federal income tax considerations, applicable to any such Convertible Debt Securities and to payment on and transfer and exchange of such Convertible Debt Securities will be described in the applicable Prospectus Supplement. Bearer Convertible Debt Securities will be transferable by delivery.

    Convertible Debt Securities may be sold at a substantial discount below their stated principal amount, bearing no interest or interest at a rate which at the time of issuance is below market rates. Certain Federal income tax consequences and special considerations applicable to any such Convertible Debt Securities will be described in the applicable Prospectus Supplement.

    If the purchase price of any Convertible Debt Securities is payable in one or more foreign currencies or currency units or if any Convertible Debt Securities are denominated in one or more foreign currencies or currency units or if the principal of, premium, if any, or interest, if any, on any Convertible Debt Securities is payable in one or more foreign currencies or currency units, the restrictions, elections, certain Federal income tax considerations, specific terms and other information with respect to such issue of Convertible Debt Securities and such foreign currency or currency units will be set forth in the applicable Prospectus Supplement.

DENOMINATIONS, PAYMENT, REGISTRATION, TRANSFER AND EXCHANGE

    Registered Securities will be issuable in denominations of $1,000 and integral multiples of $1,000, and Bearer Securities will be issuable in the denomination of $5,000 or, in each case, in such other denominations and currencies as may be in the terms of the Convertible Debt Securities of any particular series. Unless otherwise provided in the applicable Prospectus Supplement, payments in respect of the Convertible Debt Securities will be made, subject to any applicable laws and regulations, in the designated currency at the office or agency of NWA Corp. maintained for that purpose as NWA Corp. may designate from time to time, except that, at the option of NWA Corp., interest payments, if any, on Convertible Debt Securities in registered form may be made
(i) by checks mailed by the Trustee to the holders of Convertible Debt Securities entitled thereto at their registered addresses or (ii) by wire transfer to an account maintained by the Person entitled thereto as specified in the Register. Unless otherwise indicated in an applicable Prospectus Supplement, payment of any installment of interest on Convertible Debt Securities in registered form will be made to the Person in whose name such Convertible Debt Security is registered at the close of business on the regular record date for such interest.

    Payment in respect of Convertible Debt Securities in bearer form will be payable in the currency and in the manner designated in the applicable Prospectus Supplement, subject to any applicable laws and regulations, at such paying agencies outside the United States as NWA Corp. may appoint from time to time. The paying agents outside the United States, if any, initially appointed by NWA Corp. for a series of Convertible Debt Securities will be named in the applicable Prospectus Supplement. NWA Corp. may at any time designate additional Paying Agents or rescind the designation of any paying agents, except that, if Convertible Debt Securities of a series are issuable as Registered Securities, NWA Corp. will be required to maintain at least one paying agent in each Place of Payment for such series and, if Convertible Debt Securities of a series are issuable as Bearer Securities, NWA Corp. will be required to maintain a Paying Agent in a Place of Payment outside the United States where Convertible Debt Securities of such series and any coupons appertaining thereto may be presented and surrendered for payment. NWA Corp. will have the right to require a holder of any Convertible Debt Security, in connection with the payment of the principal of, premium, if any, and interest, if any, on such Convertible Debt Security, to certify information to NWA Corp. or, in the absence of such certification, NWA Corp. will be entitled to rely on any legal presumption to enable NWA Corp. to determine its duties and liabilities, if any, to deduct or withhold taxes, assessments or governmental charges from such payment.

    Unless otherwise provided in the applicable Prospectus Supplement, Convertible Debt Securities in registered form will be transferable or exchangeable at the agency of NWA Corp. maintained for such purpose as designated by NWA Corp. from time to time. Convertible Debt Securities may be transferred or exchanged without service charge, other than any tax or governmental charge imposed in connection therewith.

    In the event of any redemption in part, NWA Corp. shall not be required to
(i) issue, register the transfer of or exchange Convertible Debt Securities of any series during a period beginning at the opening of business 15 days before any selection of Convertible Debt Securities of that series to be redeemed and ending at the close of business on (A) if Convertible Debt Securities of the series are issuable only as Registered Securities, the day of mailing of the relevant notice of redemption and (B) if Convertible Debt Securities of the series are issuable as Bearer Securities, the day of the first publication of the relevant notice of redemption or, if Convertible Debt Securities of the series are also issuable as Registered Securities and there is no publication, the mailing of the relevant notice of redemption; (ii) register the transfer of or exchange any Registered Securities, or portion thereof, called for redemption or otherwise surrendered for repayment, except the unredeemed or unrepaid portion of any Registered Security being redeemed or repaid in part; or (iii) exchange any Bearer Security called for redemption, except to exchange such Bearer Security for a Registered Security of that series and like tenor which is immediately surrendered for redemption.

CONVERSION RIGHTS

    The terms on which Convertible Debt Securities of any series are convertible into Class A Common Stock will be set forth in the Prospectus Supplement relating thereto. Such terms shall include provisions as to whether conversion is mandatory, at the option of the holder, or at the option of NWA Corp., and may include provisions in which the number of shares of Class A Common Stock to be received by the holders of Convertible Debt Securities would be calculated according to the market price of Class A Common Stock as of a time stated in the Prospectus Supplement.

SUBORDINATION OF CONVERTIBLE SUBORDINATED DEBT SECURITIES

    The obligation of NWA Corp. to make payment on account of the principal of, and premium, if any, and interest on the Convertible Subordinated Debt Securities will be subordinated and junior in right of payment, as set forth in the Convertible Subordinated Indenture, to the prior payment in full of all Senior Indebtedness. The Convertible Subordinated Debt Securities will rank PARI PASSU with any future Indebtedness of NWA Corp. which by its terms states that it will rank PARI PASSU with the Convertible Subordinated Debt Securities. The Convertible Subordinated Debt Securities will rank senior to all other existing and future subordinated Indebtedness or other subordinated obligations of NWA Corp. Notwithstanding the foregoing, payment from the money or the proceeds of U.S. Government Obligations held in any defeasance trust described under "Defeasance" below is not subordinate to any Senior Indebtedness or subject to the restrictions described herein.

    "Senior Indebtedness" means all Indebtedness of NWA Corp. (other than the Convertible Subordinated Debt Securities) unless such Indebtedness, by its terms or the terms of the instrument creating or evidencing it, is subordinate in right of payment to or PARI PASSU with the Convertible Subordinated Debt Securities; PROVIDED, HOWEVER, that Senior Indebtedness does not include (x) any Indebtedness, guarantee or other obligation of NWA Corp. that is subordinate or junior in any respect to any other Indebtedness of NWA Corp. or (y) any Indebtedness of NWA Corp. to any of its Subsidiaries. "Indebtedness," when used with respect to NWA Corp., means, without duplication, the principal of, and premium, if any, and accrued and unpaid interest (including post-petition interest, whether or not available as a claim in bankruptcy) on,

(i) indebtedness of NWA Corp. for money borrowed, (ii) Indebtedness guarantees by NWA Corp. of indebtedness for money borrowed by any other person, (iii) indebtedness of NWA Corp. evidenced by notes, debentures, bonds or other instruments of indebtedness for payment of which NWA Corp. is responsible or liable, (iv) obligations for the reimbursement of any obligor on any letter of credit, bankers' acceptance or similar credit transaction, (v) obligations of NWA Corp. under Capital Leases and Flight Equipment leases, (vi) obligations under interest rate and currency swaps, caps, collars, options, forward or spot contracts or similar arrangements or with respect to foreign currency hedges or aircraft fuel hedges, (vii) commitment and other bank financing fees under contractual obligations associated with bank debt, (viii) any indebtedness representing the deferred and unpaid purchase price of any property or business, and (ix) all deferrals, renewals, extensions and refundings of any such indebtedness or obligations, PROVIDED, HOWEVER, that Indebtedness shall not include amounts owed to trade creditors in the ordinary course of business, nonrecourse indebtedness secured by real property located outside the United States or operating lease rental payments (other than Flight Equipment lease rental payments) in the ordinary course of business.

    No payment on account of principal of, or premium, if any, or interest on, the Convertible Subordinated Debt Securities or deposit pursuant to the provisions described under "Defeasance" below may be made if (i) any Senior Indebtedness is not paid when due (following the expiration of any applicable grace period) or (ii) any other default on Senior Indebtedness occurs and the maturity of any Senior Indebtedness is accelerated in accordance with its terms unless, in either case, (a) such failure to pay or acceleration relates to such Senior Indebtedness in an aggregate amount equal to or less than $20 million,
(b) the default has been cured or waived or has ceased to exist, (c) such acceleration has been rescinded, or (d) such Senior Indebtedness has been paid in full. A failure to make any payment with respect to the Convertible Subordinated Debt Securities as a result of the foregoing provisions will not limit the right of the Holders of the Convertible Subordinated Debt Securities to accelerate the maturity thereof as a result of such payment default.

    Upon any distribution of the assets of NWA Corp. upon any dissolution, total or partial liquidation or reorganization of or similar proceeding relating to NWA Corp., the holders of Senior Indebtedness will be entitled to receive payment in full before the Holders of the Convertible Subordinated Debt Securities are entitled to receive any payment. By reason of such subordination, in the event of insolvency, creditors of NWA Corp. who are holders of Senior Indebtedness or of other unsubordinated Indebtedness of NWA Corp. may recover more, ratably, than the Holders of the Convertible Subordinated Debt Securities.

GLOBAL CONVERTIBLE DEBT SECURITIES

    The Convertible Debt Securities of a series may be issued in whole or in part in the form of one or more fully registered global securities (a "Registered Global Security") that will be deposited with a depositary (the "Depositary") or with a nominee for the Depositary identified in the applicable Prospectus Supplement. In such case, one or more Registered Global Securities will be issued in a denomination or aggregate denominations equal to the portion of the aggregate principal amount of outstanding Convertible Debt Securities of the series to be represented by such Registered Global Security or Securities. Unless and until it is exchanged in whole or in part for Convertible Debt Securities in definitive certificated form, a Registered Global Security may not be registered for transfer or exchange except as a whole by the Depositary for such Registered Global Security to a nominee of such Depositary or by a nominee of such Depositary to such Depositary or another nominee of such Depositary or by such Depositary or any such nominee to a successor Depositary for such series or a nominee of such successor Depositary and except in the circumstances described in the applicable Prospectus Supplement.

    The specific terms of the depositary arrangement with respect to any portion of a series of Convertible Debt Securities to be represented by a Registered Global Security will be described in the applicable Prospectus Supplement. NWA Corp. expects that the following provisions will apply to depositary arrangements.

    Upon the issuance of any Registered Global Security, and the deposit of such Registered Global Security with or on behalf of the Depositary for such Registered Global Security, the Depositary will credit, on its book-entry registration and transfer system, the respective principal amounts of the Convertible Debt Securities represented by such Registered Global Security to the accounts of institutions ("participants") that have accounts with the Depositary or its nominee. The accounts to be credited will be designated by the underwriters or agents engaging in the distribution of such Convertible Debt Securities or by NWA Corp, if such Convertible Debt Securities are offered and sold directly by NWA Corp. Ownership of beneficial interests in a Registered Global Security will be limited to participants or persons that may hold interests through participants. Ownership of beneficial interests by participants in such Registered Global Security will be shown on, and the transfer of that ownership interest will be effected only through, records maintained by the Depositary for such Registered Global Security or by its nominee. Ownership of beneficial interests in such Registered Global Security by persons that hold through participants will be shown on, and the transfer of that ownership interest within such participant will be effected only through, records maintained by such participant. The laws of some jurisdictions require that certain purchasers of securities take physical delivery of such securities in certified form. The foregoing limitations and such laws may impair the ability to transfer beneficial interests in such Registered Global Securities.

    So long as the Depositary for a Registered Global Security, or its nominee, is the registered owner of such Registered Global Security, such Depositary or such nominee, as the case may be, will be considered the sole owner or holder of the Convertible Debt Securities represented by such Registered Global Security for all purposes under the Indentures. Unless otherwise specified in the applicable Prospectus Supplement and except as specified below, owners of beneficial interests in such Registered Global Security will not be entitled to have Convertible Debt Securities of the series represented by such Registered Global Security registered in their names, will not receive or be entitled to receive physical delivery of Convertible Debt Securities of such series in certificated form and will not be considered the holders thereof for any purposes under the Indentures. Accordingly, each person owing a beneficial interest in such Registered Global Security must rely on the procedures of the Depositary and, if such person is not a participant, on the procedures of the participant through which such person owns its interest, to exercise any rights of a holder under the Indentures. The Depositary may grant proxies and otherwise authorize participants to give or take any request, demand, authorization, direction, notice, consent, waiver or other action which a holder is entitled to give or take under the Indentures. NWA Corp. understands that, under existing industry practices, if NWA Corp. requests any action of holders or an owner of a beneficial interest in such Registered Global Security desires to give any notice or take any action a holder is entitled to give or take under the Indentures, the Depositary would authorize the participants to give such notice or take such action, and participants would authorize beneficial owners owning through such participants to give such notice or take such action or would otherwise act upon the instructions of beneficial owners owning through them.

    Unless otherwise specified in the applicable Prospectus Supplement, payments with respect to principal, premium, if any, and interest, if any, on Convertible Debt Securities represented by a Registered Global Security registered in the name of a Depositary or its nominee will be made to such Depositary or its nominee, as the case may be, as the registered owner of such Registered Global Security.

    NWA Corp. expects that the Depositary for any Convertible Debt Securities represented by a Registered Global Security, upon receipt of any payment of principal, premium or interest, will immediately credit participants' accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of such Registered Global Security as shown on the records of such Depositary. NWA Corp. also expects that payments by participants to owners of beneficial interests in such Registered Global Security held through such participants will be governed by standing instructions and customary practices, as is now the case with the securities held for the accounts of customers registered in "street names," and will be the responsibility of such participants. None of NWA Corp., the Trustee or any agent of NWA Corp. shall have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests of a Registered Global Security, or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

    Unless otherwise specified in the applicable Prospectus Supplement, if the Depositary for any Convertible Debt Securities represented by a Registered Global Security is at any time unwilling or unable to continue as Depositary and a successor Depositary is not appointed by NWA Corp. within 90 days, NWA Corp. will issue such Convertible Debt Securities in definitive certificated form in exchange for such Registered Global Security. In addition, NWA Corp. may at any time and in its sole discretion determine not to have any of the Convertible Debt Securities of a series represented by one or more Registered Global Securities and, in such event, will issue Convertible Debt Securities of such series in definitive certificated form in exchange for all of the Registered Global Securities representing such Convertible Debt Securities. Further, if NWA Corp. so specifies with respect to the Convertible Debt Securities of a series, an owner of a beneficial interest in a Registered Global Security representing Convertible Debt Securities of such series may, on terms acceptable to NWA Corp. and the Depositary for such Registered Global Security, receive Convertible Debt Securities of such series in definitive form registered in the name of such beneficial owner or its designee.

CONSOLIDATION, MERGER OR SALE

    The Indentures provide that NWA Corp. may merge or consolidate with or into any other corporation or sell, convey, transfer, lease or otherwise dispose of all or substantially all of its assets to any Person, if (i) (a) in the case of a merger or consolidation, NWA Corp. is the surviving corporation or (b) in the case of a merger or consolidation where NWA Corp. is not the surviving corporation and in the case of such a sale, conveyance, transfer or other disposition, the resulting, successor or acquiring Person is a corporation organized and existing under the laws of the United States of America or a State thereof or the District of Columbia and such corporation expressly assumes by supplemental indenture all the obligations of NWA Corp. under the Convertible Debt Securities and any coupons appertaining thereto and under the Indentures,
(ii) immediately after giving effect to such merger or consolidation, or such sale, conveyance, transfer, lease or other disposition (including, without limitation, any Indebtedness directly or indirectly incurred or anticipated to be incurred in connection with or in respect of such transaction), no Default or Event of Default shall have occurred and be continuing and (iii) certain other conditions are met. In the event a successor corporation assumes the obligations of NWA Corp., such successor corporation shall succeed to and be substituted for NWA Corp. under the Indentures and under the Convertible Debt Securities and any coupons appertaining thereto and all obligations of NWA Corp. shall terminate. In the event of any such permitted consolidation, merger, sale, conveyance, disposition or other change of control transaction (including a highly leveraged transaction), the holders of the Convertible Debt Securities will not have the right to require redemption thereof or similar rights unless otherwise provided in the applicable Prospectus Supplement.

EVENTS OF DEFAULT, NOTICE AND CERTAIN RIGHTS ON DEFAULT

    Events of Default with respect to Convertible Debt Securities of any series issued thereunder are defined in the Indentures as being: default for thirty days in payment of any interest on any Convertible Debt Security of that series or any coupon appertaining thereto or any additional amount payable with respect to Convertible Debt Securities of such series as specified in the applicable Prospectus Supplement when due; default in payment of principal, premium, if any, or on redemption or otherwise, or in the making of a mandatory sinking fund payment of any Convertible Debt Securities of that series when due; default for sixty days after notice to NWA Corp. by the Trustee for such series, or by the holders of 25% in aggregate principal amount of the Convertible Debt Securities of such series then outstanding, in the performance of any other agreement applicable to the Convertible Debt Securities of that series, in the Indentures or in any supplemental indenture or board resolution referred to therein under which the

Convertible Debt Securities of that series may have been issued; and certain events of bankruptcy, insolvency or reorganization of NWA Corp. or Northwest. Any other Events of Default applicable to a specified series of Convertible Debt Securities will be described in the applicable Prospectus Supplement. An Event of Default with respect to a particular series of Convertible Debt Securities will not necessarily be an Event of Default with respect to any other series of Convertible Debt Securities.

    The Indentures provide that, if an Event of Default specified therein occurs with respect to the Convertible Debt Securities of any series issued thereunder and is continuing, the Trustee for such series or the holders of 25% in aggregate principal amount of all of the outstanding Convertible Debt Securities of that series, by written notice to NWA Corp. (and to the Trustee for such series, if notice is given by such holders of Convertible Debt Securities), may declare the principal (or, if the Convertible Debt Securities of that series are original issue discount Convertible Debt Securities or indexed Convertible Debt Securities, such portion of the principal amount specified in the applicable Prospectus Supplement) of all the Convertible Debt Securities of that series to be due and payable.

    The Indentures provide that the Trustee for any series of Convertible Debt Securities shall, within ninety days after the occurrence of a Default known to it with respect to Convertible Debt Securities of that series, give to the holders of the Convertible Debt Securities of that series notice of all such uncured Defaults; PROVIDED, that such notice shall not be given until 60 days after the occurrence of a Default with respect to Convertible Debt Securities of that series involving a failure to perform a covenant other than the obligation to pay principal, premium, if any, or interest or make a mandatory sinking fund payment; and PROVIDED FURTHER, that, except in the case of default in payment on the Convertible Debt Securities of that series, the Trustee may withhold the notice if and so long as a committee of its Responsible Officers (as defined therein) in good faith determines that withholding such notice is in the interest of the holders of the Convertible Debt Securities of that series. "Default" means any event which is, or, after notice or passage of time or both, would be, an Event of Default.

    The Indentures provide that the Trustee will be under no obligation to exercise any of its rights or powers under such Indenture at the request or direction of any of the Holders, unless such Holders shall have offered to the Trustee reasonable indemnity. Subject to such provisions for indemnification of the Trustee, the Indentures provide that the holders of not less than a majority in aggregate principal amount of the Convertible Debt Securities of each series affected (with each such series voting as a class) may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee for such series, or exercising any trust or power conferred on such Trustee.

    The Indentures include a covenant that NWA Corp. will file annually with the Trustee a certificate as to NWA Corp.'s compliance with all conditions and covenants of the applicable Indenture.

    The holders of not less than a majority in aggregate principal amount of any series of Convertible Debt Securities by notice to the Trustee for such series may waive, on behalf of the holders of all Convertible Debt Securities of such series, any past Default or Event of Default with respect to that series and its consequences, and may rescind and annul a declaration of acceleration with respect to that series (unless a judgment or decree based on such acceleration has been obtained and entered), except a Default or Event of Default in the payment of the principal of, premium, if any, or interest, if any, on any Convertible Debt Security (and any acceleration resulting therefrom) and certain other defaults.

MODIFICATION OF THE INDENTURES

    The Indentures contain provisions permitting NWA Corp. and the Trustee to enter into one or more supplemental indentures without the consent of the holders of any of the Convertible Debt Securities in order (i) to evidence the succession of another corporation to NWA Corp. and the assumption of the covenants of NWA Corp. by a successor; (ii) to add to the covenants of NWA Corp or surrender any right or power of NWA Corp; (iii) to add additional Events of Default with respect to any series; (iv) to add or change any provisions to such extent as necessary to permit or facilitate the issuance of Convertible Debt

Securities in bearer form or in global form; (v) under certain circumstances to add to, change or eliminate any provision affecting Convertible Debt Securities not yet issued; (vi) to secure the Convertible Debt Securities; (vii) to establish the form or terms of Convertible Debt Securities; (viii) to evidence and provide for successor Trustees; (ix) if allowed without penalty under applicable laws and regulations, to permit payment in respect of Convertible Debt Securities in bearer form in the United States; (x) to correct or supplement any inconsistent provisions or to make any other provisions with respect to matters or questions arising under the Indentures, PROVIDED that such action does not adversely affect the interests of any holder of Convertible Debt Securities of any series issued under such Indentures in any material respect; or (xi) to cure any ambiguity or correct any mistake.

    The Indentures also contain provisions permitting NWA Corp. and the Trustee, with the consent of the holders of a majority in aggregate principal amount of the outstanding Convertible Debt Securities of each series affected by such supplemental indenture, to execute supplemental indentures adding any provisions to or changing or eliminating any of the provisions of the Indentures or any supplemental indenture or modifying the rights of the holders of Convertible Debt Securities of such series, except that no such supplemental indenture may, without the consent of the holder of each Convertible Debt Security so affected,
(i) change the time for payment of principal or interest on any Convertible Debt Security; (ii) reduce the principal of, or any installment of principal of, or interest on any Convertible Debt Security; (iii) reduce the amount of premium, if any, payable upon the redemption of any Convertible Debt Security; (iv) reduce the amount of principal payable upon acceleration of the maturity of an Original Issue Discount Convertible Debt Security; (v) change the coin or currency in which any Convertible Debt Security or any premium or interest thereon is payable; (vi) impair the right to institute suit for the enforcement of any payment on or with respect to any Convertible Debt Security; (vii) reduce the percentage in principal amount of the outstanding Convertible Debt Securities of any series the consent of whose holders is required for modification or amendment of the Indentures or for waiver of compliance with certain provisions of the Indentures or for waiver of certain defaults; (viii) change the obligation of NWA Corp. to maintain an office or agency in the places and for the purposes specified in the Indentures; or (ix) modify any of the foregoing provisions.

DEFEASANCE

    If indicated in the applicable Prospectus Supplement, NWA Corp. may elect either (i) to defease and be discharged from any and all obligations with respect to the Convertible Debt Securities of or within any series (except as described below) ("defeasance") or (ii) to be released from its obligations with respect to certain covenants applicable to the Convertible Debt Securities of or within any series ("covenant defeasance"), upon the deposit with the Trustee for such series (or other qualifying trustee), in trust for such purpose, of money and/or Government Obligations which through the payment of principal and interest in accordance with their terms will provide money in the amount sufficient to pay the principal of, premium, if any, and interest on such Convertible Debt Securities to Maturity or redemption, as the case may be, and any mandatory sinking fund or analogous payments thereon. Upon the occurrence of a defeasance, NWA Corp. will be deemed to have paid and discharged the entire indebtedness represented by such Convertible Debt Securities and any coupons appertaining thereto and to have satisfied all of its other obligations under such Convertible Debt Securities and any coupons appertaining thereto (except for (i) the rights of holders of such Convertible Debt Securities to receive, solely from the trust funds deposited to defease such Convertible Debt Securities, payments in respect of the principal of, premium, if any, and interest, if any, on such Convertible Debt Securities or any coupons appertaining thereto when such payments are due and (ii) certain other obligations as provided in the Indentures). Upon the occurrence of a covenant defeasance, NWA Corp. will be released only from its obligations to comply with certain covenants contained in the Indentures relating to such Convertible Debt Securities, will continue to be obligated in all other respects under such Convertible Debt Securities and will continue to be contingently liable with respect to the payment of principal, interest, if any, and premium, if any, with respect to such Convertible Debt Securities.

    Unless otherwise specified in the applicable Prospectus Supplement and except as described below, the conditions to both defeasance and covenant defeasance are as follows: (i) such defeasance or covenant defeasance must not result in a breach or violation of, or constitute a Default or Event of Default under, the Indentures, or result in a breach or violation of, or constitute a default under, any other material agreement or instrument of NWA Corp.; (ii) certain bankruptcy related Defaults or Events of Default with respect to NWA Corp. must not have occurred and be continuing during the period commencing on the date of the deposit of the trust funds to defease such Convertible Debt Securities and ending on the 91st day after such date; (iii) NWA Corp. must deliver to the Trustee an Opinion of Counsel to the effect that the holders of such Convertible Debt Securities will not recognize income, gain or loss for Federal income tax purposes as a result of such defeasance or covenant defeasance and will be subject to Federal income tax on the same amounts and in the same manner and at all the same times as would have been the case if such defeasance or covenant defeasance had not occurred (such Opinion of Counsel, in the case of defeasance, must refer to and be based upon a ruling of the Internal Revenue Service or a change in applicable Federal income tax law occurring after the date of the Indentures); (iv) NWA Corp. must deliver to the Trustee an Officers' Certificate and an Opinion of Counsel with respect to compliance with the conditions precedent to such defeasance or covenant defeasance and with respect to certain registration requirements under the Investment Company Act of 1940, as amended; and (v) any additional conditions to such defeasance or covenant defeasance which may be imposed on NWA Corp. pursuant to the Indentures. The Indentures require that a nationally recognized firm of independent public accountants deliver to the Trustee a written certification as to the sufficiency of the trust funds deposited for the defeasance or covenant defeasance of such Convertible Debt Securities. The Indentures do not provide the holders of such Convertible Debt Securities with recourse against such firm. If indicated in the applicable Prospectus Supplement, in addition to obligations of the United States or an agency or instrumentality thereof, Government Obligations may include obligations of the government or an agency or instrumentality of the government issuing the currency in which Convertible Debt Securities of such series are payable. In the event that Government Obligations deposited with the Trustee for the defeasance of such Convertible Debt Securities decrease in value or default subsequent to their being deposited, NWA Corp. will have no further obligation, and the holders of such Convertible Debt Securities will have no additional recourse against NWA Corp., as a result of such decrease in value or default. As described above, in the event of a covenant defeasance, NWA Corp. remains contingently liable with respect to the payment of principal, interest, if any, and premium, if any, with respect to the Convertible Debt Securities.

    NWA Corp. may exercise its defeasance option with respect to such Convertible Debt Securities notwithstanding its prior exercise of its covenant defeasance option. If NWA Corp. exercises its defeasance option, payment of such Convertible Debt Securities may not be accelerated because of a Default or an Event of Default. If NWA Corp. exercises its covenant defeasance option, payment of such Convertible Debt Securities may not be accelerated by reason of a Default or an Event of Default with respect to the covenants to which such covenant defeasance is applicable. However, if such acceleration were to occur, the realizable value at the acceleration date of the money and Government Obligations in the defeasance trust could be less than the principal and interest then due on such Convertible Debt Securities, in that the required deposit in the defeasance trust is based upon scheduled cash flow rather than market value, which will vary depending upon interest rates and other factors.

    The applicable Prospectus Supplement may further describe the provisions, if any, applicable to defeasance or covenant defeasance with respect to the Convertible Debt Securities of a particular series.

THE TRUSTEE

    State Street Bank & Trust Company, successor to The First National Bank of Boston, is the Trustee under the Indentures. NWA Corp. and Northwest also maintain banking and other commercial relationships with State Street Bank & Trust Company, successor to The First National Bank of Boston, and its affiliates in the ordinary course of business and State Street Bank & Trust Company, successor to The First National Bank of Boston, acts as Trustee under several other indentures for NWA Corp. and Northwest.

                            DESCRIPTION OF WARRANTS

    NWA Corp. may issue Warrants for the purchase of Class A Common Stock. Warrants may be issued together with or separately from any Class A Common Stock, Preferred Stock or debt securities of Northwest and, if issued together with any of such securities, may be attached to or separate from such securities. The Warrants are to be issued under one or more separate Warrant Agreements (a "Warrant Agreement") to be entered into between NWA Corp. and Norwest Bank Minnesota, N.A., as Warrant Agent, all as set forth in the Prospectus Supplement relating to the particular issue of Warrants. The Warrant Agent will act solely as an agent of NWA Corp. in connection with the Warrants and will not assume any obligation or relationship of agency or trust for or with any holders of Warrants or beneficial owners of Warrants. The statements herein relating to the Warrants and the Warrant Agreements are summaries and reference is made to the detailed provisions of the Warrant Agreements. A form of Warrant Agreement has been filed as an exhibit to the Registration Statement.

GENERAL

    If Warrants are offered, reference is made to the applicable Prospectus Supplement for a description of the specific terms of the Warrants being offered thereby, including (i) the specific designation and aggregate number of such Warrants, (ii) the offering price and the currency or composite currencies for which Warrants may be purchased, (iii) the designation and aggregate number of shares of Class A Common Stock purchasable upon exercise of the Warrants, (iv) if applicable, the designation and terms of the securities with which the Warrants are issued and the number of Warrants issued with the minimum denomination or number of shares of each such security, (v) if applicable, the date on and after which the Warrants and the related securities will be separately transferable, (vi) the number of shares of Class A Common Stock purchasable upon exercise of one Warrant and the price or the manner of determining the price and currency or composite currencies or other consideration for which such Class A Common Stock may be purchased upon such exercise, (vii) the date on which the right to exercise the Warrants shall commence and the date on which such right shall expire (the "Expiration Date"),
(viii) the terms of any mandatory or optional redemption by NWA Corp., (ix) certain Federal income tax consequences, (x) whether the certificates for Warrants will be issued in registered or unregistered form, and (xi) any other special terms pertaining to such Warrants. Unless otherwise specified in the applicable Prospectus Supplement, the Warrants will not be listed on any securities exchange.

    Warrant certificates may be exchanged for new Warrant certificates of different denominations, may (if in registered form) be presented for registration of transfer and exchange and may be exercised at an office or agency of the Warrant Agent maintained for that purpose (the "Warrant Agent Office"). No service charge will be made for any transfer or exchange of Warrant certificates, but NWA Corp. may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith. Prior to the exercise of their Warrants, holders of Warrants will not have any of the rights of holders of the Class A Common Stock purchasable upon such exercise.

    The Warrant Agent will act solely as an agent of Northwest in connection with the Warrants and will not assume any obligation or relationship of agency or trust for or with any holders of Warrants or beneficial owners of Warrants.

EXERCISE OF WARRANTS

    Each Warrant will entitle the holder to purchase such number of shares of Class A Common Stock at such exercise price, for such consideration and during such period or periods as shall in each case be set forth in, or calculable from, the Prospectus Supplement relating to the Warrants. Warrants may be exercised at any time during such period up to 5:00 P.M. New York City time on the Expiration Date set forth in the Prospectus Supplement relating to such Warrants. After the close of business on the Expiration

Date (or such later date to which such Expiration Date may be extended by NWA Corp.), unexercised Warrants will become void.

    Warrants may be exercised by delivery to the Warrant Agent of payment as provided in the applicable Prospectus Supplement of the amount required to purchase the Class A Common Stock purchasable upon such exercise together with certain information set forth on the reverse side of the Warrant certificate. Unless otherwise provided in the applicable Prospectus Supplement, upon receipt of such payment and the Warrant certificate properly completed and duly executed at the Warrant Agent Office or any other office or agency indicated in the applicable Prospectus Supplement, NWA Corp. will, as soon as practicable, issue and deliver the Class A Common Stock purchasable upon such exercise. If fewer than all of the Warrants represented by such Warrant certificate are exercised, a new Warrant certificate will be issued for the amount of unexercised Warrants.

MODIFICATION OF WARRANT AGREEMENTS

    The Warrant Agreements contain a provision permitting NWA Corp. and the Warrant Agent, without the consent of any Warrantholder, to supplement or amend the Warrant Agreement in order to cure any ambiguity, and to correct or supplement any provision contained therein which may be defective or inconsistent with any other provisions or to make other provisions in regard to matters or questions arising thereunder which NWA Corp. and the Warrant Agent may deem necessary or desirable and which do not adversely affect the interests of the Warrantholders.

THE WARRANT AGENT

    Norwest Bank Minnesota, N.A., will act as the Warrant Agent under the Warrant Agreement. Northwest and NWA Corp. also maintain banking and other commercial relationships with Norwest Bank Minnesota, N.A., and its affiliates in the ordinary course of business.

                          DESCRIPTION OF CAPITAL STOCK

    The following descriptions and the descriptions contained in "Description of Preferred Stock," "Description of Common Stock" and "Description of Series A, Series B, Series C and Series D Preferred Stock and Rights" are summaries, and reference is made to the provisions of NWA Corp.'s Restated Certificate of Incorporation and bylaws and the agreements referred to in such descriptions, copies of which have been filed as exhibits to the Registration Statement of which this Prospectus is a part.

    The authorized capital stock of NWA Corp. consists of 360,020,000 shares, of which 250,000,000 shares have been designated as Class A Common Stock, 65,000,000 shares have been designated as Class B Common Stock, and 45,020,000 shares have been designated as Preferred Stock. Of such authorized shares of Preferred Stock, 10,000 shares have been designated Series A Preferred Stock, $.01 par value per share (the "Series A Preferred Stock"), 10,000 shares have been designated Series B Preferred Stock, $.01 par value per share (the "Series B Preferred Stock"), 25,000,000 shares have been designated Series C Preferred Stock, $.01 par value per share (the "Series C Preferred Stock"), 3,000,000 shares have been designated Series D Junior Participating Preferred Stock, $.01 par value per share (the "Series D Preferred Stock"), and 17,000,000 shares are undesignated.

    The Preferred Stock has preference over the Common Stock with respect to the payment of dividends and the distribution of assets in the event of a liquidation or dissolution of the Company. In addition, the Board of Directors of NWA Corp. has the authority to issue additional Preferred Stock in one or more series and to fix the voting and other powers, designations, dividends, preferences and relative, participating, optional, conversion, exchange, redemption and other special rights and qualifications, limitations or restrictions thereon of any such series of Preferred Stock.

                         DESCRIPTION OF PREFERRED STOCK

    The following description of the terms of the Preferred Stock offered hereby sets forth certain general terms and provisions of the Preferred Stock to which any Prospectus Supplement may relate. Certain terms of any series of the Preferred Stock offered by any Prospectus Supplement will be described in the Prospectus Supplement relating to such series of the Preferred Stock. If so indicated in the applicable Prospectus Supplement, the terms of any such series may differ from the terms set forth below. The descriptions of certain provisions of the Preferred Stock set forth below and in any Prospectus Supplement are summaries and reference is made to NWA Corp.'s Restated Certificate of Incorporation and the Certificate of Designation relating to each series of the Preferred Stock which will be filed with the Commission in connection with the offering of such series of the Preferred Stock.

GENERAL

    Under NWA Corp.'s Restated Certificate of Incorporation, the Board of Directors of NWA Corp. is authorized without further stockholder action to provide for the issuance of up to 45,020,000 shares of Preferred Stock, par value $.01 per share, in one or more series, with such voting and other powers, designations, dividends, preferences and relative, participating, optional, conversion, exchange, redemption and other special rights and qualifications, limitations or restrictions therein, as shall be set forth in resolutions providing for the issue thereof adopted by the Board of Directors. NWA Corp. may amend from time to time its Restated Certificate of Incorporation to increase the number of authorized shares of Preferred Stock or alter or change the powers, preferences, privileges or rights of a series of Preferred Stock so as to affect its holders adversely. Any such amendment would require the approval of the holders of a majority of the outstanding shares of Common Stock, and the approval of 66 2/3% of the outstanding shares of each affected series (or, in the case of the Series C or Series D Preferred Stock, a majority of the outstanding shares of Series C Preferred or Series D Stock, as applicable), in the case of any adverse change in powers, preferences, privileges or rights. As of July 31, 1996, 1,308.8 shares of Series A Preferred Stock, 2,163.2 shares of Series B Preferred Stock, 6,442,360 shares of Series C Preferred Stock and no shares of Series D Preferred Stock were outstanding.

    The Preferred Stock shall have the dividend, liquidation, redemption and voting rights set forth below unless otherwise provided in the Prospectus Supplement relating to a particular series of the Preferred Stock. Reference is made to the Prospectus Supplement relating to the particular series of the Preferred Stock offered thereby for specific terms, including: (i) the title and stated value per share of such Preferred Stock and the number of shares offered;
(ii) the price at which such Preferred Stock will be issued; (iii) the dividend rate (or method of calculation), if any, the dates on which dividends shall be payable, whether such dividends shall be cumulative or noncumulative and, if cumulative, the dates from which dividends shall commence to cumulate; (iv) any redemption or sinking fund provisions of such Preferred Stock; and (v) any additional dividend, liquidation, redemption, sinking fund and other rights, preferences, privileges, limitations and restrictions of such Preferred Stock.

    The Preferred Stock will, when issued, be fully paid and nonassessable. Unless otherwise specified in the Prospectus Supplement relating to a particular series of the Preferred Stock, each series of the Preferred Stock offered hereby will rank junior to the Series A and Series B Preferred Stock, will rank prior to the Series C and Series D Preferred Stock and will rank on a parity in all respects with each other series of the Preferred Stock. See "Description of Series A, Series B, Series C and Series D Preferred Stock and Rights."

DIVIDEND RIGHTS

    Holders of the Preferred Stock of each series offered hereby will be entitled to receive, when, as and if declared by the Board of Directors of NWA Corp., out of assets of NWA Corp. legally available therefor, cash dividends at such rates and on such dates, if any, as are set forth in the Prospectus Supplement relating to such series of the Preferred Stock. Such rate may be fixed or variable or both. Each such dividend will be payable to the holders of record as they appear on the stock books of NWA Corp. on such record dates as will be fixed by the Board of Directors of NWA Corp. or a duly authorized committee thereof. Dividends on any series of the Preferred Stock may be cumulative or noncumulative, as provided in the Prospectus Supplement relating thereto. If the Board of Directors of NWA Corp. fails to declare a dividend payable on a dividend payment date on any series of the Preferred Stock for which dividends are noncumulative, then the rights to receive a dividend in respect of the dividend period ending on such dividend payment date will be lost, and NWA Corp. shall have no obligation to pay the dividend accrued for that period, whether or not dividends are declared for any future period.

    No full dividends will be declared or paid or set apart for payment on the Preferred Stock of any series ranking, as to dividends, on a parity with or junior to any other series of Preferred Stock for any period unless full dividends have been or contemporaneously are declared and paid, or declared and a sum sufficient for the payment thereof set apart for such payment, on such other series of Preferred Stock for the then-current dividend payment period and, if such other Preferred Stock is cumulative, all other dividend payment periods terminating on or before the date of payment of such full dividends. When dividends are not paid in full upon any series of the Preferred Stock and any other Preferred Stock ranking on a parity as to dividends with such series of the Preferred Stock, all dividends declared upon such series of the Preferred Stock and any other Preferred Stock ranking on a parity as to dividends will be declared pro rata so that the amount of dividends declared per share on such series of the Preferred Stock and such other Preferred Stock will in all cases bear to each other the same ratio that accrued dividends per share on such series of the Preferred Stock and such other Preferred Stock bear to each other. Except as provided in the preceding sentence, unless full dividends, including, in the case of cumulative Preferred Stock, accumulations, if any, in respect of prior dividend payment periods, on all outstanding shares of any series of the Preferred Stock have been paid, no dividends (other than in shares of Common Stock or another stock ranking junior to such series of the Preferred Stock as to dividends and upon liquidation) will be declared or paid or set aside for payment or other distributions made upon the Common Stock or any other stock of NWA Corp. ranking junior to or on a parity with such series of the Preferred Stock as to dividends or upon liquidation, nor will any Common Stock or any other stock of NWA Corp. ranking junior to or on a parity with such series of the Preferred Stock as to dividends or upon liquidation be redeemed, purchased or otherwise acquired for any consideration (or any moneys be paid to or made available for a sinking fund for the redemption of any shares of any such stock) by NWA Corp., PROVIDED that NWA Corp. may at any time redeem, purchase or otherwise acquire any such shares with shares of any stock ranking junior (either as to dividends or upon liquidation) to such series of the Preferred Stock. No interest, or sum of money in lieu of interest, shall be payable in respect of any dividend payment or payments which may be in arrears.

    The amount of dividends payable for each dividend period will be computed by annualizing the applicable dividend rate and dividing by the number of dividend periods in a year, except that the amount of dividends payable for the initial dividend period or any period shorter than a full dividend period shall be computed on the basis of a 30-day month, a 360-day year and the actual number of days elapsed in the period.

    Each series of the Preferred Stock will be entitled to dividends as described in the Prospectus Supplement relating to such series, which may be based upon one or more methods of determination. Different series of the Preferred Stock may be entitled to dividends at different rates or based upon different methods of determination.

RIGHTS UPON LIQUIDATION

    In the event of any voluntary or involuntary liquidation, dissolution or winding up of NWA Corp., the holders of each series of the Preferred Stock offered hereby will be entitled to receive out of assets of NWA Corp. available for distribution to stockholders, before any distribution of assets is made to holders of Common Stock or any other class of stock ranking junior to such series of the Preferred Stock upon liquidation, liquidating distributions in the amount set forth in the Prospectus Supplement relating to such series of the Preferred Stock plus an amount equal to accrued and unpaid dividends for the then-current dividend period and, if such series of the Preferred Stock is cumulative, for all dividend periods prior thereto. If, upon any voluntary or involuntary liquidation, dissolution or winding up of NWA Corp., the amounts payable with respect to the Preferred Stock of any series and any other shares of stock of NWA Corp. ranking as to any such distribution on a parity with such series of the Preferred Stock are not paid in full, the holders of the Preferred Stock of such series and of such other shares will share ratably in any such distribution of assets of NWA Corp. in proportion to the full respective preferential amounts to which they are entitled. After payment of the full amount of the liquidating distribution to which they are entitled, the holders of such series of the Preferred Stock will have no right or claim to any of the remaining assets of NWA Corp. Neither the sale of all or substantially all of the property or business of NWA Corp. nor the merger or consolidation of NWA Corp. into or with any other corporation shall be deemed to be a dissolution, liquidation or winding up, voluntarily or involuntarily, of NWA Corp.

REDEMPTION

    A series of the Preferred Stock may be redeemable, in whole or in part, at the option of NWA Corp., and may be subject to mandatory redemption pursuant to a sinking fund, in each case upon terms, at the times and at the redemption prices set forth in the Prospectus Supplement relating to such series.

    The Prospectus Supplement relating to a series of the Preferred Stock which is subject to mandatory redemption shall specify the number of shares of such series of the Preferred Stock which shall be redeemed by NWA Corp. in each year commencing after a date to be specified, at a redemption price per share to be specified, together with an amount equal to any accrued and unpaid dividends thereon to the date of redemption. The redemption price may be payable in cash, in capital stock or in cash received from the net proceeds of the issuance of capital stock of NWA Corp., as specified in the Prospectus Supplement relating to such series of the Preferred Stock.

    If fewer than all the outstanding shares of the Preferred Stock are to be redeemed, whether by mandatory or optional redemption, the selection of the shares to be redeemed shall be determined by lot or pro rata as may be determined by the Board of Directors of NWA Corp. (or a duly authorized committee thereof) or by any other method which may be determined by the Board of Directors (or such committee) to be equitable. From and after the redemption date (unless default shall be made by NWA Corp. in providing for the payment of the redemption price), dividends shall cease to accrue on the shares of the Preferred Stock called for redemption and all rights of the holders thereof (except the right to receive the redemption price) shall cease.

    Notice of redemption shall be given by mailing the same to each record holder of the shares to be redeemed, not less than 40 nor more than 70 days prior to the date fixed for redemption thereof, to the respective addresses of such holders as the same shall appear on NWA Corp.'s stock books. Each such notice shall state: (i) the redemption date; (ii) the number of shares and series of the Preferred Stock to be redeemed; (iii) the redemption price and the manner in which such redemption price is to be paid and delivered; (iv) the place or places where certificates for such shares of the Preferred Stock are to be surrendered for payment of the redemption price; and (v) that dividends on the shares to be redeemed will cease to accrue on such redemption date. If fewer than all shares of any series of the Preferred Stock held by any holder are to be redeemed, the notice mailed to such holder shall also specify the number of shares to be redeemed from such holder.

    In the event that full dividends, including accumulations in the case of cumulative Preferred Stock, on any series of the Preferred Stock have not been paid, such series of the Preferred Stock may not be redeemed in part and NWA Corp. may not purchase or acquire any shares of such series of the Preferred

Stock otherwise than pursuant to a purchase or exchange offer made on the same terms to all holders of such series of the Preferred Stock.

VOTING RIGHTS

    Except as indicated below or in the Prospectus Supplement relating to a particular series of the Preferred Stock, or except as expressly required by applicable law, the holders of the Preferred Stock will not be entitled to vote. Except as indicated in the Prospectus Supplement relating to a particular series of the Preferred Stock, when and if any such series is entitled to vote, each share in such series will be entitled to one vote.

    The affirmative vote or consent of the holders of 66 2/3% of the outstanding shares of any series of the Preferred Stock offered hereby, voting separately as a class with all other affected series of Preferred Stock of NWA Corp. ranking on a parity with such series of the Preferred Stock as to dividends or upon liquidation, dissolution or winding up ("Parity Stock"), will be required for any amendment of NWA Corp.'s Restated Certificate of Incorporation (or any certificate amendatory thereof or supplemental thereto relating to any series of the Preferred Stock) which alters or changes the powers, preferences, privileges or rights of such series of the Preferred Stock so as to materially adversely affect the holders thereof. The affirmative vote or consent of the holders of shares representing 66 2/3% of the outstanding shares of any series of the Preferred Stock offered hereby and any other series of Parity Stock, voting as a single class without regard to series, will be required to authorize the creation or issuance of, or reclassify any authorized stock of NWA Corp. into, or issue or authorize any obligation or security convertible into or evidencing a right to purchase, any additional class or series of stock ranking prior to such series of the Preferred Stock as to dividends or upon liquidation, dissolution or winding up.

CONVERSION AND EXCHANGE

    The terms, if any, on which shares of any series of the Preferred Stock are convertible into Class A Common Stock or exchangeable for Convertible Debt Securities will be set forth in the Prospectus Supplement relating thereto. Such terms may include provisions for conversion, either mandatory, at the option of the holder, or at the option of NWA Corp., in which the number of shares of Class A Common Stock to be received by the holders of the Preferred Stock would be calculated according to the market price of Class A Common Stock as of a time stated in the applicable Prospectus Supplement.

                          DESCRIPTION OF COMMON STOCK

CLASS A COMMON STOCK

    As of July 31, 1996 there were 107,985,643 shares of Class A Common Stock outstanding, which includes all of the shares of Class A Common Stock issued or to be issued to the Employee Trusts pursuant to the Equity Letter Agreements. Each share of Class A Common Stock is entitled to one vote at all meetings of stockholders of the Company for the election of directors (other than directors elected by holders of Preferred Stock) and all matters submitted to stockholder vote, except as otherwise specified in the following sentence and below under "Foreign Ownership of Shares." As a result of the exercise of the Special Conversion Option by certain employee groups (as described below under "Description of Series A, Series B, Series C and Series D Preferred Stock and Rights--Series C Preferred Stock-- Conversion Rights"), a subseries of Class A Common Stock was created (the "Special Voting Class A Common") and (A) prior to October 29, 1996, each share of such subseries is entitled to the number of votes per share equal to (1) the total number of shares of Special Voting Class A Common held or to be received by a Qualified Holder (as defined below under "Description of Series A, Series B, Series C and Series D Preferred Stock and Rights--Series C Preferred Stock") pursuant to the exercise of the Special Conversion Option of the Series C Preferred Stock, divided by (2) the total number of shares of Special Voting Class A Common then held by such Qualified Holder, and (B) on and after October 29, 1996, all such outstanding shares of Special Voting Class A Common will, without the action of any holder thereof, be converted into an equal number of shares of Class A Common Stock. On February 9, 1994, certain employee groups that would have otherwise been entitled to receive 9,309,293 shares of Series C Preferred Stock exercised the Special Conversion Option, and consequently the Employee Trusts for such employee groups will receive 16,900,343 shares of Special Voting Class A Common Stock in lieu of Series C Preferred Stock.

    Holders of the Class A Common Stock and Class B Common Stock participate equally as to any dividends or other distributions, except that dividends payable in shares of Common Stock (or securities to acquire Common Stock) are paid in Common Stock (or securities to acquire Common Stock) of the same class as that held by the recipient of the dividend. The payment of dividends is subject to many restrictions. See "Dividend Policy." Upon any liquidation, dissolution or winding up of the Company, holders of the Class A Common Stock are entitled to share equally and ratably with the holders of Class B Common Stock in the assets of the Company, if any, remaining after the payment of all debts and liabilities of the Company and the liquidation preference of any outstanding Preferred Stock. Other than certain rights held by KLM to subscribe for shares to maintain its voting interest in the Company (see "Corporate Governance and Control--Stockholders' Agreements"), holders of Class A Common Stock have no preemptive, subscription or redemption rights and are not subject to further calls or assessments. Holders of Class A Common Stock have no right to cumulate their votes in the election of directors.

    The Class A Common Stock is convertible into the Class B Common Stock on a share-for-share basis. However, Class A Common Stock may not be converted if immediately after such conversion Northwest would be deemed not to be a United States Citizen under the Federal Aviation Act of 1958 (the "Federal Aviation Act"). In particular and without any limitation of the foregoing, no holder of Class A Common Stock may convert any share of that class to the extent that as a result of such conversion, the voting interest in the Company owned or controlled by non-U.S. citizens in the aggregate would exceed 25% of the voting interest in the Company or such other percentage that would exceed federal ownership restrictions.

    If the voting interest in the Company owned or controlled by non-U.S. citizens exceeds the 25% voting interest limit or results in Northwest no longer being deemed a United States Citizen by the U.S. Department of Transportation (the "DOT"), the Company is required by its Restated Certificate of Incorporation to cause Class A Common Stock held by non-U.S. citizens to be converted into nonvoting Class B Common Stock to the extent necessary to reduce the voting interest in the Company owned or controlled by non-U.S. citizens to the highest amount that (i) does not exceed the 25% voting interest limit and
(ii) would reinstate Northwest as a United States Citizen.

    The Class A Common Stock is quoted on the Nasdaq National Market. The transfer agent and registrar for the Class A Common Stock is Norwest Bank Minnesota, N.A.

CLASS B COMMON STOCK

    As of July 31, 1996, there were 3,931,286 shares of Class B Common Stock outstanding, which includes all of the shares of Class B Common Stock issued or to be issued to the Employee Trusts pursuant to the Equity Letter Agreements. Except as otherwise required by law, the holders of Class B Common Stock have no right to vote on any matters to be voted on by the Company's stockholders. Holders of the Class A Common Stock and Class B Common Stock participate equally as to any dividends or other distributions, except that dividends payable in shares of Common Stock (or securities to acquire Common Stock) are paid in Common Stock (or securities to acquire Common Stock) of the same class as that held by the recipient of the dividend. Upon any liquidation, dissolution or winding up of the Company, holders of Class B Common Stock are entitled to share equally and ratably with the holders of the Class A Common Stock in the assets of the Company, if any, remaining after the payment of all debts and liabilities of the Company and the liquidation preference of any outstanding Preferred Stock. Other than certain rights held by KLM to subscribe for shares to maintain its voting interest in the Company (see "Corporate Governance and Control--Stockholders' Agreements"), holders of Class B Common Stock have no preemptive, subscription or redemption rights and are not subject to further calls or assessments. The Class B Common Stock is convertible into Class A Common Stock on a share-for-share basis, except that the Employee Trusts and Qualified Holders may only convert Class B Common Stock into Class A Common Stock at such time and in such amounts as is necessary to preserve the ratio of the number of outstanding shares of Class A Common Stock then outstanding to the number of shares of outstanding Class B Common Stock issued to Original Investors. In addition, Class B Common Stock may not be converted if immediately after such conversion Northwest would be deemed not to be a United States Citizen under the Federal Aviation Act. In particular and without any limitation of the foregoing, no holder of Class B Common Stock may convert any share of that class to the extent that, as a result of such conversion, the voting interest in the Company owned or controlled by non-U.S. citizens in the aggregate would exceed 25% of the voting interest in the Company or such other percentage that would exceed federal foreign ownership restrictions. See "Foreign Ownership of Shares." In addition, Class B Common Stock held by a bank holding company or an affiliate thereof may not be converted into shares of Class A Common Stock if immediately after such conversion that entity and its affiliates would own more than 4.9% of any class of voting securities of the Company, subject to certain exceptions.

    The Class B Common Stock is not listed on any securities exchange or approved for quotation on any interdealer quotation system.

            DESCRIPTION OF SERIES A, SERIES B, SERIES C AND SERIES D
                           PREFERRED STOCK AND RIGHTS

SERIES A PREFERRED STOCK

    As of July 31, 1996, 1,308.8 shares of Series A Preferred Stock were outstanding, all of which were held by KLM and by a trust for the benefit of KLM. Each share of Series A Preferred Stock is entitled to a preference in voluntary and involuntary liquidation in the amount of $50,000 per share, plus accrued and unpaid dividends. Each share of Series A Preferred Stock is entitled to one vote at all meetings of stockholders of the Company for the election of directors (other than directors elected by the holders of Series C Preferred Stock).

    The Company is obligated to redeem the Series A Preferred Stock, including accrued and unpaid dividends, in three equal annual installments on August 1, 2000, 2001 and 2002. The dividend rate on the Series A Preferred Stock is 8% per annum on the per share liquidation amount. Dividends accrue semi-annually during the five-year period commencing on August 1, 1993 and are subsequently payable upon redemption of the Series A Preferred Stock. After August 1, 1998 (at which date the aggregate liquidation preference of the Series A Preferred Stock is expected to be approximately $425 million), dividends are payable in cash. To the extent cash dividends are not paid when due, the annual dividend rate will increase by 0.5% every six months with a maximum dividend rate of 10%. Cash dividends are cumulative if unpaid.

    The Series A Preferred Stock ranks senior to the Series B, Series C and Series D Preferred Stock and all classes of Common Stock with respect to liquidation and dividend rights. At any time, at the option of the Company, the Series A Preferred Stock is redeemable (in whole only). All outstanding shares of Series A Preferred Stock must have been previously redeemed before an optional redemption of any Series B or Series C Preferred Stock is permitted.

    In the event that the Company is in default with respect to payment on the shares of Series A Preferred Stock, and if, as a result of the Company's failure to redeem the Series C Preferred Stock in accordance with its terms, additional Series C Directors are added to the Board of Directors as the representative of such defaulted series, then a majority of the holders of the Series A Preferred Stock, voting as a separate series, will, if such series is in default, thereupon be entitled to elect one additional director as the representative of such defaulted series.

SERIES B PREFERRED STOCK

    As of July 31, 1996, 2,163.2 shares of Series B Preferred Stock were outstanding. Of such shares, 436.2 shares were beneficially owned by KLM and 1,727 shares were owned by Blum.

    Each share of Series B Preferred Stock is entitled to a preference in voluntary and involuntary liquidation in the amount of $50,000 per share, plus accrued and unpaid dividends. Each share of Series B Preferred Stock is entitled to one vote at all meetings of stockholders of the Company for the election of directors (other than directors elected by the holders of Series C Preferred Stock).

    The Company is obligated to redeem the Series B Preferred Stock, including accrued and unpaid dividends, in three equal annual installments on August 1, 2001, 2002 and 2003. The dividend rate on the Series B Preferred Stock is 8% per annum on the per share liquidation amount. Dividends accrue semi-annually during the five-year period commencing on August 1, 1993 and are subsequently payable upon redemption of the Series B Preferred Stock. After August 1, 1998 (at which date the aggregate liquidation preference of the Series B Preferred Stock is expected to be approximately $380 million), dividends are payable in cash. To the extent cash dividends are not paid when due, the annual dividend rate will increase by 0.5% every six months with a maximum dividend rate of 10%. Cash dividends are cumulative if unpaid.

    The Series B Preferred Stock ranks junior to the Series A Preferred Stock and senior to the Series C and Series D Preferred Stock and all classes of Common Stock with respect to liquidation and dividend rights. At any time at the option of the Company, the Series B Preferred Stock is redeemable (in whole or in $50 million increments). All outstanding shares of Series A Preferred Stock must have been previously redeemed before an optional redemption of any Series B or Series C Preferred Stock is permitted. All outstanding shares of Series B Preferred Stock must have been previously redeemed before an optional redemption of any Series C Preferred Stock is permitted.

    In the event that the Company is in default with respect to payment of the shares of Series B Preferred Stock, and if, as a result of the Company's failure to redeem the Series C Preferred Stock in accordance with its terms, additional Series C Directors are added to the Board of Directors, then a majority of the holders of the Series B Preferred Stock, voting as a separate series, will, if such series is in default, thereupon be entitled to elect one additional director as the representative of such defaulted series.

SERIES C PREFERRED STOCK

    GENERAL

    Pursuant to Equity Letter Agreements entered into by the Company with the several unions representing the Company's employees, the Company agreed to contribute in installments to the Employee Trusts for the benefit of its employees (including management and certain other employees not represented by any union) 18,214,419 shares of Series C Preferred Stock. The Employee Trusts were established under the Northwest Airlines Corporation Employee Stock Plan (the "Plan"), which is a qualified profit-sharing plan for purposes of ERISA. The Company agreed to issue such shares as part of an overall revised compensation plan for the Company's employees.

    CONVERSION RIGHTS

    Each share of Series C Preferred Stock is convertible at any time prior to redemption into 1.3640 shares of Common Stock, currently consisting of 1.2967 shares of Class A Common Stock and 0.0673 shares of Class B Common Stock. The respective number of shares of Class A and Class B Common Stock issuable upon conversion will be adjusted to the extent necessary to correspond to the then existing ratio of Class A Common Stock to Class B Common Stock issued to Original Investors.

    The Equity Letter Agreements also provided for a "Special Conversion Option" which, if elected, would result in the relevant Employee Trusts receiving Common Stock at the rate of 1.9096 shares of

Common Stock (rather than 1.3640) for each share of Series C Preferred Stock that they would otherwise receive. The Special Conversion Option expired on February 9, 1994. On that day, certain employee groups elected to exercise the Special Conversion Option. As a result, the total stock to be contributed to the Employee Trusts, based on current projections, consists of 8,905,126 shares of Series C Preferred Stock, 16,900,343 shares of Special Voting Class A Common Stock and 876,682 shares of Class B Common Stock, which in the aggregate represents 22.7% of the Company's voting shares outstanding as of July 31, 1996.

    The Employee Trusts and Qualified Holders may only convert Class B Common Stock into Class A Common Stock at such time and in such amounts as is necessary to preserve the ratio of the number of outstanding shares of Class A Common Stock then outstanding to the number of shares of outstanding Class B Common Stock issued to Original Investors. Upon any sale or transfer by a Qualified Holder to a person who is not a Qualified Holder of shares of Series C Preferred Stock or shares of Class B Common Stock received upon conversion of such Series C Preferred Stock, such shares will automatically convert into shares of Class A Common Stock.

    PUT RIGHT

    During the 60-day period ending ten years after August 1, 1993 (the "Put Date"), the Employee Trusts and other "Qualified Holders" of the Series C Preferred Stock (generally consisting of current and former Northwest employees and their spouses, children and heirs) will have the right to put such stock to the Company. Prior to the commencement of such 60-day period, the Company will have the right to elect either (i) to repurchase such Series C Preferred Stock with cash equal to the Put Price (defined below) or with shares of Class A Common Stock having an aggregate trading value (based on the average closing prices for Class A Common Stock during the 30-day period ending on the Put Date) equal to the Put Price, or (ii) to permit the relevant Employee Trust or Qualified Holder either (A) to receive the number of shares of Common Stock into which such Series C Preferred Stock would otherwise then be convertible plus the "Excess Amount" (as defined below) in cash, or (B) to have such number of shares of Common Stock otherwise issuable upon conversion sold by the Company, whereupon the relevant Employee Trust or Qualified Holder would receive in cash the proceeds realized upon such sale plus the Excess Amount.

    Notwithstanding the foregoing, any election by the Company to provide those exercising put rights with shares of Common Stock in lieu of cash (as described in clause (i) above) would require the approval of a majority of the Series C Directors (such directors being described under "Voting Rights" below). Any decision by the Company not to repurchase any shares of Series C Preferred Stock as described above requires the consent of a majority of the Series C Directors.

    The "Put Price" in 2003 of the Series C Preferred Stock will be equal to an estimated $381 million (which is the estimated actual labor cost savings based on the Company's current operating plan, reduced by the portion of such actual labor cost savings that would have been applicable to those shares of Series C Preferred Stock that have been converted), divided by the number of shares of Series C Preferred Stock issued by the Company, plus accrued and unpaid dividends on the Series C Preferred Stock, if any. The actual labor cost savings is calculated as the excess of the amount the Company would have paid its employees in basic hourly wages during the period covered by the labor cost savings absent the labor cost savings over the amount actually paid, together with certain savings in respect of reduced vacation accruals and certain work rule changes.

    The "Excess Amount" for each share of Series C Preferred Stock as to which the put right is exercised (which Excess Amount may be payable when the Company has elected the mechanism described in clause (ii) of the third preceding paragraph) is equal to the excess of (i) the Put Price over (ii) the specified market price per share of the Class A Common Stock received pursuant to such clause (ii), multiplied by the number of shares of Common Stock into which one share of Series C Preferred Stock may then be converted.

    In the event the Company fails to fulfill its mandatory redemption obligations as described above, on a quarterly basis thereafter the Company must use all cash held by the Company (or available under revolving credit agreements) in excess of all the Company's then currently anticipated cash needs for operations and capital requirements within one year of such determination date ("Available Cash") to make partial pro rata redemptions, provided such redemptions are not prohibited under applicable credit agreements or the Certificate of Designation for the Series A Preferred Stock or the Series B Preferred Stock. Cash held by NWA Corp.'s subsidiaries will be included in the calculation of Available Cash only to the extent such cash is made available to NWA Corp. pursuant to applicable law or any loan agreements or instruments to which NWA Corp. or any of its subsidiaries is a party or is subject.

    DIVIDENDS

    The "Dividend Date" for the Series C Preferred Stock is August 1 of each year. If the Class A Common Stock is listed on the New York or American Stock Exchange or quoted on the National Association of Securities Dealers Automated Quotations System on the business day preceding a Dividend Date, no dividend will accrue on the Series C Preferred Stock in respect of the year then ended. If the Class A Common Stock is not so listed or quoted on such business day, on the following Dividend Date each share of Series C Preferred Stock will accrue a cumulative dividend for the year then ended equal to 5% of (i) the actual labor cost savings realized by the Company from August 1, 1993 to such Dividend Date plus the aggregate amount of previously accrued dividends on such Series C Preferred Stock, divided by (ii) the total number of shares of Series C Preferred Stock being issued by the Company. Because the Class A Common Stock is approved for quotation on the Nasdaq National Market, no dividends have accrued on the Series C Preferred Stock.

    In the event the Company fails to fulfill its mandatory redemption obligation described above, as of the Put Date the Series C Preferred Stock will begin to accrue a cumulative dividend payable quarterly at a rate equal to the greater of 12% per annum or the highest default dividend rate then payable on any series of Preferred Stock of the Company.

    VOTING RIGHTS

    The Series C Preferred Stock will vote in parity with the Class A Common Stock on all matters submitted to stockholders for vote, except that with respect to the election of directors the Series C Preferred Stock has the special voting rights described below. Each share of Series C Preferred Stock will have a number of votes equal to (i) (A) the total number of shares of Series C Preferred Stock issued or to be issued by the Company or, if greater, the number of shares of Class A Common Stock into which all such shares of Series C Preferred Stock (including any shares of Series C Preferred Stock not yet issued or already converted) would be convertible at such time under the Equity Letter Agreements, minus (B) the total number of shares of Series C Preferred Stock which prior to that time have been converted into shares of Common Stock or, if greater, the number of shares of Class A Common Stock into which those shares would be convertible at that time if they had not previously been converted, divided by (ii) the total number of shares of Series C Preferred Stock then outstanding. While the final contribution of stock to the Employee Trusts is not scheduled to occur until March 1997, as a result of the special voting rights of the Series C Preferred Stock, the outstanding shares have the right to vote as if all shares of Series C Preferred Stock to be issued to the Employee Trusts have been issued.

    With respect to the election of directors, the Series C Preferred Stock voting as a separate class is entitled to elect three Series C Directors, one of whom is to be nominated by the International Brotherhood of Teamsters, Chauffeurs, Warehousemen and Helpers of America ("IBT"), one by the International Association of Machinists and Aerospace Workers ("IAM") and one by the Northwest Master Executive Council (the "Northwest MEC") of the Air Line Pilots Association International ("ALPA"). In addition, until July 31, 2003, the number of Series C Directors will be the greater of three or the number that represents at least 15% of the Company's directors.

    In the event the Company fails to fulfill its mandatory redemption obligation described above, the number of Series C Directors will be increased to the greater of (i) three more than the number of Series C Directors then serving on the Company's Board of Directors, and (ii) the number of directors that would cause the proportion of Series C Directors to the total number of directors to be equal to the proportion of the total voting power of all shares of Series C Preferred Stock then outstanding to the total voting power of all shares of all voting capital stock of the Company then outstanding.

    If the holders of Series C Preferred Stock are entitled to elect more than three directors, the Northwest MEC, the IBT and the IAM will each be entitled to nominate one-third of the Series C Directors, and if the total number of Series C Directors is not a multiple of three, any remaining Series C Directors will be nominated by a unanimous vote of the existing Series C Directors designated by these three unions.

    Holders of Series C Preferred Stock will not be entitled to vote such stock for the election of any directors other than the Series C Directors. The entitlement of the holders of Series C Preferred Stock to elect the Series C Directors will expire on the first date on which no shares of Series C Preferred Stock are outstanding, whether as a result of conversions, exchanges, repurchases or redemptions.

    See "Corporate Governance and Control" for a description of certain veto rights exercisable by the Series C Directors.

    OPTIONAL REDEMPTION

    The Company may redeem the Series C Preferred Stock in whole or in part at the Put Price at any time on 60 days' prior notice. Notwithstanding the Company's attempt to redeem the Series C Preferred Stock in whole, until August 1, 2003, each Employee Trust may retain one share of Series C Preferred Stock for purposes of exercising the right to elect Series C Directors, as described above.

    LIQUIDATION PREFERENCE

    The Series C Preferred Stock has a liquidation preference per share equal to the Put Price. The Series C Preferred Stock ranks junior to the Series A Preferred Stock and the Series B Preferred Stock and senior to the Series D Preferred Stock both as to preference in liquidation and bankruptcy and the receipt of dividends and repayment. The issuance by the Company of a new series of Preferred Stock that ranks, as to both preference in liquidation and bankruptcy and the receipt of dividends and repayment, senior to or PARI PASSU with the Series C Preferred Stock, does not require the consent of the holders of the Series C Preferred Stock.

    ACCOUNTING TREATMENT

    Because of applicable accounting requirements, the Company must recognize compensation expense for each twelve-month period ending December 31 based on the values at December 31 of the Series C Preferred Stock and the Common Stock earned by employees during the preceding twelve-month period. Such non-cash stock-based compensation expense is calculated each month by (1) determining the aggregate current value of all Series C Preferred Stock and Common Stock earned by employees since the previous January 1 using current per share values as of the balance sheet date and then (2) subtracting the non-cash compensation expense recognized since the prior January 1. Any increase (decrease) in share values increases (decreases) non-cash compensation expense and the recorded effect in any month of a change in share prices is a function of all shares earned since the previous January 1. Such changes in share values may be unrelated to the period's performance or cash flows.

    Because of the Put Right associated with the Series C Preferred Stock, such stock is classified as a series of redeemable Preferred Stock of the Company instead of being included in common stockholders' equity. The carrying value of the Series C Preferred Stock will be accreted over ten years to the ultimate redemption amount for the Series C Preferred Stock (projected to approximate $381 million for the shares of Series C Preferred Stock that have not been converted). These accretions during the ten-year period beginning August 1, 1993 will not be charged to net income. Instead, the amount of the accretions during such period will be accomplished through a transfer of the periodic accretion amount from retained earnings (I.E., accumulated deficit) to the Series C Preferred Stock financial statement carrying value and will be deducted from net income to arrive at net income (loss) applicable to common stockholders.

SERIES D PREFERRED STOCK AND RIGHTS

    On November 16, 1995, the Board of Directors of the Company declared a dividend of one Preferred Share Purchase Right (a "Right") for each outstanding share of Class A Common Stock and Class B Common Stock. The dividend was paid on November 27, 1995 (the "Record Date") to the stockholders of record on that date. Each Right entitles the registered holder to purchase from the Company one one-hundredth of a share of Series D Preferred Stock at a price of $150 per one one-hundredth of a share of Series D Preferred Stock (the "Purchase Price"), subject to adjustment. The description and terms of the Rights are set forth in a Rights Agreement dated as of November 16, 1995, as the same may be amended from time to time (the "Rights Agreement"), between the Company and Norwest Bank Minnesota, N.A., as Rights Agent (the "Rights Agent").

    Until the earlier to occur of (a) 10 days following a public announcement that a person or group of affiliated or associated persons (an "Acquiring Person") have acquired beneficial ownership of a number of shares of Class A Common Stock equal to 19% or more of the sum of (i) the Common Shares then issued and outstanding, (ii) all Common Shares issuable pursuant to the Plan to the Employee Trusts, (iii) all Common Shares issuable upon conversion of all the shares of Series C Preferred Stock issued or issuable to the Employee Trusts pursuant to the Plan, (iv) all Common Shares issuable upon the exercise of all employee stock options issued and outstanding as of the date of this Agreement and (v) any other Common Shares not then actually issued and outstanding but which such Person would be deemed to beneficially own hereunder (other than the shares of Class A Common Stock issuable upon conversion of the shares of Class B Common Stock held by such Person or the Class B Common Stock issuable upon conversion of the Class A Common Stock held by such Person) (together, the "outstanding Common Shares"); PROVIDED, HOWEVER, that if a Person would be deemed an Acquiring Person upon the adoption of the Rights Agreement, such Person will not be deemed an "Acquiring Person" for any purposes of the Rights Agreement unless and until such Person acquires Beneficial Ownership of any additional shares of Class A Common Stock after the date of the adoption of the Rights Agreement unless upon the consummation of the acquisition of such additional shares of Class A Common Stock such Person does not beneficially own a number of shares of Class A Common Stock equal to 19% or more of the outstanding Common Shares or (b) 10 business days (or such later date as may be determined by action of the Board of Directors prior to such time as any person or group of affiliated persons becomes an Acquiring Person) following the commencement of, or announcement of an intention to make, a tender offer or exchange offer the consummation of which would result in the beneficial ownership by a person or group of a number of shares of Class A Common Stock equal to 19% or more of the number of outstanding Common Shares (the earlier of such dates being called the "Distribution Date"), the Rights will be evidenced, with respect to any of the Common Share certificates outstanding as of the Record Date, by such Common Share certificate.

    The Rights Agreement provides that, until the Distribution Date (or earlier redemption or expiration of the Rights), the Rights will be transferred with and only with the Common Shares; PROVIDED, HOWEVER, that prior to the Distribution Date, upon the conversion of shares of Class B Common Stock into shares of Class A Common Stock all Rights attached to the Class B Common Stock shall be deemed cancelled and retired by the Company and upon the conversion of shares of Class A Common Stock into shares of Class B Common Stock all Rights attached to the Class A Common Stock shall be deemed cancelled and retired by the Company. Until the Distribution Date (or earlier redemption or expiration of the Rights), new Common Share certificates issued after the Record Date upon transfer or new issuances of Common Shares (including pursuant to the conversion of Series C Series D Preferred Stock) will contain a notation incorporating the Rights Agreement by reference. Until the Distribution Date (or earlier redemption or expiration of the Rights), the surrender for transfer of any certificates for Common Shares outstanding as of the Record Date will also constitute the transfer of the Rights associated with the Common Shares represented by such certificate. As soon as practicable following the Distribution Date, separate certificates evidencing the Rights ("Right Certificates") will be mailed to holders of record of the Common Shares as of the close of business on the Distribution Date and such separate Right Certificates alone will evidence the Rights.

    The Rights are not exercisable until the Distribution Date. The Rights will expire on November 16, 2005 (the "Final Expiration Date"), unless the Final Expiration Date is extended or unless the Rights are earlier redeemed or exchanged by the Company, in each case as described below.

    The Purchase Price payable, and the number of shares of Series D Preferred Stock or other securities or property issuable, upon exercise of the Rights are subject to adjustment from time to time to prevent dilution (i) in the event of a stock dividend on, or a subdivision, combination or reclassification of, the Series D Preferred Stock, (ii) upon the grant to holders of the Series D Preferred Stock of certain rights or warrants to subscribe for or purchase Series D Preferred Stock at a price, or securities convertible into Series D Preferred Stock with a conversion price, less than the then-current market price of the Series D Preferred Stock or (iii) upon the distribution to holders of the Series D Preferred Stock of evidences of indebtedness or assets (excluding regular periodic cash dividends or dividends payable in Series D Preferred Stock) or of subscription rights or warrants (other than those referred to above).

    The number of outstanding Rights are also subject to adjustment in the event of a stock split of the Common Shares or a stock dividend on the Common Shares payable in Common Shares or subdivisions, consolidations or combinations of the Common Shares occurring, in any such case, prior to the Distribution Date.

    Shares of Series D Preferred Stock purchasable upon exercise of the Rights will not be redeemable. Each share of Series D Preferred Stock will be entitled, when, as and if declared, to a minimum preferential quarterly dividend payment of $1 per share but will be entitled to an aggregate dividend of 100 times the dividend declared per share of Common Stock. In the event of liquidation, the holders of the Series D Preferred Stock will be entitled to a minimum preferential liquidation payment of $100 per share (plus any accrued but unpaid dividends) but will be entitled to an aggregate payment of 100 times the payment made per share of Common Stock. Each share of Series D Preferred Stock will have 100 votes, voting together with the Common Stock. Finally, in the event of any merger, consolidation or other transaction in which shares of Common Stock are converted or exchanged, each share of Series D Preferred Stock will be entitled to receive 100 times the amount received per share of Common Stock. These rights are protected by customary antidilution provisions.

    In the event that any person or group of affiliated or associated persons becomes an Acquiring Person, each holder of a Right, other than Rights beneficially owned by the Acquiring Person (which will thereupon become void), will thereafter have the right to receive upon exercise of a Right at the then current exercise price of the Right, that number of shares of Class A Common Stock (or one one-hundredths of a share of Series D Preferred Stock) having a market value of two times the exercise price of the Right.

    In the event that, after a person or group has become an Acquiring Person, the Company is acquired in a merger or other business combination transaction or 50% or more of its consolidated assets or earning power are sold, proper provision will be made so that each holder of a Right (other than Rights beneficially owned by an Acquiring Person which will have become void) will thereafter have the right to receive, upon the exercise thereof at the then current exercise price of the Right, that number of shares of common stock of the person with whom the Company has engaged in the foregoing transaction (or its parent), which number of shares at the time of such transaction will have a market value of two times the exercise price of the Right.

    At any time after any person or group becomes an Acquiring Person and prior to the acquisition by such person or group of beneficial ownership of a number of shares of Class A Common Stock equal to 50% or more of the number of outstanding Common Shares, the Board of Directors of the Company may exchange the Rights (other than Rights owned by such person or group which will have become void), in whole or in part, at an exchange ratio of one share of Class A Common Stock, or one one-hundredth of a share of Series D Preferred Stock (or of a share of a class or series of the Company's preferred stock having equivalent rights, preferences and privileges), per Right (subject to adjustment).

    With certain exceptions, no adjustment in the Purchase Price will be required until cumulative adjustments require an adjustment of at least 1% in such Purchase Price. No fractional shares of Series D Preferred Stock will be issued (other than fractions which are integral multiples of one one-hundredth of a share of Series D Preferred Stock, which may, at the election of the Company, be evidenced by depositary receipts) and in lieu thereof, an adjustment in cash will be made based on the market price of the Series D Preferred Stock on the last trading day prior to the date of exercise.

    At any time prior to the time an Acquiring Person becomes such, the Board of Directors of the Company may redeem the Rights in whole, but not in part, at a price of $.01 per Right (the "Redemption Price"). Immediately upon any redemption of the Rights, the right to exercise the Rights will terminate and the only right of the holders of Rights will be to receive the Redemption Price.

    For so long as the Rights are then redeemable, the Company may, except with respect to the redemption price, amend the Rights in any manner. After the Rights are no longer redeemable the Company may, except with respect to the redemption price, amend the Rights in any manner that does not adversely affect the interests of holders of the Rights.

    Until a Right is exercised, the holder thereof, as such, will have no rights as a stockholder of the Company, including, without limitation, the right to vote or to receive dividends.

                        CORPORATE GOVERNANCE AND CONTROL

    The Company's bylaws provide that the Board of Directors will consist of 15 members, subject to the rights of certain holders of Preferred Stock to elect additional directors to the Board of Directors under certain circumstances. The Certificate of Designation for the Series C Preferred Stock provides that the holders of the Series C Preferred Stock will be entitled to elect three of the 15 directors as long as any shares of Series C Preferred Stock are outstanding. See "Description of Series A, Series B, Series C and Series D Preferred Stock and Rights--Series C Preferred Stock--Voting Rights."

    Special meetings of stockholders may only be called by either the Chairman of the Board or at the direction of a majority of the Board of Directors. During the four-year period commencing August 1, 1993, approval of the following matters may be disapproved if votes against such approval are cast by directors who constitute a Blocking Coalition (as defined below): (i) the restructuring of the Company; (ii) any annual operating and capital budget or financing plan or any medium term business plan of the Company; (iii) any merger, consolidation or sale of the Company, or encumbrance of a substantial portion of its assets; (iv) any sale or relinquishment of a substantial portion of Northwest's DOT route authority or operating rights or any route or route authority granted pursuant to the 1952 bilateral agreement with Japan, and any sale or transfer of any combination of two or more international routes; (v) any sale or relinquishment of operational control over the Company or any material portion of its assets;
(vi) the payment of Common Stock dividends or any redemption or repurchase of equity securities of the Company (except as required by the terms of the Company's Preferred Stock or stock option plan); (vii) any material (over $100 million) acquisitions, joint ventures or airline marketing agreements; (viii) any sale of Common Stock (or securities convertible into Common Stock) to any person or group of persons if after such sale such person or group would own more than 25% of the outstanding Common Stock; (ix) any voluntary bankruptcy filing or liquidation of the Company; or (x) the appointment or dismissal of the president or chief executive officer of NWA Corp., NWA Inc. or Northwest.

    A "Blocking Coalition" exists if at least five of the Company's directors vote against a matter considered by the Board of Directors and the negative votes cast against the matter satisfy the following specific requirements specified in the succeeding sentence designed to prevent any two of the following groups of directors from blocking any such matter that is approved by all other directors: (1) Alfred A. Checchi, Gary L. Wilson and Frederic V. Malek, or any person who fills a vacancy arising from the resignation, death, removal or expiration of the term of any of Messrs. Checchi, Wilson or Malek (the "Checchi-Wilson-Malek Directors"); (2) any person designated by KLM for election to the Board of Directors pursuant to the Stockholders' Agreement (the "KLM Directors"); and (3) the three Series C Directors. A Blocking Coalition must satisfy one of the following three requirements: (a) the three Checchi-Wilson-Malek Directors vote against the matter and the Blocking Coalition includes at least two other directors of whom not more than one may be a KLM Director and not more than one may be a Series C Director; (b) the three KLM Directors vote against the matter and the Blocking Coalition includes at least two other directors of whom not more than one may be a Checchi-Wilson-Malek Director and not more than one may be a Series C Director; or (c) the Series C Directors vote against the matter and the Blocking Coalition includes at least two directors of whom not more than one may be a Checchi-Wilson-Malek Director and not more than one may be a KLM Director.

    After August 1, 1997 or earlier in the event that the Series C Preferred Stock ceases to be outstanding, a vote of a simple majority of the entire Board of Directors is required in order to approve the foregoing actions.

STOCKHOLDERS' AGREEMENTS

    The Stockholders' Agreement provides the Original Investors will vote their shares of Common Stock and will cause their designees on the Board of Directors to vote in favor of the election of the following designated 11 directors:

        (i) three designees of Alfred A. Checchi and the Checchi Family Trusts (collectively, the "Checchi Family") and three designees of Gary L. Wilson and members of his family (the "Wilson Family"), except that prior to August 1, 1996, the Checchi Family and the Wilson Family collectively were entitled to designate three, rather than six, directors to the Board of Directors and of the remaining three seats on the Board of Directors, two were to be filled by Messrs. John H. Dasburg and Thomas L. Kempner and one was to be filled by a person nominated by the unanimous vote of the Board of Directors;

        (ii) one designee of Blum or its affiliates;

       (iii) one designee of BTNY or its affiliates; and

        (iv) three designees of KLM or its affiliates.

    Seven of the 11 current members of the Board of Directors are designees under the Stockholders' Agreement: Messrs. Checchi, Wilson and Malek were designated jointly by the Checchi Family and the Wilson Family; Mr. Richard C. Blum was designated by Blum; Mr. George J. Vojta was designated by BTNY; and Messrs. Kempner and Dasburg were designated pursuant to the terms of the Stockholders' Agreement. Mr. V.A. Ravindran was nominated pursuant to the Company's bylaws. Messrs. Tom Ducy, Marvin L. Griswold and Duane E. Woerth were designated by the IAM, the IBT and the Northwest MEC, respectively. There are currently four vacancies on the Board of Directors. As noted above, under the terms of the Stockholders' Agreement, KLM is entitled to designate three individuals to serve as directors. During 1995, Rob J. N. Abrahamsen, Pieter Bouw and Leo M. van Wijk served as directors and were designated by KLM under the Stockholders' Agreement. Messrs. Abrahamsen, Bouw and van Wijk resigned as directors in February 1996. KLM has not subsequently designated any individuals to serve on the Board of Directors. KLM has advised the Company that it will nominate three persons not affiliated with KLM to fill the vacancies created by these resignations. Under the Stockholders' Agreement, any future vacancies in the Board of Directors seats currently held by Messrs. Kempner and Dasburg and the existing vacancy in the one Board of Directors seat that cannot be designated by KLM are to be designated by the Checchi Family and the Wilson Family.

    As a result of these provisions of the Stockholders' Agreement, as long as the Stockholders' Agreement remains in effect purchasers of shares of Class A Common Stock offered hereby will have no practical ability to influence the election of the Company's directors.

    For each transfer of 2,635,019 shares of Common Stock by the Checchi Family and the Wilson Family and their affiliates beyond the transfer of 7,905,057 shares, the number of directors that the Checchi Family and the Wilson Family may designate on the Board of Directors will be reduced by one. The right of an Original Investor to designate one or more directors pursuant to the Stockholders' Agreement terminates if such party holds fewer than 2,635,019 shares of Common Stock (subject to certain exceptions based on holdings of Series A and Series B Preferred Stock). The Stockholders' Agreement provides that if there is a reduction in the number of directors that an Original Investor may designate, all of the Original Investors will cause their representatives on the Board of Directors to vote in favor of reduction in the number of seats on the Board of Directors by the same number. In addition, if the Company defaults in the payment of dividends or redemption payments on either the Series A Preferred Stock or the Series B Preferred Stock, or both, and defaults in the payment of dividends or redemption payments on the Series C Preferred Stock, the Original Investors have agreed to cause the size of the Board of Directors to be increased so that the holders of a majority of the shares of such defaulted class of Preferred Stock may designate a new director in accordance with the terms of the relevant Certificate of Designation.

    Pursuant to the Equity Letter Agreements, in September 1994, the Original Investors entered into an agreement (the "1994 Stockholders' Agreement" and, together with the Stockholders' Agreement, the "Stockholders' Agreements"), with the IAM, the IBT, ALPA, the Employee Trusts and separate arrangements that are signatories thereto and NWA Corp. under which certain rights were extended to the holders of the stock to be issued to the Employee Trusts. The Stockholders' Agreements provide among other things that the Original Investors may not transfer any of their shares of Common Stock prior to June 15, 1997, subject to certain exceptions. On January 25, 1995, the Company consummated an agreement with BTNY to exchange 1,727 shares of the Company's Series B Preferred Stock previously held by BTNY for 2,050,000 shares of newly issued Class B Common Stock. In connection with the exchange of shares, amendments to the Stockholders' Agreements were entered into which released BTNY from the restrictions contained in each agreement on the transfer of shares of Common Stock held by BTNY (including any shares of Class A Common Stock into which such shares may be converted). Pursuant to the Stockholders' Agreement and certain assignments of rights thereunder, Blum may sell up to approximately $11.4 million of Class A Common Stock without regard to the transfer restrictions otherwise applicable.

    The Stockholders' Agreements were amended in 1995 to delete the provisions relating to "tag-along" rights and rights of first refusal and reoffer and to permit the Original Investors to vote their shares of Common Stock for the election of directors in addition to the 11 directors designated pursuant to the Stockholders' Agreement. The Stockholders' Agreement was also amended to delete any special voting requirements applicable to the Original Investors in connection with a merger or other business combination involving the Company.

    Pursuant to the Stockholders' Agreement, KLM has the right to purchase up to 5,270,038 shares of Common Stock from certain of the other Original Investors (the "KLM Option"). Such right is exercisable in 1998. If KLM does not exercise the KLM Option in full, each Original Investor has the right to cause KLM to purchase its shares subject to the KLM Option. Such right is exercisable in 1999. In addition, the Company has agreed with KLM that KLM will be afforded an opportunity to purchase from the Company a pro rata percentage of shares being publicly or privately sold by the Company over a period of five years beginning in January 1994 in order to prevent dilution in KLM's voting interest in the Company.

    The terms and provisions of the Stockholders' Agreements will terminate on the earliest of (i) the date on which shares of Common Stock sold pursuant to a public offering, when aggregated with all other shares of Common Stock previously sold pursuant to public offerings, equal at least 50% of the Common Stock then outstanding on a fully diluted basis, (ii) the date on which none of the Original Investors and their respective affiliates own at least 10% of the original equity of the Company acquired by them in the Acquisition and (iii) July 21, 1999. Amendments to the Stockholders' Agreements require the approvals specified therein.

    A shareholders rights plan was approved at a Board of Directors meeting on November 16, 1995 and the dividend with respect to the distribution of the Rights occurred on November 27, 1995. See "Description of Series A, Series B, Series C and Series D Preferred Stock and Rights--Series D Preferred Stock and Rights." The adoption of the shareholders rights plan by the Company could possibly affect the exercise by KLM of the KLM Option, exercisable in August 1998, to purchase up to 5,270,038 shares of Common Stock from other Original Investors. In order to exercise the KLM Option in August 1998 should KLM's then outstanding holdings of Common Stock plus any shares it may elect to purchase under the KLM Option exceed the ownership threshold then in effect under the shareholder rights plan, KLM first might have to divest itself of Common Stock then held so as not to exceed the ownership threshold provided for in the rights plan. KLM opposed the adoption of the shareholder rights plan and has advised the Company that it would oppose any other action by the Company or the other Original Investors taken without KLM's consent if such action limited or otherwise adversely affected KLM's rights under the KLM board representation agreement (described below under "--KLM Agreement") or the Stockholders' Agreement.

    KLM has instituted litigation against the other Original Investors seeking a declaratory judgment that the amendments to the Stockholders' Agreements described above are null and void. KLM has also instituted litigation against the Company and its directors (other than the KLM Directors) seeking to rescind the adoption of the shareholders rights plan or, alternately, to require that the KLM Option be exempted from the operation of the shareholders rights plan. The Company believes that KLM's litigation against both the Original Investors and the Company and its directors is without merit.

KLM AGREEMENT

    The Company has entered into an agreement with KLM providing that for the 15-year period following termination of the Stockholders' Agreement, KLM will be entitled to designate a number of directors on the Company's Board of Directors proportional to KLM's then percentage common equity interest in the Company (but not in excess of one-third of the Board of Directors seats or such lesser amount which is the maximum permitted under U.S. law). This agreement is terminable by either party if KLM should terminate the Commercial Cooperation and Integration Agreement entered into by the Company and KLM in September 1992, pursuant to which the Company and KLM have entered into code-sharing, blocked-space arrangements and joint commercial operations.

                          FOREIGN OWNERSHIP OF SHARES

    The Federal Aviation Act prohibits non-U.S. citizens from owning more than 25% of the voting interest of a company such as NWA Corp., which owns a U.S. air carrier. NWA Corp.'s Restated Certificate of Incorporation provides that no shares of NWA Corp.'s voting stock may be voted by or at the direction of persons who are not U.S. citizens unless such shares are registered on a separate stock register maintained by the Company for non-U.S. holders (the "Foreign Stock Registry"). The Company's bylaws provide that no shares of the Company's voting stock held by non-U.S. citizens will be registered on the

Foreign Stock Registry if the amount so registered would exceed foreign ownership restrictions--currently 25% of the Company's voting stock.

    As of July 31, 1996, approximately 19.7% of Company's outstanding voting stock was registered on the Foreign Share Registry. As of July 31, 1996, KLM owned or controlled and had registered on the Foreign Stock Registry 21,684,099 shares of Class A Common Stock, 1,308.8 shares of Series A Preferred Stock and
436.2 shares of Series B Preferred Stock, which constitute 19.7% of the total outstanding voting stock of the Company. KLM has a priority right to register new Class A Common Stock it may acquire pursuant to an anti-dilution provision in favor of KLM contained in the Stockholders' Agreement. Any holder of Class A Common Stock who is not a U.S. citizen and has not registered its shares on the Foreign Stock Registry will not be permitted to vote its shares. Because the Foreign Share Registry has only limited remaining capacity, non-U.S. purchasers of the securities may not be able to vote the shares of Class A Common Stock purchased by them.

    Under Section 40102(a)(15) of the Federal Aviation Act, the term "citizen of the United States" is defined as: (i) an individual who is a citizen of the U.S., (ii) a partnership each of whose partners is an individual who is a citizen of the U.S., and (iii) a corporation or association organized under the laws of the U.S. or a state, the District of Columbia or a territory or possession of the U.S. of which the president and at least two-thirds of the board of directors and other managing officers are citizens of the U.S., and in which at least 75% of the voting interest is owned or controlled by persons that are citizens of the U.S.

            POTENTIAL SALES OF COMMON STOCK BY CERTAIN STOCKHOLDERS

GENERAL

    As of July 31, 1996, the Original Investors held 53,431,933 shares of Class A Common Stock (assuming conversion into Class A Common Stock of shares of Class B Common Stock held by BTNY), employees held options to acquire an additional 3,217,358 shares of Class A Common Stock, and the Employee Trusts held for the benefit of participants 20,349,203 shares of Class A Common Stock (expressed on a basis fully converted to Class A Common Stock). By March 31, 1997, NWA Corp. will have contributed to the Plan an additional 5,930,217 shares of Class A Common Stock (expressed on a basis fully converted to Class A Common Stock).

    Since April 1, 1996, participants in the Plan have had the right, from time to time, to direct that all or a portion of the "liquid shares" then allocated to their accounts under the Plan be sold. See "--Liquidity for Employee Shares." NWA Corp. has agreed with the trustees under the Plan to take such actions as shall be reasonably necessary in order that Class A Common Stock able to be sold under the Plan may generally be freely resold without further registration under the Securities Act. Shares issuable upon exercise of employee stock options have already been registered under the Securities Act and generally may be freely resold. A "lock-up" imposed by the Stockholders' Agreement on the Original Investors (other than BTNY) will expire on June 15, 1997, at which point the Original Investors will be able to sell their shares (other than certain shares subject to a purchase option held by KLM) under Rule 144 or pursuant to an effective registration statement. Under the registration rights agreement described below, the Original Investors have certain "piggyback" and "demand" registration rights. To a limited extent, the trustees under the Plan have certain "piggyback" registration rights.

    As a result of all of the foregoing, there is a substantial number of shares of Class A Common Stock which could be subject to future sale. No predictions can be made as to the effect, if any, that market sales of shares of Class A Common Stock or the availability of such shares for sale will have on the market price prevailing from time to time. Public or private sales of substantial amounts of Class A Common Stock (including shares issued upon the exercise of stock options and/or conversion of the Series C Preferred Stock and Class B Common Stock), or the perception that such sales could take place, may adversely affect prevailing market prices for the Class A Common Stock.

LIQUIDITY FOR EMPLOYEE SHARES

    NWA Corp. has already contributed to the Plan shares of its capital stock representing 23,993,401 shares of Class A Common Stock on a fully converted basis, and prior to March 31, 1997 it is obligated to make additional contributions representing another 5,930,215 shares of Class A Common Stock on a fully converted basis. Such contributed shares are periodically allocated to individual participants' accounts in accordance with criteria specified in the Plan.

    Since April 1, 1996, participants have had the right, from time to time, to direct the relevant trustee under the Plan to sell all or any portion of the remaining "liquid shares" allocated to such participant (expressed on a basis fully converted to Class A Common Stock). The aggregate cumulative number of liquid shares that may be designated for sale by participants (which will be reduced by prior sales or withdrawals from the Plan) increases over time, as reflected in the following table:

                                   AGGREGATE CUMULATIVE                                     AGGREGATE CUMULATIVE
                                     NUMBER OF LIQUID                                         NUMBER OF LIQUID
              DATE                        SHARES                       DATE                        SHARES
---------------------------------  --------------------  ---------------------------------  --------------------
12/31/95 to 03/30/96.............          6,031,520     06/30/97 to 09/29/97.............         19,897,189
03/31/96 to 06/29/96.............          8,374,510     09/30/97 to 12/30/97.............         22,107,988
06/30/96 to 09/29/96.............         10,468,138     12/31/97 to 03/30/98.............         24,318,787
09/30/96 to 12/30/96.............         12,561,765     03/31/98 to 06/29/98.............         26,529,585
12/31/96 to 03/30/97.............         15,120,870     06/30/98 to 09/29/98.............         28,740,384
03/31/97 to 06/29/97.............         17,686,390     09/30/98 and thereafter..........         29,923,616

    The number of liquid shares that an individual participant can direct for sale as of a given date is the "liquid percentage" of such participant's allocated shares as of such period, minus the number of shares previously sold or otherwise withdrawn from the Plan by such participant. The "liquid percentage" means the percentage based on a fraction, the numerator of which is the aggregate cumulative number of liquid shares as of the date of determination and the denominator of which is the number of previously allocated shares as of such date for all participants, without regard to prior sales or withdrawals.

REGISTRATION RIGHTS AGREEMENT

    The Registration Rights Agreement provides the Original Investors and, under certain circumstances, the holders of shares contributed to the Plan, with "piggy-back" registration rights, under which any of them has the right to have their shares of Class A Common Stock registered under the Securities Act under any registration statement (other than a registration statement on Form S-4 or S-8) that the Company may file with the Commission with respect to such Class A Common Stock. However, in certain events the exercise of such piggy-back rights may be subject to the approval of the managing underwriter of the offering being registered by the Company. If the managing underwriter believes that inclusion of the requesting stockholders' shares would have an adverse effect on the Company's offering, the managing underwriter may refuse to allow exercise of the piggy-back registration rights.

    The Registration Rights Agreement further provides the Original Investors and certain of their transferees with demand registration rights under which the holders of not less than 20% of the Class A Common Stock subject to such agreement have the right to demand that the Company file a registration statement with the Commission in order to register such shares under the Securities Act. However, in the following circumstances these demand registration rights may not be exercised unless holders of two-thirds of the Common Stock subject to the Registration Rights Agreement consent thereto: (i) a request for registration is made within one year after the effective date of any other registration statement relating to exercise of demand registration rights or exercise of piggy-back registration rights; (ii) four registration statements relating to exercise of demand registration rights have been filed and declared effective by the Commission; or (iii) the managing underwriter, the Commission, the Securities Act or the form on which the registration statement is to be filed would require the conduct of an audit other than the regular audit conducted by the Company at the end of its fiscal year (unless the holders of such Common Stock to be registered agree to pay the expenses of the Company in connection with such a special audit).

    All expenses associated with the registration of Class A Common Stock pursuant to the exercise of piggy-back registration rights and all costs associated with the first two registration statements filed pursuant to the exercise of demand registration rights will be borne by the Company, with the exception of underwriting discounts and commissions and any transfer taxes relating to the transfer of such registered shares. In accordance with the terms of the Registration Rights Agreement, the Company is required to indemnify any holder of Common Stock whose shares are registered pursuant to the exercise of piggy-back registration rights or demand registration rights for any liability or loss resulting from any material misstatements or omissions in the registration statement under which such shares are registered.

    Under a separate registration rights agreement and the Stockholders' Agreement, the holders of Series A Preferred Stock and Series B Preferred Stock have been granted demand registration rights substantially similar to those granted under the Registration Rights Agreement.

                              PLAN OF DISTRIBUTION

    NWA Corp. may sell Securities to one or more underwriters for public offering and sale by them or may sell Securities to investors or other persons directly or through one or more dealers or agents. Any such underwriter, dealer or agent involved in the offer and sale of the Offered Securities will be named in an applicable Prospectus Supplement.

    The Offered Securities may be sold at a fixed price or prices, which may be changed, or at prices related to prevailing market prices or at negotiated prices. Dealer trading may take place in certain of the Offered Securities, including Offered Securities not listed on any securities exchange. NWA Corp. also may, from time to time, authorize underwriters acting as NWA Corp.'s agents to offer and sell the Offered Securities upon the terms and conditions as shall be set forth in any Prospectus Supplement. In connection with the sale of Offered Securities, underwriters may be deemed to have received compensation from NWA Corp. in the form of underwriting discounts or commissions and also may receive commissions from purchasers of Offered Securities for whom they may act as agent. Underwriters may sell Offered Securities to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions (which may be changed from time to time) from the purchasers for whom they may act as agent.

    If a dealer is used directly by NWA Corp. in the sale of Offered Securities in respect of which this Prospectus is delivered, NWA Corp. will sell such Offered Securities to the dealer, as principal. The dealer may then resell such Offered Securities to the public at varying prices to be determined by such dealer at the time of resale. Any such dealer and the terms of any such sale will be set forth in the Prospectus Supplement relating thereto.

    Offered Securities may be offered and sold through agents designated by NWA Corp. from time to time. Any such agent involved in the offer or sale of the Offered Securities in respect of which this Prospectus is delivered will be named in, and any commissions payable by NWA Corp. to such agent will be set forth in, the applicable Prospectus Supplement. Unless otherwise indicated in the applicable Prospectus Supplement, any such agent will be acting on a best efforts basis for the period of its appointment.

    Offers to purchase Offered Securities may be solicited directly by NWA Corp. and sales thereof may be made by NWA Corp. directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act with respect to any resale thereof. The terms of any such sales will be described in the Prospectus Supplement relating thereto. Except as set forth in the applicable Prospectus Supplement, no director, officer or employee of NWA Corp. will solicit or receive a commission in connection with direct sales by NWA Corp. of the Offered Securities, although such persons may respond to inquiries by potential purchasers and perform ministerial and clerical work in connection with any such direct sales.

    Any underwriting compensation paid by NWA Corp. to underwriters, dealers or agents in connection with the offering of Offered Securities, and any discounts, concessions or commissions allowed by underwriters to participating dealers, will be set forth in an applicable Prospectus Supplement. Underwriters, dealers and agents participating in the distribution of the Offered Securities may be deemed to be underwriters, and any discounts and commissions received by them and any profit realized by them on resale of the Offered Securities may be deemed to be underwriting discounts and commissions under the Securities Act. Underwriters, dealers and agents may be entitled, under agreements with NWA Corp., to indemnification against and contribution toward certain civil liabilities, including liabilities under the Securities Act, and to reimbursement by NWA Corp. for certain expenses.

    Underwriters, dealers and agents may engage in transactions with, or perform services for, NWA Corp. and its subsidiaries in the ordinary course of business.

    If so indicated in an applicable Prospectus Supplement and subject to existing market conditions, NWA Corp. will authorize dealers acting as NWA Corp.'s agents to solicit offers by certain institutions to purchase Convertible Debt Securities from NWA Corp. at the public offering price set forth in such Prospectus Supplement pursuant to Delayed Delivery Contracts ("Contracts") providing for payment and delivery on the date or dates stated in such Prospectus Supplement. Institutions with whom Contracts, when authorized, may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and other institutions, but will in all cases be subject to the approval of NWA Corp. Contracts will not be subject to any conditions except the purchase by an institution of Convertible Debt Securities covered by its Contracts shall not at the time of delivery be prohibited under the laws of any jurisdiction in the United States to which such institution is subject. A commission indicated in the applicable Prospectus Supplement will be granted to underwriters and agents soliciting purchases of Offered Securities pursuant to Contracts accepted by NWA Corp. Agents and underwriters will have no responsibility in respect of the delivery or performance of Contracts.

    The Offered Securities may or may not be listed on a national securities exchange or a foreign securities exchange (other than the Class A Common Stock, which is approved for quotation on the Nasdaq National Market). If an underwriter or underwriters are utilized in the sale of any Offered Securities, the applicable Prospectus Supplement will contain a statement as to the intention, if any, of such underwriters at the date of such Prospectus Supplement to make a market in the Offered Securities. No assurances can be given that there will be a market for the Offered Securities.

    The place and time of delivery for the Offered Securities in respect of which this Prospectus is delivered will be set forth in the applicable Prospectus Supplement. Class A Common Stock issuable upon exercise of Warrants will be issued upon payment of the exercise price and otherwise in accordance with the relevant terms applicable to such Warrants and described in the relevant Prospectus Supplement.

                                 LEGAL OPINIONS

    Unless otherwise indicated in the applicable Prospectus Supplement, the validity of the Convertible Debt Securities, Preferred Stock, Warrants and Class A Common Stock offered hereby will be passed upon for NWA Corp. by Simpson Thacher & Bartlett (a partnership which includes professional corporations), New York, New York.

                                    EXPERTS

    The consolidated financial statements and schedule of Northwest Airlines Corporation, appearing or incorporated by reference in Northwest Airlines Corporation's Annual Report (Form 10-K) for the year ended December 31, 1995, have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon included or incorporated by reference therein and incorporated herein by reference. Such consolidated financial statements and schedule are incorporated herein by reference in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

    NO DEALER, SALESPERSON OR OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS OR ANY RELATED PROSPECTUS SUPPLEMENT AND/OR PRICING SUPPLEMENT IN CONNECTION WITH THE OFFER CONTAINED IN THIS PROSPECTUS AND SUCH PROSPECTUS SUPPLEMENT AND/OR PRICING SUPPLEMENT AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY NWA CORP. OR ANY UNDERWRITERS, AGENTS OR DEALERS. THIS PROSPECTUS AND ANY RELATED PROSPECTUS SUPPLEMENT AND/OR PRICING SUPPLEMENT DO NOT CONSTITUTE AN OFFER TO SELL OR SOLICITATION OF AN OFFER TO BUY SECURITIES IN ANY JURISDICTION TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION. NEITHER THE DELIVERY OF THIS PROSPECTUS AND ANY RELATED PROSPECTUS SUPPLEMENT AND/OR PRICING SUPPLEMENT NOR ANY SALE MADE HEREUNDER OR THEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE AN IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF NWA CORP. SINCE THE DATE HEREOF OR THEREOF OR THAT THE INFORMATION CONTAINED HEREIN OR THEREIN IS CORRECT AT ANY TIME SUBSEQUENT TO THE DATE HEREOF.

                            ------------------------

                               TABLE OF CONTENTS

                                                                            PAGE
                                                                            ----
Available Information.....................................................    2
Incorporation of Certain Documents by Reference...........................    2
The Company...............................................................    3
Dividend Policy...........................................................    3
Use of Proceeds...........................................................    3
Ratio of Earnings to Fixed Charges and Ratio of Earnings to Fixed Charges
  and Preferred Stock Requirements........................................    4
Description of Convertible Debt
  Securities..............................................................    4
Description of Warrants...................................................   14
Description of Capital Stock..............................................   15
Description of Preferred Stock............................................   16
Description of Common Stock...............................................   19
Description of Series A, Series B, Series C and Series D Preferred Stock
  and Rights..............................................................   21
Corporate Governance and Control..........................................   28
Foreign Ownership of Shares...............................................   31
Potential Sales of Common Stock by Certain Stockholders...................   32
Plan of Distribution......................................................   34
Legal Opinions............................................................   35
Experts...................................................................   35

                                  $500,000,000

                                   NORTHWEST
                                    AIRLINES
                                  CORPORATION

                          CONVERTIBLE DEBT SECURITIES
                                PREFERRED STOCK
                              CLASS A COMMON STOCK
                              WARRANTS TO PURCHASE
                              CLASS A COMMON STOCK

                                          , 1996

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                  SUBJECT TO COMPLETION, DATED OCTOBER 2, 1996

INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.

PROSPECTUS

                                  $500,000,000

                            NORTHWEST AIRLINES, INC.

            DEBT SECURITIES AND WARRANTS TO PURCHASE DEBT SECURITIES
                             ---------------------
 PAYMENT OF PRINCIPAL, PREMIUM, IF ANY, AND INTEREST FULLY AND UNCONDITIONALLY
                                 GUARANTEED BY

                         NORTHWEST AIRLINES CORPORATION

    Northwest Airlines, Inc. ("Northwest") may from time to time offer, together or separately, its debt securities, consisting of debentures, notes and/or other evidences of indebtedness representing unsecured obligations of Northwest (the "Debt Securities"), and warrants (the "Warrants") to purchase Debt Securities (collectively, the "Securities"), in amounts, at prices and on terms to be determined at the time of offering. The Debt Securities offered pursuant to this Prospectus may be issued as unsecured and unsubordinated Debt Securities ("Senior Debt Securities") or as unsecured and subordinated Debt Securities ("Senior Subordinated Debt Securities"), in one or more series and, together with any Warrants, will be limited to $500,000,000 aggregate public offering price and exercise price (or its equivalent (based on the applicable exchange rate at the time of sale) in one or more foreign currencies or currency units).

    The specific terms of the particular Securities in respect of which this Prospectus is being delivered (the "Offered Securities") will be set forth in a supplement to this Prospectus (the "Prospectus Supplement") which will be delivered together with this Prospectus, including, where applicable, in the case of Debt Securities, the specific designation (including whether the Offered Securities are Senior Debt Securities or Senior Subordinated Debt Securities), aggregate principal amount, the denomination, maturity, premium, if any, the rate (which may be fixed or variable), time and method of calculating payments of interest, if any, the place or places where principal of, premium, if any, and interest, if any, on such Debt Securities will be payable, the currency in which principal of, premium, if any, and interest, if any, on such Debt Securities will be payable, any terms of redemption at the option of Northwest or the holder, any sinking fund provisions, the initial public offering price and other special terms and, in the case of Warrants, the specific designation, aggregate number, duration, initial public offering price, exercise price, currency in which the exercise price is payable, detachability of any Warrants, description of the Debt Securities for which such Warrants are exercisable, terms of any mandatory or optional call and other special terms, together with any other terms in connection with the offering and sale of the Offered Securities, and the net proceeds to Northwest from such offering. This Prospectus, together with the Prospectus Supplement relating to any Warrants that have been issued, may also be delivered in connection with the issuance of the Debt Securities for which such Warrants are exercised.

    The Securities may be denominated in United States dollars or, at the option of Northwest if so specified in the applicable Prospectus Supplement, in one or more foreign currencies or currency units. The Debt Securities may be issued in registered form or bearer form, or both. If so specified in the applicable Prospectus Supplement, Debt Securities of a series may be issued in whole or in part in the form of one or more temporary or permanent global securities.

    The Senior Debt Securities will rank on a parity with all unsecured and unsubordinated indebtedness of Northwest, and the Senior Subordinated Debt Securities will be subordinated in right of payment to all Senior Indebtedness (as hereinafter defined). See "Description of Securities--Subordination of Senior Subordinated Debt Securities." The Senior Debt Securities and the Senior Subordinated Debt Securities will be fully and unconditionally guaranteed (the "Parent Guaranty") by Northwest Airlines Corporation ("NWA Corp." and, together with its subsidiaries, the "Company"), the indirect parent of Northwest, on a senior basis and a senior subordinated basis, respectively.

    As of June 30, 1996, Northwest had $2,128.9 million of long-term debt and capital lease obligations which would rank PARI PASSU in right of payment with the Senior Debt Securities, of which $1,789.1 million was secured by Northwest's assets and no long-term debt or capital lease obligations which would rank senior in right of payment to the Senior Debt Securities. As of the same date, Northwest had no long-term debt or capital lease obligations which would rank PARI PASSU in right of payment with the Senior Subordinated Debt Securities and $2,128.9 million of long-term debt and capital lease obligations which would rank senior in right of payment to the Senior Subordinated Debt Securities, of which $1,789.1 million was secured by Northwest's assets. As of the same date, NWA Corp. had $609.9 million of long-term debt obligations (consisting entirely of NWA Corp.'s guarantees of the indebtedness of subsidiaries) which would rank PARI PASSU in right of payment with the Parent Guaranty of the Senior Debt Securities, none of which was secured by NWA Corp.'s assets, and which would rank prior in right of payment to the Parent Guaranty of the Senior Subordinated Debt Securities. As of such date, NWA Corp. had no obligations which would rank senior in right of payment to the Parent Guaranty of the Senior Debt Securities and no obligations which would rank PARI PASSU in right of payment with the Parent Guaranty of the Senior Subordinated Debt Securities.
                         ------------------------------

    Northwest may sell the Securities to or through underwriters, through dealers or agents or directly to purchasers. See "Plan of Distribution." The Prospectus Supplement will set forth the names of any underwriters, dealers or agents involved in the sale of the Offered Securities in respect of which this Prospectus is being delivered, the proposed amounts, if any, to be purchased by underwriters and the compensation, if any, of such underwriters or agents.

    THIS PROSPECTUS MAY NOT BE USED TO CONSUMMATE SALES OF DEBT SECURITIES OR WARRANTS UNLESS ACCOMPANIED BY A PROSPECTUS SUPPLEMENT.
                         ------------------------------
 THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
     EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION
         PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY
            REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

               The date of this Prospectus is             , 1996.

                             AVAILABLE INFORMATION

    NWA Corp. and Northwest together have filed with the Securities and Exchange Commission (the "Commission") a Registration Statement on Form S-3 (together with all amendments and exhibits, the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the Securities offered hereby. This Prospectus does not contain all of the information set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the Commission, and to which reference is hereby made. Statements made in this Prospectus as to the contents of any contract, agreement or other document referred to are not necessarily complete. With respect to each such contract, agreement or other document filed as an exhibit to the Registration Statement, reference is made to the exhibit for a more complete description of the matter involved.

    NWA Corp. is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files periodic reports and other information with the Commission. Such reports and other information, as well as the Registration Statement, including exhibits and schedules filed therewith, may be inspected at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, Room 1024, and at the regional offices of the Commission located at Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661 and at 7 World Trade Center, 13th Floor, New York, New York 10048. Copies of such materials may be obtained from the Public Reference Section of the Commission, 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates. The Commission maintains a Web site (http://www.sec.gov) that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission. Northwest is not required to file separate reports, proxy statements or other information with the Commission pursuant to the requirements of the Exchange Act. Instead, information with respect to Northwest is provided, to the extent required, in filings made by NWA Corp.

    Separate financial statements of Northwest are not being provided because all of the securities being issued by Northwest under this prospectus are fully and unconditionally guaranteed by NWA Corp. and such financial statements are therefore not deemed material.

    UNLESS OTHERWISE STATED HEREIN, INFORMATION CONTAINED HEREIN CONCERNING THE AGGREGATE NUMBER OF SHARES AND RESPECTIVE PERCENTAGES OF NWA CORP. STOCK HELD BY INVESTORS IS BASED ON THE FOLLOWING ASSUMPTIONS: (I) THE ISSUANCE OF ALL CLASS A COMMON STOCK, PAR VALUE $.01 PER SHARE, OF NWA CORP. (THE "CLASS A COMMON STOCK"), AND CLASS B COMMON STOCK, PAR VALUE $.01 PER SHARE, OF NWA CORP. (THE "CLASS B COMMON STOCK" AND, TOGETHER WITH THE CLASS A COMMON STOCK, THE "COMMON STOCK") AND SERIES C PREFERRED STOCK TO BE ISSUED TO THE EMPLOYEE TRUSTS (AS DEFINED HEREIN) PURSUANT TO THE EQUITY LETTER AGREEMENTS (AS DEFINED HEREIN) AND THE CONVERSION OF THE SERIES C PREFERRED STOCK INTO COMMON STOCK AND (II) THE EXERCISE OF ALL STOCK OPTIONS HELD BY EXECUTIVE OFFICERS THAT ARE EXERCISABLE WITHIN 60 DAYS OF JULY 31, 1996.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

    The following documents of NWA Corp., which have been filed with the Commission, are hereby incorporated by reference in this Prospectus:

    (a) NWA Corp.'s Annual Report on Form 10-K for the fiscal year ended December 31, 1995; and

    (b) NWA Corp.'s Quarterly Reports on Form 10-Q for the quarters ended March 31, 1996 and June 30, 1996.

    All documents filed by NWA Corp. pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of the offering of the Securities offered hereby shall be deemed to be incorporated by reference into this Prospectus and to be a part hereof from the respective dates of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus. The Exchange Act file number is 0-23642.

    NWA Corp. will provide without charge to any person to whom a copy of this Prospectus has been delivered, upon written or oral request, a copy of any or all of the foregoing documents incorporated herein by reference (other than exhibits to such documents). Requests should be directed to the Secretary's Office, NWA Corp., 5101 Northwest Drive, Dept. A1180, St. Paul, Minnesota 55111-3034, telephone number (612) 726-2111.

                                  THE COMPANY

    NWA Corp. was incorporated in February 1989 under the laws of the State of Delaware. Northwest, the principal wholly-owned indirect subsidiary of NWA Corp., operates the world's fourth largest airline (as measured by 1995 revenue passenger miles ("RPMs")) and is engaged principally in commercial transportation of passengers and cargo. Northwest's business focuses on the development of a global airline network through the optimization of Northwest's strategic assets, which include domestic hubs at Detroit and Minneapolis/St. Paul, an extensive Pacific route system with a hub at Tokyo, and a transatlantic alliance with KLM Royal Dutch Airlines ("KLM").

    Northwest operates substantial domestic and international route networks and as of June 30, 1996 directly serves more than 150 cities in 18 countries on the continents of North America, Asia and Europe. Northwest had more than 49 million enplanements and flew over 62 billion RPMs in 1995.

    NWA Inc., the parent company of Northwest, was acquired in 1989 (the "Acquisition") by NWA Corp., a Delaware corporation formed by Alfred A. Checchi, Gary L. Wilson, Frederic V. Malek, Fosters Brewing Group Ltd. of Australia ("Fosters"), Bankers Trust New York Corporation ("BTNY"), KLM and Richard C. Blum & Associates--NWA Partners, L.P. ("Blum") (together (other than Fosters, which has sold its interest in NWA Corp. to KLM), the "Original Investors") for the purpose of the Acquisition. As of July 31, 1996, the Original Investors beneficially owned approximately 46.9% of the common equity representing approximately 46.2% of the voting equity of NWA Corp. In addition, pursuant to certain agreements (the "Equity Letter Agreements") entered into by the Company with several unions representing the Company's employees, NWA Corp. will have issued to trusts (the "Employee Trusts") for the benefit of Company employees shares of Series C Preferred Stock and Common Stock which represent approximately 22.7% of the voting equity of the Company as of July 31, 1996. The holders of Series C Preferred Stock have the right to elect three of the Company's directors (the "Series C Directors"). The Original Investors are parties to an Investor Stockholders' Agreement (the "Stockholders' Agreement") which governs their votes for the election of 11 of the Company's directors. The Stockholders' Agreement expires in July 1999, subject to earlier termination in certain circumstances. See "Corporate Governance and Control."

                            ------------------------

    NWA Corp. was originally formed under the name Wings Holdings Inc. The Company's principal executive offices are located at 2700 Lone Oak Parkway, Eagan, Minnesota 55121; its mailing address is 5101 Northwest Drive, St. Paul, Minnesota 55111-3034 and its telephone number is (612) 726-2111.

                                USE OF PROCEEDS

    Unless otherwise indicated in the applicable Prospectus Supplement, the net proceeds to Northwest from the sale of the Securities offered hereby will be added to the working capital of Northwest and will be available for general corporate purposes, among which may be the repayment of outstanding indebtedness and financing of capital expenditures. The Company does not currently expect to discharge any such indebtedness or finance any such capital expenditures with the proceeds of the sale of Securities offered hereby.

                       RATIO OF EARNINGS TO FIXED CHARGES

    The following table sets forth the ratio of earnings to fixed charges for NWA Corp. and its consolidated subsidiaries for the periods indicated. The ratio of earnings to fixed charges represents the number of times that fixed charges were covered by earnings. In computing the ratio, earnings represent consolidated earnings (loss) before income taxes, cumulative effect of accounting change and fixed charges (excluding capitalized interest). Fixed charges consist of interest expense (including capitalized interest), one-third of rental expense, which is considered representative of the interest factor, and amortization of debt discount and expense.

               YEAR ENDED DECEMBER 31
-----------------------------------------------------
  1995       1994       1993       1992       1991
---------  ---------  ---------  ---------  ---------
     1.91       1.88     (a)        (a)        (a)

------------------------

(a) Earnings did not cover fixed charges by $121.5 million for the year ended December 31, 1993, $1,513.5 million for the year ended December 31, 1992 and $522.1 million for the year ended December 31, 1991. Excluding non-recurring special charges of $94.3 million for the year ended December 31, 1993, and $792.7 million for the year ended December 31, 1992, earnings did not cover fixed charges by $27.2 million and $720.8 million for the two periods, respectively.

                         DESCRIPTION OF DEBT SECURITIES

    The Senior Debt Securities are to be issued under an Indenture, dated as of July 1, 1995, among Northwest, as issuer, NWA Corp., as guarantor, and State Street Bank & Trust Company, successor to The First National Bank of Boston, as Trustee (the "Senior Indenture"). The Senior Subordinated Debt Securities are to be issued under an Indenture, dated as of July 1, 1995, among Northwest, as issuer, NWA Corp., as guarantor, and State Street Bank & Trust Company, successor to The First National Bank of Boston, as Trustee (the "Subordinated Indenture"). The Senior Indenture and the Subordinated Indenture are referred to herein individually as an "Indenture" and collectively as the "Indentures." A copy of the form of each Indenture is filed as an exhibit to the Registration Statement of which this Prospectus is a part.

    A series of Debt Securities may be offered contemporaneously with an offering of Warrants to purchase an additional portion of such or another series of Debt Securities. Warrants to purchase a series of Debt Securities may also be offered independently of any offering of Debt Securities. See "Description of Warrants." The statements herein relating to the Debt Securities and the Indentures are summaries and reference is made to the detailed provisions of the Indentures, including the definitions therein of certain terms capitalized in this Prospectus. Where no distinction is made between the Senior Debt Securities and the Senior Subordinated Debt Securities or between the Senior Indenture and the Subordinated Indenture, such summaries refer to any Debt Securities and either Indenture. Whenever particular defined terms of the Indentures are referred to herein or in a Prospectus Supplement, such defined terms are incorporated herein or therein by reference.

    The anticipated market for the Debt Securities and the specific use of proceeds of an offering of such securities will be set forth in the applicable Prospectus Supplement.

GENERAL

    The Indentures do not limit the aggregate principal amount of Debt Securities which may be issued thereunder and provide that Debt Securities may be issued from time to time in one or more series. The Senior Debt Securities will be unsecured and unsubordinated obligations of Northwest and will rank on a parity with all other unsecured and unsubordinated indebtedness of Northwest. The Senior Subordinated Debt Securities will be unsecured obligations of Northwest and, as set forth below under "Subordination of

Senior Subordinated Debt Securities," will be subordinated in right of payment to all Senior Indebtedness of Northwest.

    Reference is made to the Prospectus Supplement which accompanies this Prospectus for a description of the specific series of Debt Securities being offered thereby or, if Warrants are being offered thereby, the Debt Securities to be issued upon exercise of such Warrants, including: (1) the specific designation of such Debt Securities, including whether the Debt Securities are Senior Debt Securities or Senior Subordinated Debt Securities; (2) any limit upon the aggregate principal amount of such Debt Securities; (3) the date or dates on which the principal of such Debt Securities will mature or the method of determining such date or dates; (4) the rate or rates (which may be fixed or variable) at which such Debt Securities will bear interest, if any, or the method of calculating such rate or rates; (5) the date or dates from which interest, if any, will accrue or the method by which such date or dates will be determined; (6) the date or dates on which interest, if any, will be payable and the record date or dates therefor; (7) the place or places where principal of, premium, if any, and interest, if any, on such Debt Securities will be payable;
(8) the period or periods within which, the price or prices at which, the currency or currencies (including currency units) in which, and the terms and conditions upon which, such Debt Securities may be redeemed, in whole or in part, at the option of Northwest; (9) the obligation, if any, of Northwest to redeem or purchase such Debt Securities pursuant to any sinking fund or analogous provisions, upon the happening of specified events, or at the option of a holder thereof and the period or periods within which, the price or prices at which and the terms and conditions upon which, such Debt Securities shall be redeemed or purchased, in whole or in part, pursuant to such obligations; (10) the denominations in which such Debt Securities are authorized to be issued;
(11) the currency or currency units for which Debt Securities may be purchased or in which Debt Securities may be denominated and/or the currency or currency units in which principal of, premium, if any, and/or interest, if any, on such Debt Securities will be payable or redeemable and whether Northwest or the holders of any such Debt Securities may elect to receive payments in respect of such Debt Securities in a currency or currency units other than that in which such Debt Securities are stated to be payable or redeemable; (12) if other than the principal amount thereof, the portion of the principal amount of such Debt Securities which will be payable upon declaration of the acceleration of the maturity thereof or the method by which such portion shall be determined; (13) the person to whom any interest on any such Debt Security shall be payable if other than the person in whose name such Debt Security is registered on the applicable record date; (14) any addition to, or modification or deletion of, any Event of Default or any covenant of Northwest or NWA Corp. specified in the Indenture with respect to such Debt Securities; (15) the application, if any, of such means of defeasance or covenant defeasance as may be specified for such Debt Securities and coupons; (16) whether such Debt Securities are to be issued in whole or in part in the form of one or more temporary or permanent global securities and, if so, the identity of the depositary for such global security or securities; (17) the terms and conditions relating to Warrants issued by Northwest in connection with or for the purchase of such Debt Securities; (18) any index used to determine the amount of payments of principal of (and premium, if any) and interest, if any, on such Debt Securities; (19) any provisions relating to the exchange of such Debt Securities; and (20) any other special terms pertaining to such Debt Securities. Unless otherwise specified in the applicable Prospectus Supplement, the Debt Securities will not be listed on any securities exchange.

    Unless otherwise specified in the applicable Prospectus Supplement, Debt Securities will be issued in fully registered form without coupons. Where Debt Securities of any series are issued in bearer form, the special restrictions and considerations, including special offering restrictions and special Federal income tax considerations, applicable to any such Debt Securities and to payment on and transfer and exchange of such Debt Securities will be described in the applicable Prospectus Supplement. Bearer Debt Securities will be transferable by delivery.

    Debt Securities may be sold at a substantial discount below their stated principal amount, bearing no interest or interest at a rate which at the time of issuance is below market rates. Certain Federal income tax consequences and special considerations applicable to any such Debt Securities will be described in the applicable Prospectus Supplement.

    If the purchase price of any Debt Securities is payable in one or more foreign currencies or currency units or if any Debt Securities are denominated in one or more foreign currencies or currency units or if the principal of, premium, if any, or interest, if any, on any Debt Securities is payable in one or more foreign currencies or currency units, the restrictions, elections, certain Federal income tax considerations, specific terms and other information with respect to such issue of Debt Securities and such foreign currency or currency units will be set forth in the applicable Prospectus Supplement.

DENOMINATIONS, PAYMENT, REGISTRATION, TRANSFER AND EXCHANGE

    Registered Securities will be issuable in denominations of $1,000 and integral multiples of $1,000, and Bearer Securities will be issuable in the denomination of $5,000 or, in each case, in such other denominations and currencies as may be in the terms of the Debt Securities of any particular series. Unless otherwise provided in the applicable Prospectus Supplement, payments in respect of the Debt Securities will be made, subject to any applicable laws and regulations, in the designated currency at the office or agency of Northwest maintained for that purpose as Northwest may designate from time to time, except that, at the option of Northwest, interest payments, if any, on Debt Securities in registered form may be made (i) by checks mailed by the Trustee to the holders of Debt Securities entitled thereto at their registered addresses or (ii) by wire transfer to an account maintained by the Person entitled thereto as specified in the Register. Unless otherwise indicated in an applicable Prospectus Supplement, payment of any installment of interest on Debt Securities in registered form will be made to the Person in whose name such Debt Security is registered at the close of business on the regular record date for such interest.

    Payment in respect of Debt Securities in bearer form will be payable in the currency and in the manner designated in the applicable Prospectus Supplement, subject to any applicable laws and regulations, at such paying agencies outside the United States as Northwest may appoint from time to time. The paying agents outside the United States, if any, initially appointed by Northwest for a series of Debt Securities will be named in the applicable Prospectus Supplement. Northwest may at any time designate additional Paying Agents or rescind the designation of any paying agents, except that, if Debt Securities of a series are issuable as Registered Securities, Northwest will be required to maintain at least one paying agent in each Place of Payment for such series and, if Debt Securities of a series are issuable as Bearer Securities, Northwest will be required to maintain a Paying Agent in a Place of Payment outside the United States where Debt Securities of such series and any coupons appertaining thereto may be presented and surrendered for payment. Northwest will have the right to require a holder of any Debt Security, in connection with the payment of the principal of, premium, if any, and interest, if any, on such Debt Security, to certify information to Northwest or, in the absence of such certification, Northwest will be entitled to rely on any legal presumption to enable Northwest to determine its duties and liabilities, if any, to deduct or withhold taxes, assessments or governmental charges from such payment.

    Unless otherwise provided in the applicable Prospectus Supplement, Debt Securities in registered form will be transferable or exchangeable at the agency of Northwest maintained for such purpose as designated by Northwest from time to time. Debt Securities may be transferred or exchanged without service charge, other than any tax or other governmental charge imposed in connection therewith.

    In the event of any redemption in part, Northwest shall not be required to
(i) issue, register the transfer of or exchange Debt Securities of any series during a period beginning at the opening of business 15 days before any selection of Debt Securities of that series to be redeemed and ending at the close of business on (A) if Debt Securities of the series are issuable only as Registered Securities, the day of mailing of the relevant notice of redemption and (B) if Debt Securities of the series are issuable as Bearer Securities, the day of the first publication of the relevant notice of redemption or, if Debt Securities of the series are also issuable as Registered Securities and there is no publication, the mailing of the relevant notice of redemption; (ii) register the transfer of or exchange any Registered Securities, or portion thereof, called for redemption or otherwise surrendered for repayment, except the unredeemed or unrepaid portion of any Registered Security being redeemed or repaid in part; or (iii) exchange any Bearer Security called for redemption, except to exchange such Bearer Security for a Registered Security of that series and like tenor which is immediately surrendered for redemption.

SUBORDINATION OF SENIOR SUBORDINATED DEBT SECURITIES

    The obligation of Northwest to make payment on account of the principal of, premium, if any, and interest, if any, on the Senior Subordinated Debt Securities will be subordinated and junior in right of payment, as set forth in the Subordinated Indenture, to the prior payment in full of all Senior Indebtedness of Northwest. The Senior Subordinated Debt Securities will rank PARI PASSU with any future Indebtedness of Northwest which by its terms states that it will rank PARI PASSU with the Senior Subordinated Debt Securities. The Senior Subordinated Debt Securities will rank senior to all other existing and future subordinated Indebtedness or other subordinated obligations of Northwest. Notwithstanding the foregoing, payment from the money or the proceeds of U.S. Government Obligations held in any defeasance trust described under "Defeasance" below is not subordinate to any Senior Indebtedness or subject to the restrictions described herein.

    "Senior Indebtedness" of Northwest means all Indebtedness of Northwest (other than the Senior Subordinated Debt Securities) unless such Indebtedness, by its terms or the terms of the instrument creating or evidencing it, is subordinate in right of payment to or PARI PASSU with the Senior Subordinated Debt Securities; PROVIDED, HOWEVER, that such Senior Indebtedness does not include (x) any Indebtedness, guarantee or other obligation of Northwest that is subordinate or junior in any respect to any other Indebtedness of Northwest or
(y) any Indebtedness of Northwest to any of its Subsidiaries or to any Person of which Northwest is a Subsidiary. "Indebtedness" of any Person means, without duplication, the principal of, premium, if any, and accrued and unpaid interest (including post-petition interest, whether or not allowable as a claim in bankruptcy) on (i) indebtedness of such Person for money borrowed, (ii) guarantees by such Person of indebtedness for money borrowed by any other Person, (iii) indebtedness of such Person evidenced by notes, debentures, bonds or other instruments of indebtedness for payment of which such Person is responsible or liable, (iv) obligations for the reimbursement of any obligor on any letter of credit, bankers' acceptance or similar credit transaction, (v) obligations of such Person under Capital Leases and Flight Equipment leases,
(vi) obligations under interest rate and currency swaps, caps, collars options, forward or spot contracts or similar arrangements or with respect to foreign currency hedges or aircraft fuel hedges, (vii) commitment and other bank financing fees under contractual obligations associated with bank debt, (viii) any indebtedness representing the deferred and unpaid purchase price of any property or business, and (ix) all deferrals, renewals, extensions and refundings of any such indebtedness or obligations; PROVIDED, HOWEVER, that Indebtedness shall not include amounts owed to trade creditors in the ordinary course of business, nonrecourse indebtedness secured by real property located outside the United States or operating lease rental payments (other than Flight Equipment lease rental payments) in the ordinary course of business.

    No payment on account of principal of, premium, if any, or interest on the Senior Subordinated Debt Securities or deposit pursuant to the provisions described under "Defeasance" below may be made if (i) any Senior Indebtedness is not paid when due (following the expiration of any applicable grace period) or
(ii) any other default on Senior Indebtedness occurs and the maturity of any Senior Indebtedness is accelerated in accordance with its terms unless, in either case, (a) such failure to pay or acceleration relates to Senior Indebtedness in an aggregate amount equal to or less than $20 million, (b) the default has been cured or waived or has ceased to exist, (c) such acceleration has been rescinded, or (d) such Senior Indebtedness has been paid in full. A failure to make any payment with respect to the Senior Subordinated Debt Securities as a result of the foregoing provisions will not limit the right of the holders of the Senior Subordinated Debt Securities to accelerate the maturity thereof as a result of such payment default.

    Upon any distribution of the assets of Northwest upon any dissolution, total or partial liquidation or reorganization of or similar proceeding relating to Northwest, the holders of Senior Indebtedness will be entitled to receive payment in full before the holders of the Senior Subordinated Debt Securities are entitled to receive any payment. By reason of such subordination, in the event of insolvency, creditors of Northwest who are holders of Senior Indebtedness or of other unsubordinated Indebtedness may recover more, ratably, than the holders of the Senior Subordinated Debt Securities.

THE PARENT GUARANTY

    NWA Corp. will unconditionally guarantee, pursuant to Indentures, the due and punctual payment of the principal of, premium, if any, and interest on the Debt Securities when the same shall become due, whether by acceleration or otherwise. The Parent Guaranty will be enforceable without any need first to enforce Debt Securities against Northwest. The Parent Guaranty of the Senior Subordinated Debt Securities will be subordinated and junior in right of payment, as set forth in the Senior Subordinated Debt Securities Indenture, to the prior payment in full of all Senior Indebtedness of NWA Corp. The terms of such subordination will parallel the subordination terms applicable to the Senior Subordinated Debt Securities as set forth above under "Subordination of Senior Subordinated Debt Securities," except that, for purposes of the Parent Guaranty, Senior Indebtedness of NWA Corp. means all Indebtedness of NWA Corp. (other than the Parent Guaranty) unless such Indebtedness, by its terms or by the terms of the instrument creating or evidencing it, is subordinate in right of payment to or PARI PASSU with the Parent Guaranty; PROVIDED, HOWEVER, that such Senior Indebtedness does not include any Indebtedness of NWA Corp. to any of its subsidiaries. The Parent Guaranty of the Senior Subordinated Debt Securities will rank PARI PASSU with any future Indebtedness of NWA Corp. which by its terms states that it will rank PARI PASSU with the Parent Guaranty of the Senior Subordinated Debt Securities. The Parent Guaranty of the Senior Subordinated Debt Securities will rank senior to all other existing and future subordinated Indebtedness or other subordinated obligations of NWA Corp.

GLOBAL DEBT SECURITIES

    The Debt Securities of a series may be issued in whole or in part in the form of one or more fully registered global securities (a "Registered Global Security") that will be deposited with a depositary (the "Depositary") or with a nominee for the Depositary identified in the applicable Prospectus Supplement. In such a case, one or more Registered Global Securities will be issued in a denomination or aggregate denominations equal to the portion of the aggregate principal amount of outstanding Debt Securities of the series to be represented by such Registered Global Security or Securities. Unless and until it is exchanged in whole or in part for Debt Securities in definitive certificated form, a Registered Global Security may not be registered for transfer or exchange except as a whole by the Depositary for such Registered Global Security to a nominee of such Depositary or by a nominee of such Depositary to such Depositary or another nominee of such Depositary or by such Depositary or any such nominee to a successor Depositary for such series or a nominee of such successor Depositary and except in the circumstances described in the applicable Prospectus Supplement.

    The specific terms of the depositary arrangement with respect to any portion of a series of Debt Securities to be represented by a Registered Global Security will be described in the applicable Prospectus Supplement. Northwest expects that the following provisions will apply to depositary arrangements.

    Upon the issuance of any Registered Global Security, and the deposit of such Registered Global Security with or on behalf of the Depositary for such Registered Global Security, the Depositary will credit, on its book-entry registration and transfer system, the respective principal amounts of the Debt Securities represented by such Registered Global Security to the accounts of institutions ("participants") that have accounts with the Depositary or its nominee. The accounts to be credited will be designated by the underwriters or agents engaging in the distribution of such Debt Securities or by Northwest, if such Debt Securities are offered and sold directly by Northwest. Ownership of beneficial interests in a Registered

Global Security will be limited to participants or persons that may hold interests through participants. Ownership of beneficial interests by participants in such Registered Global Security will be shown on, and the transfer of that ownership interest will be effected only through, records maintained by the Depositary for such Registered Global Security or by its nominee. Ownership of beneficial interests in such Registered Global Security by persons that hold through participants will be shown on, and the transfer of that ownership interest within such participant will be effected only through, records maintained by such participant. The laws of some jurisdictions require that certain purchasers of securities take physical delivery of such securities in certificated form. The foregoing limitations and such laws may impair the ability to transfer beneficial interests in such Registered Global Securities.

    So long as the Depositary for a Registered Global Security, or its nominee, is the registered owner of such Registered Global Security, such Depositary or such nominee, as the case may be, will be considered the sole owner or holder of the Debt Securities represented by such Registered Global Security for all purposes under the Indentures. Unless otherwise specified in the applicable Prospectus Supplement and except as specified below, owners of beneficial interests in such Registered Global Security will not be entitled to have Debt Securities of the series represented by such Registered Global Security registered in their names, will not receive or be entitled to receive physical delivery of Debt Securities of such series in certificated form and will not be considered the holders thereof for any purposes under the Indentures. Accordingly, each person owning a beneficial interest in such Registered Global Security must rely on the procedures of the Depositary and, if such person is not a participant, on the procedures of the participant through which such person owns its interest, to exercise any rights of a holder under the Indentures. The Depositary may grant proxies and otherwise authorize participants to give or take any request, demand, authorization, direction, notice, consent, waiver or other action which a holder is entitled to give or take under the Indentures. Northwest understands that, under existing industry practices, if Northwest requests any action of holders or an owner of a beneficial interest in which Registered Global Security desires to give any notice or take any action a holder is entitled to give or take under the Indentures, the Depositary would authorize the participants to give such notice or take such action, and participants would authorize beneficial owners owning through such participants to give such notice or take such action or would otherwise act upon the instructions of beneficial owners owning through them.

    Unless otherwise specified in the applicable Prospectus Supplement, payments with respect to principal, premium, if any, and interest, if any, on Debt Securities represented by a Registered Global Security registered in the name of a Depositary or its nominee will be made to such Depositary or its nominee, as the case may be, as the registered owner of such Registered Global Security.

    Northwest expects that the Depositary for any Debt Securities represented by a Registered Global Security, upon receipt of any payment of principal, premium or interest, will immediately credit participants' accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of such Registered Global Security as shown on the records of such Depositary. Northwest also expects that payments by participants to owners of beneficial interests in such Registered Global Security held through such participants will be governed by standing instructions and customary practices, as is now the case with the securities held for the accounts of customers registered in "street names," and will be the responsibility of such participants. None of Northwest, NWA Corp., the Trustee or any agent of Northwest shall have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests of a Registered Global Security, or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

    Unless otherwise specified in the applicable Prospectus Supplement, if the Depositary for any Debt Securities represented by a Registered Global Security is at any time unwilling or unable to continue as Depositary and a successor Depositary is not appointed by Northwest within ninety days, Northwest will issue such Debt Securities in definitive certificated form in exchange for such Registered Global Security. In addition, Northwest may at any time and in its sole discretion determine not to have any of the Debt Securities of a series represented by one or more Registered Global Securities and, in such event, will issue

Debt Securities of such series in definitive certificated form in exchange for all of the Registered Global Securities representing such Debt Securities. Further, if Northwest so specifies with respect to the Debt Securities of a series, an owner of a beneficial interest in a Registered Global Security representing Debt Securities of such series may, on terms acceptable to Northwest and the Depositary for such Registered Global Security, receive Debt Securities of such series in definitive form registered in the name of such beneficial owner or its designee.

CONSOLIDATION, MERGER OR SALE BY NORTHWEST OR NWA CORP.

    Each Indenture provides that neither Northwest nor NWA Corp. may merge or consolidate with or into any other corporation or sell, convey, transfer, lease or otherwise dispose of all or substantially all of its assets to any Person, unless (i) (a) in the case of a merger or consolidation, Northwest or NWA Corp. is the surviving corporation, as the case may be, or (b) in the case of a merger or consolidation where Northwest or NWA Corp. is not the surviving corporation and in the case of such a sale, conveyance or other disposition, the resulting, successor or acquiring Person is a corporation organized and existing under the laws of the United States of America or a State thereof or the District of Columbia and such corporation expressly assumes by supplemental indenture all the obligations of Northwest under the Debt Securities and any coupons appertaining thereto (or of NWA Corp. under the Parent Guaranty, as the case may be) and the obligations of Northwest or NWA Corp., as the case may be, under the Indentures, (ii) immediately after giving effect to such merger or consolidation, or such sale, conveyance, transfer, lease or other disposition (including, without limitation, any Debt directly or indirectly incurred or anticipated to be incurred in connection with or in respect of such transaction), no Default or Event of Default shall have occurred and be continuing and (iii) certain other conditions are met. In the event a successor corporation assumes the obligations of Northwest or NWA Corp., as the case may be, such successor corporation shall succeed to and be substituted for Northwest or NWA Corp. as the case may be, under the Indentures and under the Debt Securities and any coupons appertaining thereto and all obligations of Northwest or NWA Corp., as the case may be, shall terminate. In the event of any such permitted consolidation, merger, sale, conveyance, disposition or other change of control transaction (including a highly leveraged transaction), the holders of the Debt Securities will not have the right to require redemption thereof or similar rights unless otherwise provided in the applicable Prospectus Supplement.

EVENTS OF DEFAULT, NOTICE AND CERTAIN RIGHTS ON DEFAULT

    Events of Default with respect to Debt Securities of any series issued thereunder are defined in the Indentures as being: default for thirty days in payment of any interest on any Debt Security of that series or any coupon appertaining thereto or any additional amount payable with respect to Debt Securities of such series as specified in the applicable Prospectus Supplement when due; default in payment of principal, premium, if any, or on redemption or otherwise, or in the making of a mandatory sinking fund payment of any Debt Securities of that series when due; default for sixty days after notice to Northwest or NWA Corp., as applicable, by the Trustee for such series, or by the holders of 25% in aggregate principal amount of the Debt Securities of such series then outstanding, in the performance of any other agreement applicable to the Debt Securities of that series, in the Indenture or in any supplemental indenture or board resolution referred to therein under which the Debt Securities of that series may have been issued; and certain events of bankruptcy, insolvency or reorganization of Northwest or NWA Corp. Any other Events of Default applicable to a specified series of Debt Securities will be described in the applicable Prospectus Supplement. An Event of Default with respect to a particular series of Debt Securities will not necessarily be an Event of Default with respect to any other series of Debt Securities.

    The Indentures provide that, if an Event of Default specified therein occurs with respect to the Debt Securities of any series issued thereunder and is continuing, the Trustee for such series or the holders of 25% in aggregate principal amount of all of the outstanding Debt Securities of that series, by written notice to Northwest (and to the Trustee for such series, if notice is given by such holders of Debt Securities), may declare the principal (or, if the Debt Securities of that series are original issue discount Debt Securities or indexed Debt Securities, such portion of the principal amount specified in the applicable Prospectus Supplement) of all the Debt Securities of that series to be due and payable.

    The Indentures provide that the Trustee for any series of Debt Securities shall, within ninety days after the occurrence of a Default known to it with respect to Debt Securities of that series, give to the holders of the Debt Securities of that series notice of all such uncured Defaults; PROVIDED, that such notice shall not be given until 60 days after the occurrence of a Default with respect to Debt Securities of that series involving a failure to perform a covenant other than the obligation to pay principal, premium, if any, or interest or make a mandatory sinking fund payment; and PROVIDED FURTHER, that, except in the case of default in payment on the Debt Securities of that series, the Trustee may withhold the notice if and so long as a committee of its Responsible Officers (as defined therein) in good faith determines that withholding such notice is in the interest of the holders of the Debt Securities of that series. "Default" means any event which is, or, after notice or passage of time or both, would be, an Event of Default.

    The Indentures provide that the Trustee will be under no obligation to exercise any of its rights or powers under such Indenture at the request or direction of any of the Holders, unless such Holders shall have offered to the Trustee reasonable indemnity. Subject to such provisions for indemnification of the Trustee, the Indentures provide that the holders of not less than a majority in aggregate principal amount of the Debt Securities of each series affected (with each such series voting as a class) may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee for such series, or exercising any trust or power conferred on such Trustee.

    The Indentures include a covenant that Northwest will file annually with the Trustee a certificate as to Northwest's compliance with all conditions and covenants of the applicable Indenture.

    The holders of not less than a majority in aggregate principal amount of any series of Debt Securities by notice to the Trustee for such series may waive, on behalf of the holders of all Debt Securities of such series, any past Default or Event of Default with respect to that series and its consequences, and may rescind and annul a declaration of acceleration with respect to that series (unless a judgment or decree based on such acceleration has been obtained and entered), except a Default or Event of Default in the payment of the principal of, premium, if any, or interest, if any, on any Debt Security (and any acceleration resulting therefrom) and certain other defaults.

MODIFICATION OF THE INDENTURES

    The Indentures contain provisions permitting Northwest, NWA Corp. and the Trustee to enter into one or more supplemental indentures without the consent of the holders of any of the Debt Securities in order (i) to evidence the succession of another corporation to Northwest or NWA Corp. and the assumption of the covenants of Northwest or NWA Corp. by a successor; (ii) to add to the covenants of Northwest or NWA Corp. or surrender any right or power of Northwest or NWA Corp.; (iii) to add additional Events of Default with respect to any series; (iv) to add or change any provisions to such extent as necessary to permit or facilitate the issuance of Debt Securities in bearer form or in global form; (v) under certain circumstances to add to, change or eliminate any provision affecting Debt Securities not yet issued; (vi) to secure the Debt Securities; (vii) to establish the form or terms of Debt Securities; (viii) to evidence and provide for successor Trustees; (ix) if allowed without penalty under applicable laws and regulations, to permit payment in respect of Debt Securities in bearer form in the United States; (x) to correct or supplement any inconsistent provisions or to make any other provisions with respect to matters or questions arising under the Indentures, PROVIDED that such action does not adversely affect the interests of any holder of Debt Securities of any series issued under such Indentures in any material respect; or (xi) to cure any ambiguity or correct any mistake.

    The Indentures also contain provisions permitting Northwest, NWA Corp. and the Trustee, with the consent of the holders of a majority in aggregate principal amount of the outstanding Debt Securities of each series affected by such supplemental indenture, to execute supplemental indentures adding any provisions to or changing or eliminating any of the provisions of the Indentures or any supplemental indenture or modifying the rights of the holders of Debt Securities of such series, except that no such supplemental indenture may, without the consent of the holder of each Debt Security so affected, (i) change the time for payment of principal or interest on any Debt Security; (ii) reduce the principal of, or any installment of principal of, or interest on any Debt Security; (iii) reduce the amount of premium, if any, payable upon the redemption of any Debt Security; (iv) reduce the amount of principal payable upon acceleration of the maturity of an Original Issue Discount Debt Security;
(v) change the coin or currency in which any Debt Security or any premium or interest thereon is payable; (vi) impair the right to institute suit for the enforcement of any payment on or with respect to any Debt Security; (vii) reduce the percentage in principal amount of the outstanding Debt Securities of any series the consent of whose holders is required for modification or amendment of the Indentures or for waiver of compliance with certain provisions of the Indentures or for waiver of certain defaults; (viii) change the obligation of Northwest to maintain an office or agency in the places and for the purposes specified in the Indentures; (ix) modify the obligations of NWA Corp. to make payment under the Parent Guaranty; or (x) modify any of the foregoing provisions.

DEFEASANCE

    If indicated in the applicable Prospectus Supplement, Northwest may elect either (i) to defease and be discharged from any and all obligations with respect to the Debt Securities of or within any series (except as described below) ("defeasance") or (ii) to be released from its obligations with respect to certain covenants applicable to the Debt Securities of or within any series ("covenant defeasance"), upon the deposit with the Trustee for such series (or other qualifying trustee), in trust for such purpose, of money and/or Government Obligations which through the payment of principal and interest in accordance with their terms will provide money in the amount sufficient to pay the principal of, premium, if any, and interest on such Debt Securities to Maturity or redemption, as the case may be, and any mandatory sinking fund or analogous payments thereon. Upon the occurrence of a defeasance, Northwest will be deemed to have paid and discharged the entire indebtedness represented by such Debt Securities and any coupons appertaining thereto and to have satisfied all of its other obligations under such Debt Securities and any coupons appertaining thereto (except for (i) the rights of holders of such Debt Securities to receive, solely from the trust funds deposited to defease such Debt Securities, payments in respect of the principal of, premium, if any, and interest, if any, on such Debt Securities or any coupons appertaining thereto when such payments are due and (ii) certain other obligations as provided in the Indentures). Upon the occurrence of a covenant defeasance, Northwest will be released only from its obligations to comply with certain covenants contained in the Indenture relating to such Debt Securities, will continue to be obligated in all other respects under such Debt Securities and will continue to be contingently liable with respect to the payment of principal, interest, if any, and premium, if any, with respect to such Debt Securities.

    Unless otherwise specified in the applicable Prospectus Supplement and except as described below, the conditions to both defeasance and covenant defeasance are as follows: (i) such defeasance or covenant defeasance must not result in a breach or violation of, or constitute a Default or Event of Default under, the applicable Indenture, or result in a breach or violation of, or constitute a default under, any other material agreement or instrument of Northwest; (ii) certain bankruptcy related Defaults or Events of Default with respect to Northwest must not have occurred and be continuing during the period commencing on the date of the deposit of the trust funds to defease such Debt Securities and ending on the 91st day after such date; (iii) Northwest must deliver to the Trustee an Opinion of Counsel to the effect that the holders of such Debt Securities will not recognize income, gain or loss for Federal income tax purposes as a result of such defeasance or covenant defeasance and will be subject to Federal income tax on the same amounts and in the same manner and at all the same times as would have been the case if such defeasance or covenant defeasance had not occurred (such Opinion of Counsel, in the case of defeasance, must refer to and be based upon a ruling of the Internal Revenue Service or a change in applicable Federal income tax law occurring after the date of the Indentures); (iv) Northwest must deliver to the Trustee an Officers' Certificate and an Opinion of Counsel with respect to compliance with the conditions precedent to such defeasance or covenant defeasance and with respect to certain registration requirements under the Investment Company Act of 1940, as amended; and (v) any additional conditions to such defeasance or covenant defeasance which may be imposed on Northwest pursuant to the applicable Indenture. The Indentures require that a nationally recognized firm of independent public accountants deliver to the Trustee a written certification as to the sufficiency of the trust funds deposited for the defeasance or covenant defeasance of such Debt Securities. The Indentures do not provide the holders of such Debt Securities with recourse against such firm. If indicated in the applicable Prospectus Supplement, in addition to obligations of the United States or an agency or instrumentality thereof, Government Obligations may include obligations of the government or any agency or instrumentality of the government issuing the currency in which Debt Securities of such series are payable. In the event that Government Obligations deposited with the Trustee for the defeasance of such Debt Securities decrease in value or default subsequent to their being deposited, Northwest will have no further obligation, and the holders of such Debt Securities will have no additional recourse against Northwest, as a result of such decrease in value or default. As described above, in the event of a covenant defeasance, Northwest remains contingently liable with respect to the payment of principal, interest, if any, and premium, if any, with respect to the Debt Securities.

    Northwest may exercise its defeasance option with respect to such Debt Securities notwithstanding its prior exercise of its covenant defeasance option. If Northwest exercises its defeasance option, payment of such Debt Securities may not be accelerated because of a Default or an Event of Default. If Northwest exercises its covenant defeasance option, payment of such Debt Securities may not be accelerated by reason of a Default or an Event of Default with respect to the covenants to which such covenant defeasance is applicable. However, if such acceleration were to occur, the realizable value at the acceleration date of the money and Government Obligations in the defeasance trust could be less than the principal and interest then due on such Debt Securities, in that the required deposit in the defeasance trust is based upon scheduled cash flow rather than market value, which will vary depending upon interest rates and other factors.

    The applicable Prospectus Supplement may further describe the provisions, if any, applicable to defeasance or covenant defeasance with respect to Debt Securities of a particular series.

THE TRUSTEE

    State Street Bank & Trust Company, successor to The First National Bank of Boston, is the Trustee under the Indentures. Northwest and NWA Corp. also maintain banking and other commercial relationships with State Street Bank & Trust Company, successor to The First National Bank of Boston, and its affiliates in the ordinary course of business and State Street Bank & Trust Company, successor to The First National Bank of Boston, acts as Trustee under several other indentures for NWA Corp. and Northwest.

                            DESCRIPTION OF WARRANTS

    Northwest may issue Warrants for the purchase of Debt Securities. Warrants may be issued together with or separately from any Debt Securities offered by any Prospectus Supplement and, if issued together with Debt Securities, may be attached to or separate from such Debt Securities. The Warrants are to be issued under one or more separate Warrant Agreements (a "Warrant Agreement") to be entered into between Northwest and State Street Bank & Trust Company, successor to The First National Bank of Boston, as Warrant Agent, all as set forth in the Prospectus Supplement relating to the particular issue of Warrants. The Warrant Agent will act solely as an agent of Northwest in connection with the Warrants and will not assume any obligation or relationship of agency or trust for or with any holders of Warrants or beneficial owners of Warrants. The statements herein relating to the Warrants and the Warrant Agreements are summaries and reference is made to the detailed provisions of the Warrant Agreements. A form of Warrant Agreement for Warrants Sold Attached to Debt Securities and a form of Warrant Agreement for Warrants Sold Alone have been incorporated by reference as exhibits to the Registration Statement.

GENERAL

    If Warrants are offered, reference is made to the applicable Prospectus Supplement which accompanies this Prospectus for a description of the specific terms of the Warrants being offered thereby, including (i) the specific designation and aggregate number of such Warrants, (ii) the offering price and the currency or composite currencies for which Warrants may be purchased, (iii) the designation (including whether the Debt Securities are Senior Debt Securities or Senior Subordinated Debt Securities), aggregate principal amount, currency or composite currencies and terms of the Debt Securities purchasable upon exercise of the Warrants, (iv) if applicable, the designation and terms of the Debt Securities with which the Warrants are issued and the number of Warrants issued with the minimum denomination of each such Debt Security, (v) if applicable, the date on and after which the Warrants and the related Debt Securities will be separately transferable, (vi) the principal amount of Debt Securities purchasable upon exercise of one Warrant and the price or the manner of determining the price and currency or composite currencies or other consideration (which may include Debt Securities) for which such principal amount of Debt Securities may be purchased upon such exercise, (vii) the date on which the right to exercise the Warrants shall commence and the date on which such right shall expire (the "Expiration Date"), (viii) the terms of any mandatory or optional redemption by Northwest, (ix) certain Federal income tax consequences, (x) whether the certificates for Warrants will be issued in registered or unregistered form, and (xi) any other special terms pertaining to such Warrants. Unless otherwise specified in the applicable Prospectus Supplement, the Warrants will not be listed on any securities exchange.

    Warrant certificates may be exchanged for new Warrant certificates of different denominations, may (if in registered form) be presented for registration of transfer and exchange and may be exercised at an office or agency of the Warrant Agent maintained for that purpose (the "Warrant Agent Office"). No service charge will be made for any transfer or exchange of Warrant certificates, but Northwest may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith. Prior to the exercise of their Warrants, holders of Warrants will not have any of the rights of holders of the Debt Securities purchasable upon such exercise, including the right to receive payments of principal of, premium, if any, or interest, if any, on the Debt Securities purchasable upon such exercise or to enforce covenants in the Indenture.

    The Warrant Agent will act solely as an agent of Northwest in connection with the Warrants and will not assume any obligation or relationship of agency or trust for or with any holders of Warrants or beneficial owners of Warrants.

EXERCISE OF WARRANTS

    Each Warrant will entitle the holder to purchase such principal amount of Debt Securities at such exercise price, for such consideration and during such period or periods as shall in each case be set forth in, or calculable from, the Prospectus Supplement relating to the Warrants. Warrants may be exercised at any time during such period up to 5:00 P.M. New York City time on the Expiration Date set forth in the Prospectus Supplement relating to such Warrants. After the close of business on the Expiration Date (or such later date to which such Expiration Date may be extended by Northwest), unexercised Warrants will become void.

    Warrants may be exercised by delivery to the Warrant Agent of payment as provided in the applicable Prospectus Supplement of the amount required to purchase the Debt Securities purchasable upon such exercise together with certain information set forth on the reverse side of the Warrant certificate. Unless otherwise provided in the applicable Prospectus Supplement, upon receipt of such payment and the Warrant certificate properly completed and duly executed at the Warrant Agent Office or any other office or agency indicated in the applicable Prospectus Supplement, Northwest will, as soon as practicable, issue and deliver the Debt Securities purchasable upon such exercise. If fewer than all of the Warrants represented by such Warrant certificate are exercised, a new Warrant certificate will be issued for the amount of unexercised Warrants.

MODIFICATION OF WARRANT AGREEMENTS

    The Warrant Agreements contain a provision permitting Northwest and the Warrant Agent, without the consent of any Warrantholder, to supplement or amend the Warrant Agreement in order to cure any ambiguity, and to correct or supplement any provision contained therein which may be defective or inconsistent with any other provisions or to make other provisions in regard to matters or questions arising thereunder which Northwest and the Warrant Agent may deem necessary or desirable and which do not adversely affect the interests of the Warrantholders.

WARRANT AGENT

    State Street Bank & Trust Company, successor to The First National Bank of Boston will act as the Warrant Agent under the Warrant Agreement. Northwest and NWA Corp. maintain banking and other commercial relationships with the First National Bank of Boston and its affiliates in the ordinary course of business.

                          DESCRIPTION OF CAPITAL STOCK

    The following descriptions and the descriptions contained in "Description of Series A, Series B, Series C and Series D Preferred Stock and Rights" are summaries, and reference is made to the provisions of NWA Corp.'s Restated Certificate of Incorporation and bylaws and the agreements referred to in such descriptions, copies of which have been filed as exhibits to the Registration Statement of which this Prospectus is a part.

    The authorized capital stock of NWA Corp. consists of 360,020,000 shares, of which 250,000,000 shares have been designated as Class A Common Stock, 65,000,000 shares have been designated as Class B Common Stock, and 45,020,000 shares have been designated as preferred stock. Of such authorized shares of preferred stock, 10,000 shares have been designated Series A Preferred Stock, $.01 par value per share (the "Series A Preferred Stock"), 10,000 shares have been designated Series B Preferred Stock, $.01 par value per share (the "Series B Preferred Stock"), 25,000,000 shares have been designated Series C Preferred Stock, $.01 par value per share (the "Series C Preferred Stock"), 3,000,000 shares have been designated Series D Junior Participating Preferred Stock, $.01 par value per share (the "Series D Preferred Stock"), and 17,000,000 shares are undesignated.

    The preferred stock has preference over the Common Stock with respect to the payment of dividends and the distribution of assets in the event of a liquidation or dissolution of the Company. In addition, the Board of Directors of NWA Corp. has the authority to issue additional preferred stock in one or more series and to fix the voting and other powers, designations, dividends, preferences and relative, participating, optional, conversion, exchange, redemption and other special rights and qualifications, limitations or restrictions thereon of any such series of preferred stock.

            DESCRIPTION OF SERIES A, SERIES B, SERIES C AND SERIES D
                           PREFERRED STOCK AND RIGHTS

SERIES A PREFERRED STOCK

    As of July 31, 1996, 1,308.8 shares of Series A Preferred Stock were outstanding, all of which were held by KLM and by a trust for the benefit of KLM. Each share of Series A Preferred Stock is entitled to a preference in voluntary and involuntary liquidation in the amount of $50,000 per share, plus accrued and unpaid dividends. Each share of Series A Preferred Stock is entitled to one vote at all meetings of stockholders of the Company for the election of directors (other than directors elected by the holders of Series C Preferred Stock).

    The Company is obligated to redeem the Series A Preferred Stock, including accrued and unpaid dividends, in three equal annual installments on August 1, 2000, 2001 and 2002. The dividend rate on the Series A Preferred Stock is 8% per annum on the per share liquidation amount. Dividends accrue semi-annually during the five-year period commencing on August 1, 1993 and are subsequently payable upon redemption of the Series A Preferred Stock. After August 1, 1998 (at which date the aggregate liquidation preference of the Series A Preferred Stock is expected to be approximately $425 million), dividends are payable in cash. To the extent cash dividends are not paid when due, the annual dividend rate will increase by 0.5% every six months with a maximum dividend rate of 10%. Cash dividends are cumulative if unpaid.

    The Series A Preferred Stock ranks senior to the Series B, Series C and Series D Preferred Stock and all classes of Common Stock with respect to liquidation and dividend rights. At any time, at the option of the Company, the Series A Preferred Stock is redeemable (in whole only). All outstanding shares of Series A Preferred Stock must have been previously redeemed before an optional redemption of any Series B or Series C Preferred Stock is permitted.

    In the event that the Company is in default with respect to payment on the shares of Series A Preferred Stock, and if, as a result of the Company's failure to redeem the Series C Preferred Stock in accordance with its terms, additional Series C Directors are added to the Board of Directors as the representative of such defaulted series, then a majority of the holders of the Series A Preferred Stock, voting as a separate series, will, if such series is in default, thereupon be entitled to elect one additional director as the representative of such defaulted series.

SERIES B PREFERRED STOCK

    As of July 31, 1996, 2,163.2 shares of Series B Preferred Stock were outstanding. Of such shares, 436.2 shares were beneficially owned by KLM and 1,727 shares were owned by Blum.

    Each share of Series B Preferred Stock is entitled to a preference in voluntary and involuntary liquidation in the amount of $50,000 per share, plus accrued and unpaid dividends. Each share of Series B Preferred Stock is entitled to one vote at all meetings of stockholders of the Company for the election of directors (other than directors elected by the holders of Series C Preferred Stock).

    The Company is obligated to redeem the Series B Preferred Stock, including accrued and unpaid dividends, in three equal annual installments on August 1, 2001, 2002 and 2003. The dividend rate on the Series B Preferred Stock is 8% per annum on the per share liquidation amount. Dividends accrue semi-annually during the five-year period commencing on August 1, 1993 and are subsequently payable upon redemption of the Series B Preferred Stock. After August 1, 1998 (at which date the aggregate liquidation preference of the Series B Preferred Stock is expected to be approximately $380 million), dividends are payable in cash. To the extent cash dividends are not paid when due, the annual dividend rate will increase by 0.5% every six months with a maximum dividend rate of 10%. Cash dividends are cumulative if unpaid.

    The Series B Preferred Stock ranks junior to the Series A Preferred Stock and senior to the Series C and Series D Preferred Stock and all classes of Common Stock with respect to liquidation and dividend rights. At any time at the option of the Company, the Series B Preferred Stock is redeemable (in whole or in $50 million increments). All outstanding shares of Series A Preferred Stock must have been previously redeemed before an optional redemption of any Series B or Series C Preferred Stock is permitted. All outstanding shares of Series B Preferred Stock must have been previously redeemed before an optional redemption of any Series C Preferred Stock is permitted.

    In the event that the Company is in default with respect to payment of the shares of Series B Preferred Stock, and if, as a result of the Company's failure to redeem the Series C Preferred Stock in accordance with its terms, additional Series C Directors are added to the Board of Directors, then a majority of the holders of the Series B Preferred Stock, voting as a separate series, will, if such series is in default, thereupon be entitled to elect one additional director as the representative of such defaulted series.

SERIES C PREFERRED STOCK

    GENERAL

    Pursuant to Equity Letter Agreements entered into by the Company with the several unions representing the Company's employees, the Company agreed to contribute in installments to the Employee Trusts for the benefit of its employees (including management and certain other employees not represented by any union) 18,214,419 shares of Series C Preferred Stock. The Employee Trusts were established under the Northwest Airlines Corporation Employee Stock Plan (the "Plan"), which is a qualified profit-sharing plan for purposes of ERISA. The Company agreed to issue such shares as part of an overall revised compensation plan for the Company's employees.

    CONVERSION RIGHTS

    Each share of Series C Preferred Stock is convertible at any time prior to redemption into 1.3640 shares of Common Stock, currently consisting of 1.2967 shares of Class A Common Stock and 0.0673 shares of Class B Common Stock. The respective number of shares of Class A and Class B Common Stock issuable upon conversion will be adjusted to the extent necessary to correspond to the then existing ratio of Class A Common Stock to Class B Common Stock issued to Original Investors.

    The Equity Letter Agreements also provided for a "Special Conversion Option" which, if elected, would result in the Employee Trusts receiving Common Stock at the rate of 1.9096 shares of Common Stock (rather than 1.3640) for each share of Series C Preferred Stock that they would otherwise receive. The Special Conversion Option expired on February 9, 1994. On that day, certain employee groups elected to exercise the Special Conversion Option. As a result, the total stock to be contributed to the Employee Trusts, based on current projections, consists of 8,905,126 shares of Series C Preferred Stock, 16,900,343 shares of Special Voting Class A Common Stock and 876,682 shares of Class B Common Stock, which in the aggregate represents 22.7% of the Company's voting shares outstanding as of July 31, 1996.

    The Employee Trusts and Qualified Holders may only convert Class B Common Stock into Class A Common Stock at such time and in such amounts as is necessary to preserve the ratio of the number of outstanding shares of Class A Common Stock then outstanding to the number of shares of outstanding Class B Common Stock issued to Original Investors. Upon any sale or transfer by a Qualified Holder to a person who is not a Qualified Holder of shares of Series C Preferred Stock or shares of Class B Common Stock received upon conversion of such Series C Preferred Stock, such shares will automatically convert into shares of Class A Common Stock.

    PUT RIGHT

    During the 60-day period ending ten years after August 1, 1993 (the "Put Date"), the Employee Trusts and other "Qualified Holders" of the Series C Preferred Stock (generally consisting of current and former Northwest employees and their spouses, children and heirs) will have the right to put such stock to the

Company. Prior to the commencement of such 60-day period, the Company will have the right to elect either (i) to repurchase such Series C Preferred Stock with cash equal to the Put Price (defined below) or with shares of Class A Common Stock having an aggregate trading value (based on the average closing prices for Class A Common Stock during the 30-day period ending on the Put Date) equal to the Put Price, or (ii) to permit the relevant Employee Trust or Qualified Holder either (A) to receive the number of shares of Common Stock into which such Series C Preferred Stock would otherwise then be convertible plus the "Excess Amount" (as defined below) in cash, or (B) to have such number of shares of Common Stock otherwise issuable upon conversion sold by the Company, whereupon the relevant Employee Trust or Qualified Holder would receive in cash the proceeds realized upon such sale plus the Excess Amount.

    Notwithstanding the foregoing, any election by the Company to provide those exercising put rights with shares of Common Stock in lieu of cash (as described in clause (i) above) would require the approval of a majority of the Series C Directors (such directors being described under "Voting Rights" below). Any decision by the Company not to repurchase any shares of Series C Preferred Stock as described above requires the consent of a majority of the Series C Directors.

    The "Put Price" in 2003 of the Series C Preferred Stock will be equal to an estimated $381 million (which is the estimated actual labor cost savings based on the Company's current operating plan, reduced by the portion of such actual labor cost savings that would have been applicable to those shares of Series C Preferred Stock that have been converted), divided by the number of shares of Series C Preferred Stock issued by the Company, plus accrued and unpaid dividends on the Series C Preferred Stock, if any. The actual labor cost savings is calculated as the excess of the amount the Company would have paid its employees in basic hourly wages during the period covered by the labor cost savings absent the labor cost savings over the amount actually paid, together with certain savings in respect of reduced vacation accruals and certain work rule changes.

    The "Excess Amount" for each share of Series C Preferred Stock as to which the put right is exercised (which Excess Amount may be payable when the Company has elected the mechanism described in clause (ii) of the third preceding paragraph) is equal to the excess of (i) the Put Price over (ii) the specified market price per share of the Class A Common Stock received pursuant to such clause (ii), multiplied by the number of shares of Common Stock into which one share of Series C Preferred Stock may then be converted.

    In the event the Company fails to fulfill its mandatory redemption obligations as described above, on a quarterly basis thereafter the Company must use all cash held by the Company (or available under revolving credit agreements) in excess of all the Company's then currently anticipated cash needs for operations and capital requirements within one year of such determination date ("Available Cash") to make partial pro rata redemptions, provided such redemptions are not prohibited under applicable credit agreements or the Certificate of Designation for the Series A Preferred Stock or the Series B Preferred Stock. Cash held by NWA Corp.'s subsidiaries will be included in the calculation of Available Cash only to the extent such cash is made available to NWA Corp. pursuant to applicable law or any loan agreements or instruments to which NWA Corp. or any of its subsidiaries is a party or is subject.

    DIVIDENDS

    The "Dividend Date" for the Series C Preferred Stock is August 1 of each year. If the Class A Common Stock is listed on the New York or American Stock Exchange or quoted on the National Association of Securities Dealers Automated Quotations System on the business day preceding a Dividend Date, no dividend will accrue on the Series C Preferred Stock in respect of the year then ended. If the Class A Common Stock is not so listed or quoted on such business day, on the following Dividend Date each share of Series C Preferred Stock will accrue a cumulative dividend for the year then ended equal to 5% of (i) the actual labor cost savings realized by the Company from August 1, 1993 to such Dividend Date plus the aggregate amount of previously accrued dividends on such Series C Preferred Stock, divided by

(ii) the total number of shares of Series C Preferred Stock being issued by the Company. Because the Class A Common Stock is approved for quotation on the Nasdaq National Market, no dividends have accrued on the Series C Preferred Stock.

    In the event the Company fails to fulfill its mandatory redemption obligation described above, as of the Put Date the Series C Preferred Stock will begin to accrue a cumulative dividend payable quarterly at a rate equal to the greater of 12% per annum or the highest default dividend rate then payable on any series of Preferred Stock of the Company.

    VOTING RIGHTS

    The Series C Preferred Stock will vote in parity with the Class A Common Stock on all matters submitted to stockholders for vote, except that with respect to the election of directors the Series C Preferred Stock has the special voting rights described below. Each share of Series C Preferred Stock will have a number of votes equal to (i) (A) the total number of shares of Series C Preferred Stock issued or to be issued by the Company or, if greater, the number of shares of Class A Common Stock into which all such shares of Series C Preferred Stock (including any shares of Series C Preferred Stock not yet issued or already converted) would be convertible at such time under the Equity Letter Agreements, minus (B) the total number of shares of Series C Preferred Stock which prior to that time have been converted into shares of Common Stock or, if greater, the number of shares of Class A Common Stock into which those shares would be convertible at that time if they had not previously been converted, divided by (ii) the total number of shares of Series C Preferred Stock then outstanding. While the final contribution of stock to the Employee Trusts is not scheduled to occur until March 1997, as a result of the special voting rights of the Series C Preferred Stock, the outstanding shares have the right to vote as if all shares of Series C Preferred Stock to be issued to the Employee Trusts have been issued.

    With respect to the election of directors, the Series C Preferred Stock voting as a separate class is entitled to elect three Series C Directors, one of whom is to be nominated by the International Brotherhood of Teamsters, Chauffeurs, Warehousemen and Helpers of America ("IBT"), one by the International Association of Machinists and Aerospace Workers ("IAM") and one by the Northwest Master Executive Council (the "Northwest MEC") of the Air Line Pilots Association International ("ALPA"). In addition, until July 31, 2003, the number of Series C Directors will be the greater of three or the number that represents at least 15% of the Company's directors.

    In the event the Company fails to fulfill its mandatory redemption obligation described above, the number of Series C Directors will be increased to the greater of (i) three more than the number of Series C Directors then serving on the Company's Board of Directors, and (ii) the number of directors that would cause the proportion of Series C Directors to the total number of directors to be equal to the proportion of the total voting power of all shares of Series C Preferred Stock then outstanding to the total voting power of all shares of all voting capital stock of the Company then outstanding.

    If the holders of Series C Preferred Stock are entitled to elect more than three directors, the Northwest MEC, the IBT and the IAM will each be entitled to nominate one-third of the Series C Directors, and if the total number of Series C Directors is not a multiple of three, any remaining Series C Directors will be nominated by a unanimous vote of the existing Series C Directors designated by these three unions.

    Holders of Series C Preferred Stock will not be entitled to vote such stock for the election of any directors other than the Series C Directors. The entitlement of the holders of Series C Preferred Stock to elect the Series C Directors will expire on the first date on which no shares of Series C Preferred Stock are outstanding, whether as a result of conversions, exchanges, repurchases or redemptions.

    See "Corporate Governance and Control" for a description of certain veto rights exercisable by the Series C Directors.

    OPTIONAL REDEMPTION

    The Company may redeem the Series C Preferred Stock in whole or in part at the Put Price at any time on 60 days' prior notice. Notwithstanding the Company's attempt to redeem the Series C Preferred Stock in whole, until August 1, 2003, each Employee Trust may retain one share of Series C Preferred Stock for purposes of exercising the right to elect Series C Directors, as described above.

    LIQUIDATION PREFERENCE

    The Series C Preferred Stock has a liquidation preference per share equal to the Put Price. The Series C Preferred Stock ranks junior to the Series A Preferred Stock and the Series B Preferred Stock and senior to the Series D Preferred Stock both as to preference in liquidation and bankruptcy and the receipt of dividends and repayment. The issuance by the Company of a new series of Preferred Stock that ranks, as to both preference in liquidation and bankruptcy and the receipt of dividends and repayment, senior to or PARI PASSU with the Series C Preferred Stock, does not require the consent of the holders of the Series C Preferred Stock.

    ACCOUNTING TREATMENT

    Because of applicable accounting requirements, the Company must recognize compensation expense for each twelve-month period ending December 31 based on the values at December 31 of the Series C Preferred Stock and the Common Stock earned by employees during the preceding twelve-month period. Such non-cash stock-based compensation expense is calculated each month by (1) determining the aggregate current value of all Series C Preferred Stock and Common Stock earned by employees since the previous January 1 using current per share values as of the balance sheet date and then (2) subtracting the non-cash compensation expense recognized since the prior January 1. Any increase (decrease) in share values increases (decreases) non-cash compensation expense and the recorded effect in any month of a change in share prices is a function of all shares earned since the previous January 1. Such changes in share values may be unrelated to the period's performance or cash flows.

    Because of the Put Right associated with the Series C Preferred Stock, such stock is classified as a series of redeemable Preferred Stock of the Company instead of being included in common stockholders' equity. The carrying value of the Series C Preferred Stock will be accreted over ten years to the ultimate redemption amount for the Series C Preferred Stock (projected to approximate $381 million for the shares of Series C Preferred Stock that have not been converted). These accretions during the ten-year period beginning August 1, 1993 will not be charged to net income. Instead, the amount of the accretions during such period will be accomplished through a transfer of the periodic accretion amount from retained earnings (I.E., accumulated deficit) to the Series C Preferred Stock financial statement carrying value and will be deducted from net income to arrive at net income (loss) applicable to common stockholders.

SERIES D PREFERRED STOCK AND RIGHTS

    On November 16, 1995, the Board of Directors of the Company declared a dividend of one Preferred Share Purchase Right (a "Right") for each outstanding share of Class A Common Stock and Class B Common Stock. The dividend was paid on November 27, 1995 (the "Record Date") to the stockholders of record on that date. Each Right entitles the registered holder to purchase from the Company one one-hundredth of a share of Series D Preferred Stock at a price of $150 per one one-hundredth of a share of Series D Preferred Stock (the "Purchase Price"), subject to adjustment. The description and terms of the Rights are set forth in a Rights Agreement dated as of November 16, 1995, as the same may be amended from time to time (the "Rights Agreement"), between the Company and Norwest Bank Minnesota, N.A., as Rights Agent (the "Rights Agent").

    Until the earlier to occur of (a) 10 days following a public announcement that a person or group of affiliated or associated persons (an "Acquiring Person") have acquired beneficial ownership of a number of shares of Class A Common Stock equal to 19% or more of the sum of (i) the Common Shares then issued and outstanding, (ii) all Common Shares issuable pursuant to the Plan to the Employee Trusts, (iii) all Common Shares issuable upon conversion of all the shares of Series C Preferred Stock issued or issuable to the Employee Trusts pursuant to the Plan, (iv) all Common Shares issuable upon the exercise of all employee stock options issued and outstanding as of the date of this Agreement and (v) any other Common Shares not then actually issued and outstanding but which such Person would be deemed to beneficially own hereunder (other than the shares of Class A Common Stock issuable upon conversion of the shares of Class B Common Stock held by such Person or the Class B Common Stock issuable upon conversion of the Class A Common Stock held by such Person) (together, the "outstanding Common Shares"); PROVIDED, HOWEVER, that if a Person would be deemed an Acquiring Person upon the adoption of the Rights Agreement, such Person will not be deemed an "Acquiring Person" for any purposes of the Rights Agreement unless and until such Person acquires Beneficial Ownership of any additional shares of Class A Common Stock after the date of the adoption of the Rights Agreement unless upon the consummation of the acquisition of such additional shares of Class A Common Stock such Person does not beneficially own a number of shares of Class A Common Stock equal to 19% or more of the outstanding Common Shares or (b) 10 business days (or such later date as may be determined by action of the Board of Directors prior to such time as any person or group of affiliated persons becomes an Acquiring Person) following the commencement of, or announcement of an intention to make, a tender offer or exchange offer the consummation of which would result in the beneficial ownership by a person or group of a number of shares of Class A Common Stock equal to 19% or more of the number of outstanding Common Shares (the earlier of such dates being called the "Distribution Date"), the Rights will be evidenced, with respect to any of the Common Share certificates outstanding as of the Record Date, by such Common Share certificate.

    The Rights Agreement provides that, until the Distribution Date (or earlier redemption or expiration of the Rights), the Rights will be transferred with and only with the Common Shares; PROVIDED, HOWEVER, that prior to the Distribution Date, upon the conversion of shares of Class B Common Stock into shares of Class A Common Stock all Rights attached to the Class B Common Stock shall be deemed cancelled and retired by the Company and upon the conversion of shares of Class A Common Stock into shares of Class B Common Stock all Rights attached to the Class A Common Stock shall be deemed cancelled and retired by the Company. Until the Distribution Date (or earlier redemption or expiration of the Rights), new Common Share certificates issued after the Record Date upon transfer or new issuances of Common Shares (including pursuant to the conversion of Series C Series D Preferred Stock) will contain a notation incorporating the Rights Agreement by reference. Until the Distribution Date (or earlier redemption or expiration of the Rights), the surrender for transfer of any certificates for Common Shares outstanding as of the Record Date will also constitute the transfer of the Rights associated with the Common Shares represented by such certificate. As soon as practicable following the Distribution Date, separate certificates evidencing the Rights ("Right Certificates") will be mailed to holders of record of the Common Shares as of the close of business on the Distribution Date and such separate Right Certificates alone will evidence the Rights.

    The Rights are not exercisable until the Distribution Date. The Rights will expire on November 16, 2005 (the "Final Expiration Date"), unless the Final Expiration Date is extended or unless the Rights are earlier redeemed or exchanged by the Company, in each case as described below.

    The Purchase Price payable, and the number of shares of Series D Preferred Stock or other securities or property issuable, upon exercise of the Rights are subject to adjustment from time to time to prevent dilution (i) in the event of a stock dividend on, or a subdivision, combination or reclassification of, the Series D Preferred Stock, (ii) upon the grant to holders of the Series D Preferred Stock of certain rights or warrants to subscribe for or purchase Series D Preferred Stock at a price, or securities convertible into Series D Preferred Stock with a conversion price, less than the then-current market price of the Series D Preferred Stock or (iii) upon the distribution to holders of the Series D Preferred Stock of evidences of indebtedness or assets (excluding regular periodic cash dividends or dividends payable in Series D Preferred Stock) or of subscription rights or warrants (other than those referred to above).

    The number of outstanding Rights are also subject to adjustment in the event of a stock split of the Common Shares or a stock dividend on the Common Shares payable in Common Shares or subdivisions, consolidations or combinations of the Common Shares occurring, in any such case, prior to the Distribution Date.

    Shares of Series D Preferred Stock purchasable upon exercise of the Rights will not be redeemable. Each share of Series D Preferred Stock will be entitled, when, as and if declared, to a minimum preferential quarterly dividend payment of $1 per share but will be entitled to an aggregate dividend of 100 times the dividend declared per share of Common Stock. In the event of liquidation, the holders of the Series D Preferred Stock will be entitled to a minimum preferential liquidation payment of $100 per share (plus any accrued but unpaid dividends) but will be entitled to an aggregate payment of 100 times the payment made per share of Common Stock. Each share of Series D Preferred Stock will have 100 votes, voting together with the Common Stock. Finally, in the event of any merger, consolidation or other transaction in which shares of Common Stock are converted or exchanged, each share of Series D Preferred Stock will be entitled to receive 100 times the amount received per share of Common Stock. These rights are protected by customary antidilution provisions.

    In the event that any person or group of affiliated or associated persons becomes an Acquiring Person, each holder of a Right, other than Rights beneficially owned by the Acquiring Person (which will thereupon become void), will thereafter have the right to receive upon exercise of a Right at the then current exercise price of the Right, that number of shares of Class A Common Stock (or one one-hundredths of a share of Series D Preferred Stock) having a market value of two times the exercise price of the Right.

    In the event that, after a person or group has become an Acquiring Person, the Company is acquired in a merger or other business combination transaction or 50% or more of its consolidated assets or earning power are sold, proper provision will be made so that each holder of a Right (other than Rights beneficially owned by an Acquiring Person which will have become void) will thereafter have the right to receive, upon the exercise thereof at the then current exercise price of the Right, that number of shares of common stock of the person with whom the Company has engaged in the foregoing transaction (or its parent), which number of shares at the time of such transaction will have a market value of two times the exercise price of the Right.

    At any time after any person or group becomes an Acquiring Person and prior to the acquisition by such person or group of beneficial ownership of a number of shares of Class A Common Stock equal to 50% or more of the number of outstanding Common Shares, the Board of Directors of the Company may exchange the Rights (other than Rights owned by such person or group which will have become void), in whole or in part, at an exchange ratio of one share of Class A Common Stock, or one one-hundredth of a share of Series D Preferred Stock (or of a share of a class or series of the Company's preferred stock having equivalent rights, preferences and privileges), per Right (subject to adjustment).

    With certain exceptions, no adjustment in the Purchase Price will be required until cumulative adjustments require an adjustment of at least 1% in such Purchase Price. No fractional shares of Series D Preferred Stock will be issued (other than fractions which are integral multiples of one one-hundredth of a share of Series D Preferred Stock, which may, at the election of the Company, be evidenced by depositary receipts) and in lieu thereof, an adjustment in cash will be made based on the market price of the Series D Preferred Stock on the last trading day prior to the date of exercise.

    At any time prior to the time an Acquiring Person becomes such, the Board of Directors of the Company may redeem the Rights in whole, but not in part, at a price of $.01 per Right (the "Redemption

Price"). Immediately upon any redemption of the Rights, the right to exercise the Rights will terminate and the only right of the holders of Rights will be to receive the Redemption Price.

    For so long as the Rights are then redeemable, the Company may, except with respect to the redemption price, amend the Rights in any manner. After the Rights are no longer redeemable the Company may, except with respect to the redemption price, amend the Rights in any manner that does not adversely affect the interests of holders of the Rights.

    Until a Right is exercised, the holder thereof, as such, will have no rights as a stockholder of the Company, including, without limitation, the right to vote or to receive dividends.

                        CORPORATE GOVERNANCE AND CONTROL

    The Company's bylaws provide that the Board of Directors will consist of 15 members, subject to the rights of certain holders of Preferred Stock to elect additional directors to the Board of Directors under certain circumstances. The Certificate of Designation for the Series C Preferred Stock provides that the holders of the Series C Preferred Stock will be entitled to elect three of the 15 directors as long as any shares of Series C Preferred Stock are outstanding. See "Description of Series A, Series B, Series C and Series D Preferred Stock and Rights--Series C Preferred Stock--Voting Rights."

    Special meetings of stockholders may only be called by either the Chairman of the Board of Directors or at the direction of a majority of the Board of Directors. During the four-year period commencing August 1, 1993, approval of the following matters may be disapproved if votes against such approval are cast by directors who constitute a Blocking Coalition (as defined below): (i) the restructuring of the Company; (ii) any annual operating and capital budget or financing plan or any medium term business plan of the Company; (iii) any merger, consolidation or sale of the Company, or encumbrance of a substantial portion of its assets; (iv) any sale or relinquishment of a substantial portion of Northwest's DOT route authority or operating rights or any route or route authority granted pursuant to the 1952 bilateral agreement with Japan, and any sale or transfer of any combination of two or more international routes; (v) any sale or relinquishment of operational control over the Company or any material portion of its assets; (vi) the payment of Common Stock dividends or any redemption or repurchase of equity securities of the Company (except as required by the terms of the Company's Preferred Stock or stock option plan); (vii) any material (over $100 million) acquisitions, joint ventures or airline marketing agreements; (viii) any sale of Common Stock (or securities convertible into Common Stock) to any person or group of persons if after such sale such person or group would own more than 25% of the outstanding Common Stock; (ix) any voluntary bankruptcy filing or liquidation of the Company; or (x) the appointment or dismissal of the president or chief executive officer of NWA Corp., NWA Inc. or Northwest.

    A "Blocking Coalition" exists if at least five of the Company's directors vote against a matter considered by the Board of Directors and the negative votes cast against the matter satisfy the following specific requirements specified in the succeeding sentence designed to prevent any two of the following groups of directors from blocking any such matter that is approved by all other directors: (1) Alfred A. Checchi, Gary L. Wilson and Frederic V. Malek, or any person who fills a vacancy arising from the resignation, death, removal or expiration of the term of any of Messrs. Checchi, Wilson or Malek (the "Checchi-Wilson-Malek Directors"); (2) any person designated by KLM for election to the Board of Directors pursuant to the Stockholders' Agreement (the "KLM Directors"); and (3) the three Series C Directors. A Blocking Coalition must satisfy one of the following three requirements: (a) the three Checchi-Wilson-Malek Directors vote against the matter and the Blocking Coalition includes at least two other directors of whom not more than one may be a KLM Director and not more than one may be a Series C Director; (b) the three KLM Directors vote against the matter and the Blocking Coalition includes at least two other directors of whom not more than one may be a Checchi-Wilson-Malek Director and not more than one may be a Series C Director; or (c) the Series C Directors vote against the matter and the Blocking Coalition includes at least two directors of whom not more than one may be a Checchi-Wilson-Malek Director and not more than one may be a KLM Director.

    After August 1, 1997 or earlier in the event that the Series C Preferred Stock ceases to be outstanding, a vote of a simple majority of the entire Board of Directors is required in order to approve the foregoing actions.

STOCKHOLDERS' AGREEMENTS

    The Stockholders' Agreement provides the Original Investors will vote their shares of Common Stock and will cause their designees on the Board of Directors to vote in favor of the election of the following designated 11 directors:

    (i) three designees of Alfred A. Checchi and the Checchi Family Trusts (collectively, the "Checchi Family") and three designees of Gary L. Wilson and members of his family (the "Wilson Family"), except that prior to August 1, 1996, the Checchi Family and the Wilson Family collectively were entitled to designate three, rather than six, directors to the Board of Directors and of the remaining three seats on the Board of Directors, two were to be filled by Messrs. John H. Dasburg and Thomas L. Kempner and one was to be filled by a person nominated by the unanimous vote of the Board of Directors;

    (ii) one designee of Blum or its affiliates;

    (iii) one designee of BTNY or its affiliates; and

    (iv) three designees of KLM or its affiliates.

    Seven of the 11 current members of the Board of Directors are designees under the Stockholders' Agreement: Messrs. Checchi, Wilson and Malek were designated jointly by the Checchi Family and the Wilson Family; Mr. Richard C. Blum was designated by Blum; Mr. George J. Vojta was designated by BTNY; Messrs. Kempner and Dasburg were designated pursuant to the terms of the Stockholders' Agreement. Mr. V.A. Ravindran was nominated pursuant to the Company's bylaws. Messrs. Tom Ducy, Marvin L. Griswold and Duane E. Woerth were designated by the IAM, the IBT and the Northwest MEC, respectively. There are currently four vacancies on the Board of Directors. As noted above, under the terms of the Stockholders' Agreement, KLM is entitled to designate three individuals to serve as directors. During 1995, Rob J.N. Abrahamsen, Pieter Bouw and Leo M. van Wijk served as directors and were designated by KLM under the Stockholders' Agreement. Messrs. Abrahamsen, Bouw and van Wijk resigned as directors in February 1996. KLM has not subsequently designated any individuals to serve on the Board of Directors. KLM has advised the Company that it will nominate three persons not affiliated with KLM to fill the vacancies created by those resignations. Under the Stockholders' Agreement, any future vacancies in the Board of Directors seats currently held by Messrs. Kempner and Dasburg and the existing vacancy in the one Board of Directors seat that cannot be designated by KLM are to be designated by the Checchi Family and the Wilson Family.

    For each transfer of 2,635,019 shares of Common Stock by the Checchi Family and the Wilson Family and their affiliates beyond the transfer of 7,905,057 shares, the number of directors that the Checchi Family and the Wilson Family may designate on the Board of Directors will be reduced by one. The right of an Original Investor to designate one or more directors pursuant to the Stockholders' Agreement terminates if such party holds fewer than 2,635,019 shares of Common Stock (subject to certain exceptions based on holdings of Series A and Series B Preferred Stock). The Stockholders' Agreement provides that if there is a reduction in the number of directors that an Original Investor may designate, all of the Original Investors will cause their representatives on the Board of Directors to vote in favor of reduction in the number of seats on the Board of Directors by the same number. In addition, if the Company defaults in the payment of dividends or redemption payments on either the Series A Preferred Stock or the Series B Preferred Stock, or both, and defaults in the payment of dividends or redemption payments on the Series C

Preferred Stock, the Original Investors have agreed to cause the size of the Board of Directors to be increased so that the holders of a majority of the shares of such defaulted class of Preferred Stock may designate a new director in accordance with the terms of the relevant Certificate of Designation.

    Pursuant to the Equity Letter Agreements, in September 1994, the Original Investors entered into an agreement (the "1994 Stockholders' Agreement" and, together with the Stockholders' Agreement, the "Stockholders' Agreements"), with the IAM, the IBT, ALPA, the Employee Trusts and separate arrangements that are signatories thereto and NWA Corp. under which certain rights were extended to the holders of the stock to be issued to the Employee Trusts. The Stockholders' Agreements provide among other things that the Original Investors may not transfer any of their shares of Common Stock prior to June 15, 1997, subject to certain exceptions. On January 25, 1995, the Company consummated an agreement with BTNY to exchange 1,727 shares of the Company's Series B Preferred Stock previously held by BTNY for 2,050,000 shares of newly issued Class B Common Stock. In connection with the exchange of shares, amendments to the Stockholders' Agreements were entered into which released BTNY from the restrictions contained in each agreement on the transfer of shares of Common Stock held by BTNY (including any shares of Class A Common Stock into which such shares may be converted). Pursuant to the Stockholders' Agreement and certain assignments of rights thereunder, Blum may sell up to approximately $11.4 million of Class A Common Stock without regard to the transfer restrictions otherwise applicable.

    The Stockholders' Agreements were amended in 1995 to delete the provisions relating to "tag-along" rights and rights of first refusal and reoffer and to permit the Original Investors to vote their shares of Common Stock for the election of directors in addition to the 11 directors designated pursuant to the Stockholders' Agreement. The Stockholders' Agreement was also amended to delete any special voting requirements applicable to the Original Investors in connection with a merger or other business combination involving the Company.

    Pursuant to the Stockholders' Agreement, KLM has the right to purchase up to 5,270,038 shares of Common Stock from certain of the other Original Investors (the "KLM Option"). Such right is exercisable in 1998. If KLM does not exercise the KLM Option in full, each Original Investor has the right to cause KLM to purchase its shares subject to the KLM Option. Such right is exercisable in 1999. In addition, the Company has agreed with KLM that KLM will be afforded an opportunity to purchase from the Company a pro rata percentage of shares being publicly or privately sold by the Company over a period of five years beginning in January 1994 in order to prevent dilution in KLM's voting interest in the Company.

    The terms and provisions of the Stockholders' Agreements will terminate on the earliest of (i) the date on which shares of Common Stock sold pursuant to a public offering, when aggregated with all other shares of Common Stock previously sold pursuant to public offerings, equal at least 50% of the Common Stock then outstanding on a fully diluted basis, (ii) the date on which none of the Original Investors and their respective affiliates own at least 10% of the original equity of the Company acquired by them in the Acquisition and (iii) July 21, 1999. Amendments to the Stockholders' Agreements require the approvals specified therein.

    A shareholders rights plan was approved at a Board of Directors meeting on November 16, 1995 and the dividend with respect to the distribution of the Rights occurred on November 27, 1995. See "Description of Series A, Series B, Series C and Series D Preferred Stock and Rights--Series D Preferred Stock and Rights." The adoption of the shareholders rights plan by the Company could possibly affect the exercise by KLM of the KLM Option, exercisable in August 1998, to purchase up to 5,270,038 shares of Common Stock from other Original Investors. In order to exercise the KLM Option in August 1998 should KLM's then outstanding holdings of Common Stock plus any shares it may elect to purchase under the KLM Option exceed the ownership threshold then in effect under the shareholder rights plan, KLM first might have to divest itself of Common Stock then held so as not to exceed the ownership threshold provided for in the rights plan. KLM opposed the adoption of the shareholder rights plan and has advised the Company that it would oppose any other action by the Company or the other Original Investors taken without KLM's consent if such action limited or otherwise adversely affected KLM's rights under the KLM board representation agreement (described below under "--KLM Agreement") or the Stockholders' Agreement.

    KLM has instituted litigation against the other Original Investors seeking a declaratory judgment that the amendments to the Stockholders' Agreements described above are null and void. KLM has also instituted litigation against the Company and its directors (other than the KLM Directors) seeking to rescind the adoption of the shareholder rights plan or, alternately, to require that the KLM Option be exempted from the operation of the shareholder rights plan. The Company believes that KLM's litigation against both the Original Investors and the Company and its directors is without merit.

KLM AGREEMENT

    The Company has entered into an agreement with KLM providing that for the 15-year period following termination of the Stockholders' Agreement, KLM will be entitled to designate a number of directors on the Company's Board of Directors proportional to KLM's then percentage common equity interest in the Company (but not in excess of one-third of the Board of Directors seats or such lesser amount which is the maximum permitted under U.S. law). This agreement is terminable by either party if KLM should terminate the Commercial Cooperation and Integration Agreement entered into by the Company and KLM in September 1992, pursuant to which the Company and KLM have entered into code-sharing, blocked-space arrangements and joint commercial operations.

                              PLAN OF DISTRIBUTION

    Northwest may sell Securities to one or more underwriters for public offering and sale by them or may sell Securities to investors or other persons directly or through one or more dealers or agents. Any such underwriter, dealer or agent involved in the offer and sale of the Offered Securities will be named in an applicable Prospectus Supplement.

    The Offered Securities may be sold at a fixed price or prices, which may be changed, or from time to time at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. Dealer trading may take place in certain of the Offered Securities, including Offered Securities not listed on any securities exchange. Northwest also may, from time to time, authorize underwriters acting as Northwest's agents to offer and sell the Offered Securities upon the terms and conditions as shall be set forth in any Prospectus Supplement. In connection with the sale of Offered Securities, underwriters may be deemed to have received compensation from Northwest in the form of underwriting discounts or commissions and may also receive commissions from purchasers of Offered Securities for whom they may act as agent. Underwriters may sell Offered Securities to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions (which may be changed from time to time) from the purchasers for whom they may act as agent.

    If a dealer is used directly by Northwest in the sale of Offered Securities in respect of which this Prospectus is delivered, Northwest will sell such Offered Securities to the dealer, as principal. The dealer may then resell such Offered Securities to the public at varying prices to be determined by such dealer at the time of resale. Any such dealer and the terms of any such sale will be set forth in the Prospectus Supplement relating thereto.

    Offered Securities may be offered and sold through agents designated by Northwest from time to time. Any such agent involved in the offer or sale of the Offered Securities in respect of which this Prospectus is delivered will be named in, and any commissions payable by Northwest to such agent will be set forth in, the applicable Prospectus Supplement. Unless otherwise indicated in the applicable Prospectus Supplement, any such agent will be acting on a best efforts basis for the period of its appointment.

    Offers to purchase Offered Securities may be solicited directly by Northwest and sales thereof may be made by Northwest directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act with respect to any resale thereof. The terms of any such sales will be described in the Prospectus Supplement relating thereto. Except as set forth in the applicable Prospectus Supplement, no director, officer or employee of Northwest or NWA Corp. will solicit or receive a commission in connection with direct sales by Northwest of the Offered Securities, although such persons may respond to inquiries by potential purchasers and perform ministerial and clerical work in connection with any such direct sales.

    Any underwriting compensation paid by Northwest to underwriters, dealers or agents in connection with the offering of Offered Securities, and any discounts, concessions or commissions allowed by underwriters to participating dealers, will be set forth in an applicable Prospectus Supplement. Underwriters, dealers and agents participating in the distribution of the Offered Securities may be deemed to be underwriters, and any discounts and commissions received by them and any profit realized by them on resale of the Offered Securities may be deemed to be underwriting discounts and commissions under the Securities Act. Underwriters, dealers and agents may be entitled, under agreements with Northwest, to indemnification against and contribution toward certain civil liabilities, including liabilities under the Securities Act, and to reimbursement by Northwest for certain expenses.

    Underwriters, dealers and agents may engage in transactions with, or perform services for, NWA Corp., Northwest and NWA Corp.'s other subsidiaries in the ordinary course of business.

    If so indicated in an applicable Prospectus Supplement and subject to existing market conditions, Northwest will authorize dealers acting as Northwest's agents to solicit offers by certain institutions to purchase Offered Securities from Northwest at the public offering price set forth in such Prospectus Supplement pursuant to Delayed Delivery Contracts ("Contracts") providing for payment and delivery on the date or dates stated in such Prospectus Supplement. Each Contract will be for an amount not less than, and the aggregate principal amount of Offered Securities sold pursuant to Contracts shall not be less nor more than, the respective amounts stated in such Prospectus Supplement. Institutions with whom Contracts, when authorized, may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and other institutions, but will in all cases be subject to the approval of Northwest. Contracts will not be subject to any conditions except the purchase by an institution of the Offered Securities covered by its Contracts shall not at the time of delivery be prohibited under the laws of any jurisdiction in the United States to which such institution is subject. A commission indicated in the applicable Prospectus Supplement will be granted to underwriters and agents soliciting purchases of Offered Securities pursuant to Contracts accepted by Northwest. Agents and underwriters will have no responsibility in respect of the delivery or performance of Contracts.

    The Offered Securities may or may not be listed on a national securities exchange or a foreign securities exchange. If an underwriter or underwriters are utilized in the sale of any Offered Securities, the applicable Prospectus Supplement will contain a statement as to the intention, if any, of such underwriters at the date of such Prospectus Supplement to make a market in the Offered Securities. No assurances can be given that there will be a market for the Offered Securities.

    The place and time of delivery for the Offered Securities in respect of which this Prospectus is delivered will be set forth in the applicable Prospectus Supplement. Debt Securities issuable upon exercise of Warrants will be issued upon payment of the exercise price and otherwise in accordance with the relevant terms applicable to such Warrants and described in the relevant Prospectus Supplement.

                                 LEGAL OPINIONS

    Unless otherwise indicated in the applicable Prospectus Supplement, the validity of the Debt Securities (and the Parent Guaranty) and Warrants offered hereby will be passed upon for Northwest and NWA Corp. by Simpson Thacher & Bartlett (a partnership which includes professional corporations), New York, New York.

                                    EXPERTS

    The consolidated financial statements and schedule of Northwest Airlines Corporation appearing or incorporated by reference in Northwest Airlines Corporation's Annual Report (Form 10-K) for the year ended December 31, 1995, have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon included or incorporated by reference therein and incorporated herein by reference. Such consolidated financial statements and schedule are incorporated herein by reference in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

    NO DEALER, SALESPERSON OR OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS OR ANY RELATED PROSPECTUS SUPPLEMENT AND/OR PRICING SUPPLEMENT IN CONNECTION WITH THE OFFER CONTAINED IN THIS PROSPECTUS AND SUCH PROSPECTUS SUPPLEMENT AND/OR PRICING SUPPLEMENT AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY NORTHWEST, NWA CORP. OR ANY UNDERWRITERS, AGENTS OR DEALERS. THIS PROSPECTUS AND ANY RELATED PROSPECTUS SUPPLEMENT AND/OR PRICING SUPPLEMENT DO NOT CONSTITUTE AN OFFER TO SELL OR SOLICITATION OF AN OFFER TO BUY SECURITIES IN ANY JURISDICTION TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION. NEITHER THE DELIVERY OF THIS PROSPECTUS AND ANY RELATED PROSPECTUS SUPPLEMENT AND/OR PRICING SUPPLEMENT NOR ANY SALE MADE HEREUNDER OR THEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE AN IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF NORTHWEST OR NWA CORP. SINCE THE DATE HEREOF OR THEREOF OR THAT THE INFORMATION CONTAINED HEREIN OR THEREIN IS CORRECT AT ANY TIME SUBSEQUENT TO THE DATE HEREOF.

                            ------------------------

                               TABLE OF CONTENTS

                                                                            PAGE
                                                                            ----
Available Information.....................................................    3
Incorporation of Certain Documents by Reference...........................    3
The Company...............................................................    4
Use of Proceeds...........................................................    4
Ratio of Earnings to Fixed Charges........................................    5
Description of Debt Securities............................................    5
Description of Warrants...................................................   14
Description of Capital Stock..............................................   16
Description of Series A, Series B, Series C and Series D Preferred Stock
  and Rights..............................................................   17
Corporate Governance and Control..........................................   24
Plan of Distribution......................................................   27
Legal Opinions............................................................   29
Experts...................................................................   29

                                  $500,000,000

                                   NORTHWEST
                                 AIRLINES, INC.

                              DEBT SECURITIES AND
                              WARRANTS TO PURCHASE
                                DEBT SECURITIES

                                   FULLY AND
                         UNCONDITIONALLY GUARANTEED BY

                               NORTHWEST AIRLINES
                                  CORPORATION

                             ---------------------

                                   PROSPECTUS

                             ---------------------

                                          , 1996

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                  SUBJECT TO COMPLETION, DATED OCTOBER 2, 1996

INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.

PROSPECTUS

                                  $500,000,000

                            NORTHWEST AIRLINES, INC.

                           PASS THROUGH CERTIFICATES
                               ------------------

                         APPLICABLE UNDERLYING PAYMENTS
                    FULLY AND UNCONDITIONALLY GUARANTEED BY
                         NORTHWEST AIRLINES CORPORATION

    Up to $500,000,000 aggregate public offering price of Pass Through Certificates (the "Certificates") (or its equivalent (based on the applicable exchange rate at the time of sale) in one or more foreign currencies or currency units) may be offered for sale from time to time pursuant to this Prospectus and related Prospectus Supplements (as defined below). Certificates may be issued in one or more series in amounts, at prices and on terms to be determined at the time of the offering. In respect of each offering of Certificates, a separate Northwest Airlines Pass Through Trust for each series of Certificates being offered (each, a "Trust") will be formed pursuant to one or more Pass Through Trust Agreements (each, a "Basic Agreement") and one or more supplements thereto (each, a "Trust Supplement") relating to such Trust to be entered into among Northwest Airlines, Inc. ("Northwest"), Northwest Airlines Corporation ("NWA Corp." and, together with its subsidiaries, the "Company") and the trustee named therein (the "Trustee"), as trustee under each Trust. Each Certificate in a series will represent a fractional undivided interest in the related Trust and will have no rights, benefits or interests in respect of any other Trust. The property of the Trusts will consist of equipment notes issued (a) on a nonrecourse basis by one or more owner trustees pursuant to separate leveraged lease transactions (the "Leased Aircraft Notes") to finance or refinance a portion of the equipment cost of aircraft, including engines (each, a "Leased Aircraft" and, collectively, the "Leased Aircraft"), which have been or will be leased to Northwest pursuant to a separate lease agreement (each such lease agreement, a "Lease") for each Leased Aircraft, or (b) with recourse to Northwest (the "Owned Aircraft Notes" and, together with any Leased Aircraft Notes, the "Equipment Notes") to finance all or a portion of the equipment cost of, or to purchase all or a portion of the outstanding debt with respect to, aircraft, including engines (each, an "Owned Aircraft" and, collectively, the "Owned Aircraft"; together with Leased Aircraft, the "Aircraft"), which have been or will be purchased and owned by Northwest. NWA Corp. will fully and unconditionally guarantee (the "Parent Guaranty") to the holders from time to time of Certificates (i) with respect to related Owned Aircraft Notes, the full and prompt payment of principal, premium, if any, and interest thereon when and as the same shall become due and payable, whether at maturity, upon redemption or otherwise and (ii) with respect to related Leased Aircraft Notes, the full and prompt payment of all amounts payable by Northwest under the related Lease when and as the same shall become due and payable.

    The specific terms of the particular Certificates in respect of which this Prospectus is being delivered will be set forth in a supplement to this Prospectus (the "Prospectus Supplement") which will be delivered together with this Prospectus, including, where applicable, the specific designation, form, aggregate principal amount, initial public offering price and distribution dates relating to such Certificates, the currency in which such Certificates will be payable, the Trust or Trusts relating to such Certificates, the Equipment Notes to be purchased by such Trust or Trusts, the Aircraft relating to such Equipment Notes, the leveraged lease transactions or financing arrangements, as the case may be, relating to such Equipment Notes and other special terms relating to such Certificates and the net proceeds from the offering of such Certificates. The Certificates shall be issued in registered form only and may, if so specified in the applicable Prospectus Supplement, be issued in accordance with a book-entry system.

    With respect to one or more Aircraft, Equipment Notes may be issued, each of which may have a different interest rate, final maturity date and ranking in respect of priority of payment. For each series of Certificates, the Trustee will purchase one or more Equipment Notes issued with respect to one or more Aircraft such that all of the Equipment Notes held in the related Trust will have identical ranking and identical interest rates (in each case equal to the rate applicable to the Certificates issued by such Trust), and such that the latest maturity date for such Equipment Notes will occur on or before the final distribution date for such Certificates. Interest paid on the Equipment Notes held in each Trust will be passed through to the holders of the Certificates relating to such Trust on the dates and at the rate per annum set forth in the Prospectus Supplement relating to such Certificates until the final distribution date for such Trust. Principal paid on the Equipment Notes held in each Trust will be passed through to the holders of the Certificates relating to such Trust in scheduled amounts on the dates set forth in the Prospectus Supplement relating to such Certificates until the final distribution date for such Trust. The Equipment Notes issued with respect to any Aircraft will be secured by a security interest in such Aircraft and, in the case of the Leased Aircraft, by a security interest in the Lease relating thereto, including the right to receive rentals payable in respect of such Leased Aircraft by Northwest. Although neither the Certificates nor the Leased Aircraft Notes will be direct obligations of, or guaranteed by, Northwest, the amounts unconditionally payable by Northwest for lease of Leased Aircraft will be sufficient to pay in full when due all payments required to be made on the corresponding Leased Aircraft Notes.

    The Certificates may be sold to or through underwriters, through dealers or agents or directly to purchasers. See "Plan of Distribution." The Prospectus Supplement will set forth the names of any underwriters, dealers or agents involved in the sale of the Certificates in respect of which this Prospectus is being delivered, the proposed amounts, if any, to be purchased by underwriters and the compensation, if any, of such underwriters or agents. See "Plan of Distribution" for information concerning secondary trading of the Certificates.

    THIS PROSPECTUS MAY NOT BE USED TO CONSUMMATE SALES OF CERTIFICATES UNLESS ACCOMPANIED BY A PROSPECTUS SUPPLEMENT.
                         ------------------------------
 THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
     EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION
         PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY
            REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

               The date of this Prospectus is             , 1996.

                             AVAILABLE INFORMATION

    NWA Corp. and Northwest together have filed with the Securities and Exchange Commission (the "Commission") a Registration Statement on Form S-3 (together with all amendments and exhibits, the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the Certificates offered hereby. This Prospectus does not contain all of the information set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the Commission, and to which reference is hereby made. Statements made in this Prospectus as to the contents of any contract, agreement or other document referred to are not necessarily complete. With respect to each such contract, agreement or other document filed as an exhibit to the Registration Statement, reference is made to the exhibit for a more complete description of the matter involved.

    NWA Corp. is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files periodic reports and other information with the Commission. Such reports and other information, as well as the Registration Statement, including exhibits and schedules filed therewith, may be inspected at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, Room 1024, and at the regional offices of the Commission located at Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661 and at 7 World Trade Center, 13th Floor, New York, New York 10048. Copies of such materials may be obtained from the Public Reference Section of the Commission, 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates. The Commission maintains a Web site (http:www.sec.gov) that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission. Northwest is not required to file separate reports, proxy statements or other information with the Commission pursuant to the requirements of the Exchange Act. Instead, information with respect to Northwest is provided, to the extent required, in filings made by NWA Corp.

    Separate financial statements of Northwest are not being provided because all of the Certificates being issued by Northwest under this Prospectus will be supported by full and unconditional guarantees by NWA Corp. and, therefore, such financial statements are not deemed material.

    UNLESS OTHERWISE STATED HEREIN, INFORMATION CONTAINED HEREIN CONCERNING THE AGGREGATE NUMBER OF SHARES AND RESPECTIVE PERCENTAGES OF NWA CORP. STOCK HELD BY INVESTORS IS BASED ON THE FOLLOWING ASSUMPTIONS: (I) THE ISSUANCE OF ALL CLASS A COMMON STOCK, PAR VALUE $.01 PER SHARE, OF NWA CORP. (THE "CLASS A COMMON STOCK"), AND CLASS B COMMON STOCK, PAR VALUE $.01 PER SHARE, OF NWA CORP. (THE "CLASS B COMMON STOCK" AND, TOGETHER WITH THE CLASS A COMMON STOCK, THE "COMMON STOCK") AND SERIES C PREFERRED STOCK TO BE ISSUED TO THE EMPLOYEE TRUSTS (AS DEFINED HEREIN) PURSUANT TO THE EQUITY LETTER AGREEMENTS (AS DEFINED HEREIN) AND THE CONVERSION OF THE SERIES C PREFERRED STOCK INTO COMMON STOCK AND (II) THE EXERCISE OF ALL STOCK OPTIONS HELD BY EXECUTIVE OFFICERS THAT ARE EXERCISABLE WITHIN 60 DAYS OF JULY 31, 1996.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

    The following document of NWA Corp., which has been filed with the Commission, is hereby incorporated by reference in this Prospectus:

    (a) NWA Corp.'s Annual Report on Form 10-K for the fiscal year ended December 31, 1995; and

    (b) NWA Corp.'s Quarterly Reports on Form 10-Q for the quarters ended March 31, 1996 and June 30, 1996.

    All documents filed by NWA Corp. pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of the offering of the Certificates offered hereby shall be deemed to be incorporated by reference into this Prospectus and to be a part hereof from the respective dates of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus. The Exchange Act file number is 0-23642.

    NWA Corp. will provide without charge to any person to whom a copy of this Prospectus has been delivered, upon written or oral request, a copy of any or all of the foregoing documents incorporated herein by reference (other than exhibits to such documents unless such exhibits are specifically incorporated by reference into such documents). Requests should be directed to the Secretary's Office, NWA Corp., 5101 Northwest Drive, Dept. A1180, St. Paul, Minnesota 55111-3034, telephone number (612) 726-2111.

                                  THE COMPANY

    NWA Corp. was incorporated in February 1989 under the laws of the State of Delaware. Northwest, the principal wholly-owned indirect subsidiary of NWA Corp., operates the world's fourth largest airline (as measured by 1995 revenue passenger miles ("RPMs")) and is engaged principally in commercial transportation of passengers and cargo. Northwest's business focuses on the development of a global airline network through the optimization of Northwest's strategic assets, which include domestic hubs at Detroit and Minneapolis/St. Paul, an extensive Pacific route system with a hub at Tokyo, and a transatlantic alliance with KLM Royal Dutch Airlines ("KLM").

    Northwest operates substantial domestic and international route networks and as of June 30, 1996 directly serves more than 150 cities in 18 countries on the continents of North America, Asia and Europe. Northwest had more than 49 million enplanements and flew over 62 billion RPMs in 1995.

    NWA Inc., the parent company of Northwest, was acquired in 1989 (the "Acquisition") by NWA Corp., a Delaware corporation formed by Alfred A. Checchi, Gary L. Wilson, Frederic V. Malek, Fosters Brewing Group Ltd. of Australia ("Fosters"), Bankers Trust New York Corporation, KLM and Richard C. Blum & Associates--NWA Partners, L.P. ("Blum") (together (other than Fosters, which has sold its interest in NWA Corp. to KLM), the "Original Investors") for the purpose of the Acquisition. As of July 31, 1996, the Original Investors beneficially owned approximately 46.9% of the common equity representing approximately 46.2% of the voting equity of NWA Corp. In addition, pursuant to certain agreements (the "Equity Letter Agreements") entered into by the Company with several unions representing the Company's employees, NWA Corp. will have issued to trusts (the "Employee Trusts") for the benefit of Company employees shares of Series C Preferred Stock and Common Stock which represent approximately 22.7% of the voting equity of the Company as of July 31, 1996. The holders of Series C Preferred Stock have the right to elect three of the Company's directors (the "Series C Directors"). The Original Investors are parties to an Investor Stockholders' Agreement (the "Stockholders' Agreement") which governs their votes for the election of 11 of the Company's directors. The Stockholders' Agreement expires in July 1999, subject to earlier termination in certain circumstances.

                            ------------------------

    NWA Corp. was originally formed under the name Wings Holdings Inc. The Company's principal executive offices are located at 2700 Lone Oak Parkway, Eagan, Minnesota 55121; its mailing address is 5101 Northwest Drive, St. Paul, Minnesota 55111-3034 and its telephone number is (612) 726-2111.

                       GENERAL OUTLINE OF TRUST STRUCTURE

    In respect of each offering of Certificates, one or more Trusts will be formed, and the related Certificates issued, pursuant to separate Trust Supplements to be entered into among the Trustee, NWA Corp. and Northwest in accordance with the terms of the Basic Agreement. Concurrently with the execution and delivery of each Trust Supplement, the Trustee, on behalf of the Trust formed thereby, will enter into one or more purchase or refunding agreements (each such agreement being herein referred to as a "Note Purchase Agreement") pursuant to which it will purchase one or more Equipment Notes relating to one or more of the Aircraft described in the applicable Prospectus Supplement. Pursuant to the applicable Note Purchase Agreement or Note Purchase Agreements, the Trustee, on behalf of each Trust, will purchase one or more Equipment Notes such that the Equipment Notes that constitute the property of such Trust will have identical interest rates (in each case equal to the rate applicable to the Certificates issued by such Trust) and identical priority of payment relative to each of the other Equipment Notes issued under the Related Indentures (as defined below). The maturity dates of the Equipment Notes acquired by each Trust will occur on or before the final distribution date applicable to the Certificates that will be issued by such Trust. The Trustee will distribute the amount of payments of principal, premium, if any, and interest received by it as holder of the Equipment Notes to the Certificate holders of the Trust in which such Equipment Notes are held. See "Description of the Certificates" and "Description of the Equipment Notes."

                                USE OF PROCEEDS

    Except as set forth in a Prospectus Supplement for a specific offering of Certificates, the Certificates will be issued in order to facilitate (a) the financing or refinancing of the debt portion and, in certain cases, the refinancing of some of the equity portion of one or more separate leveraged lease transactions entered into by Northwest, as lessee, with respect to the Leased Aircraft as described in the applicable Prospectus Supplement, and (b) the financing or refinancing of the aggregate principal amount of debt to be issued, or the purchase of the aggregate principal amount of the debt previously issued, by Northwest in respect of the Owned Aircraft as described in the applicable Prospectus Supplement. The proceeds from the sale of Certificates in respect of such Owned or Leased Aircraft is not expected to exceed 80% of the appraised value of such Owned or Leased Aircraft at the time of financing or refinancing. Except as set forth in a Prospectus Supplement for a specific offering of Certificates, the proceeds from the sale of the Certificates will be used by the Trustee on behalf of the applicable Trust or Trusts to purchase either (a) Leased Aircraft Notes issued by the respective Owner Trustee or Owner Trustees to finance or refinance (as specified in the applicable Prospectus Supplement) the related Leased Aircraft, or (b) Owned Aircraft Notes issued by Northwest to finance or refinance (as specified in the applicable Prospectus Supplement) the related Owned Aircraft. Any portion of the proceeds from the sale of Certificates not used by the Trustee to purchase Equipment Notes on or prior to the date specified therefor in the applicable Prospectus Supplement will be distributed on a Special Distribution Date (as defined below) to the applicable Certificate holders, together with interest, but without premium. See "Description of Certificates--Special Distribution Upon Unavailability of Aircraft."

    The Leased Aircraft Notes will be issued under separate trust indentures (the "Leased Aircraft Indentures") between a bank, trust company or other institution specified in the related Prospectus Supplement, as trustee thereunder (in such capacity, herein referred to as the "Loan Trustee"), and an institution specified in the related Prospectus Supplement acting, not in its individual capacity, but solely as owner trustee (an "Owner Trustee") of a separate trust for the benefit of one or more institutional investors (each, an "Owner Participant"). With respect to each Leased Aircraft, the related Owner Participant will have provided or will provide from sources other than the Leased Aircraft Notes a portion of the equipment cost of the related Leased Aircraft. No Owner Participant, however, will be personally liable for any amount payable under the related Leased Aircraft Indenture or the Leased Aircraft Notes issued thereunder. Simultaneously with the acquisition of each Leased Aircraft, the related Owner Trustee leased or will lease such Aircraft to Northwest pursuant to a separate Lease. The Owned Aircraft Notes will be issued under separate trust indentures (the "Owned Aircraft Indentures" and, together with any Leased Aircraft Indentures, the "Indentures") between the applicable Loan Trustee and Northwest.

                       RATIO OF EARNINGS TO FIXED CHARGES

    The following table sets forth the ratio of earnings to fixed charges for NWA Corp. and its consolidated subsidiaries for the periods indicated. The ratio of earnings to fixed charges represents the number of times that fixed charges were covered by earnings. In computing the ratio, earnings represent consolidated earnings (loss) before income taxes, cumulative effect of accounting change and fixed charges (excluding capitalized interest). Fixed charges consist of interest expense (including capitalized interest), one-third of rental expense, which is considered representative of the interest factor, and amortization of debt discount and expense.

               YEAR ENDED DECEMBER 31,
-----------------------------------------------------
  1995       1994       1993       1992       1991
---------  ---------  ---------  ---------  ---------
     1.91       1.88     (a)        (a)        (a)

------------------------

(a) Earnings did not cover fixed charges by $121.5 million for the year ended December 31, 1993, $1,513.5 million for the year ended December 31, 1992 and $522.1 million for the year ended December 31, 1991. Excluding non-recurring special charges of $94.3 million for the year ended December 31, 1993, and $792.7 million for the year ended December 31, 1992, earnings did not cover fixed charges by $27.2 million and $720.8 million for the two periods, respectively.

                        DESCRIPTION OF THE CERTIFICATES

    In connection with each offering of Certificates, one or more separate Trusts will be formed and one or more series of Certificates will be issued pursuant to the Basic Agreement and one or more separate Trust Supplements to be entered into among Northwest, NWA Corp. and the Trustee. The statements made under this caption are summaries and reference is made to the detailed provisions of the Basic Agreement, the form of which has been filed as an exhibit to the Registration Statement of which this Prospectus is a part. The summaries relate to the Basic Agreement and each of the Trust Supplements, the Trusts to be formed thereby and the Certificates to be issued by each Trust except to the extent, if any, described in the applicable Prospectus Supplement. The Prospectus Supplement that accompanies this Prospectus contains a glossary of the material terms used with respect to the specific series of Certificates being offered thereby. The Trust Supplement relating to each series of Certificates and the forms of the related Note Purchase Agreement, Indenture, Lease, Trust Agreement, Participation Agreement, Refunding Agreement, Intercreditor Agreement and Revolving Credit Agreement, as applicable, will be filed as exhibits to a post-effective amendment to the Registration Statement of which this Prospectus is a part, a Current Report on Form 8-K, a Quarterly Report on Form 10-Q or an Annual Report on Form 10-K, as applicable, filed by NWA Corp. with the Commission.

    The Certificates offered pursuant to this Prospectus will be limited to $500,000,000 aggregate public offering price (or its equivalent (based on the applicable exchange rate at the time of sale) in one or more foreign currencies or currency units).

    Certain provisions of the description of the Certificates in this Prospectus do not necessarily apply to one Certificate of each Trust which may be issued in a denomination of less than $1,000.

    TO THE EXTENT THAT ANY PROVISION IN ANY PROSPECTUS SUPPLEMENT IS INCONSISTENT WITH ANY PROVISION IN THIS SUMMARY, THE PROVISION OF SUCH PROSPECTUS SUPPLEMENT WILL CONTROL.

GENERAL

    Each Certificate will represent a fractional undivided interest in the Trust created by the Trust Supplement pursuant to which such Certificate was issued and all payments and distributions shall be made only from the related Trust Property (as defined below). The property of each Trust (the "Trust Property") will include the Equipment Notes held in such Trust, all monies at any time paid thereon and all monies due and to become due thereunder and funds from time to time deposited with the Trustee in accounts relating to such Trust and, if so specified in the Prospectus Supplement related to a series of Certificates, rights under intercreditor agreements relating to cross-subordination arrangements and monies receivable under a liquidity facility. Each Certificate will represent a pro rata share of the outstanding principal amount of the Equipment Notes held in the related Trust and, unless otherwise specified in the applicable Prospectus Supplement, will be issued in minimum denominations of $1,000 or any integral multiple thereof. The Certificates do not represent an interest in or obligation of Northwest, NWA Corp., the Trustee, any of the Loan Trustees or Owner Trustees in their individual capacities, any Owner Participant, or any affiliate of any thereof. Each Certificate holder by its acceptance of a Certificate agrees to look solely to the income and proceeds from the Trust Property as provided in the Basic Agreement and the applicable Trust Supplement.

    The Equipment Notes issued under an Indenture may be held in more than one Trust and one Trust may hold Equipment Notes issued under more than one Indenture (each Indenture the Equipment Notes of which are held in a Trust, a "Related Indenture"). Unless otherwise provided in a Prospectus Supplement, only Equipment Notes having the same priority of payment (the Equipment Notes of any such priority, a "Class") may be held in the same Trust.

    Interest will be passed through to Certificate holders of each Trust at the rate per annum payable on the Equipment Notes held in such Trust, as set forth for such Trust on the cover page of the applicable Prospectus Supplement.

    Reference is made to the Prospectus Supplement that accompanies this Prospectus for a description of the specific series of Certificates being offered thereby, including: (1) the specific designation and title of such Certificates; (2) the Regular Distribution Dates (as defined below) and Special Distribution Dates (as defined below) applicable to such Certificates; (3) the currency or currencies (including currency units) in which such Certificates may be denominated; (4) the specific form of such Certificates, including whether or not such Certificates are to be issued in accordance with a book-entry system;
(5) a description of the Equipment Notes to be purchased by such Trust, including (a) the period or periods within which, the price or prices at which, and the terms and conditions upon which such Equipment Notes may or must be redeemed or defeased in whole or in part, by Northwest or, with respect to Leased Aircraft Notes, the Owner Trustee, (b) the payment priority of such Equipment Notes in relation to any other Equipment Notes issued with respect to the related Aircraft, (c) any additional security or liquidity enhancements therefor and (d) any intercreditor or other rights or limitations between or among the holders of Equipment Notes of different priorities issued by the same Owner Trustee; (6) a description of the related Aircraft, including whether such Aircraft is a Leased Aircraft or an Owned Aircraft; (7) a description of the related Note Purchase Agreement and Related Indentures, including a description of the events of default under the Related Indentures, the remedies exercisable upon the occurrence of such events of default and any limitations on the exercise of such remedies with respect to such Equipment Notes; (8) if such Certificates relate to Leased Aircraft, a description of the related Lease, Trust Agreement and Participation Agreement, including (a) the names of the related Owner Trustees, (b) a description of the events of default under the related Leases, the remedies exercisable upon the occurrence of such events of default and any limitations on the exercise of such remedies with respect to such Leased Aircraft Notes, and (c) the rights of the related Owner Trustee, if any, and/or Owner Participant, if any, to cure failures of Northwest to pay rent under the related Lease; (9) the extent, if any, to which the provisions of the operative documents applicable to such Equipment Notes may be amended by the parties thereto without the consent of the holders of, or only upon the consent of the holders of a specified percentage of aggregate principal amount of, such Equipment Notes; (10) cross-default or cross-collateralization provisions in the Related Indentures; (11) subordination provisions among the holders of Certificates, including any cross-subordination provisions among the holders of Certificates in separate Trusts; and (12) any other special terms pertaining to such Certificates.

    If any Certificates are denominated in one or more foreign currencies or currency units, the restrictions, certain United States federal income tax considerations, specific terms and other information with respect to such Certificates and such foreign currency or currency units will be set forth in the applicable Prospectus Supplement.

BOOK-ENTRY REGISTRATION

    GENERAL

    If specified in the applicable Prospectus Supplement, the Certificates will be subject to the provisions described below and under the caption "--Definitive Certificates." Upon issuance, each series of Certificates will be represented by one fully registered global certificate. Each global certificate will be deposited with, or on behalf of, The Depository Trust Company ("DTC") and registered in the name of Cede & Co. ("Cede"), or its nominee. No person acquiring an interest in such Certificates ("Certificate Owner") will be entitled to receive a certificate representing such person's interest in such Certificates, except as set forth below under "--Definitive Certificates." Unless and until Definitive Certificates are issued under the limited circumstances described herein, all references to actions by Certificate holders shall refer to actions taken by DTC upon instructions from DTC Participants (as defined below), and all references herein to distributions, notices, reports and statements to Certificate holders shall refer, as the case may be, to distributions, notices, reports and statements to DTC or Cede, as the registered holder of such Certificates, or to DTC Participants for distribution to Certificate Owners in accordance with DTC procedures.

    Northwest has been advised that DTC is a limited purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code and "clearing agency" registered pursuant to section 17A of the Exchange Act. DTC was created to hold securities for its participants ("DTC Participants") and to facilitate the clearance and settlement of securities transactions between DTC Participants through electronic book-entries, thereby eliminating the need for physical transfer of certificates. DTC Participants include securities brokers and dealers, banks, trust companies and clearing corporations. Indirect access to the DTC system also is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a DTC Participant either directly or indirectly ("Indirect Participants").

    Certificate Owners that are not DTC Participants or Indirect Participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, the Certificates may do so only through DTC Participants and Indirect Participants. In addition, Certificate Owners will receive all distributions of principal and interest from the Trustee through DTC Participants or Indirect Participants, as the case may be. Under a book-entry format, Certificate Owners may experience some delay in their receipt of payments, because such payments will be forwarded by the Trustee to Cede, as nominee for DTC. DTC will forward such payments in same-day funds to DTC Participants who are credited with ownership of the Certificates in amounts proportionate to the principal amount of each such DTC Participant's respective holdings of beneficial interests in the Certificates. DTC Participants will thereafter forward payments to Indirect Participants or Certificate Owners, as the case may be, in accordance with customary industry practices. The forwarding of such distributions to the Certificate Owners will be the responsibility of such DTC Participants. Unless and until the Definitive Certificates are issued under the limited circumstances described herein, the only "Certificate holder" will be Cede, as nominee of DTC. Certificate Owners will not be recognized by the Trustee as Certificate holders, as such term is used in the Basic Agreement, and Certificate Owners will be permitted to exercise the rights of Certificate holders only indirectly through DTC and DTC Participants.

    Under the rules, regulations and procedures creating and affecting DTC and its operations (the "Rules"), DTC is required to make book-entry transfers of the Certificates among DTC Participants on whose behalf it acts with respect to the Certificates and to receive and transmit distributions of principal, premium, if any, and interest with respect to the Certificates. DTC Participants and Indirect Participants with which Certificate Owners have accounts with respect to the Certificates similarly are required to make book-entry transfers and receive and transmit such payments on behalf of their respective customers. Accordingly, although Certificate Owners will not possess the Certificates, the Rules provide a mechanism by which Certificate Owners will receive payments and will be able to transfer their interests.

    Because DTC can only act on behalf of DTC Participants, who in turn act on behalf of Indirect Participants, the ability of a Certificate Owner to pledge the Certificates to persons or entities that do not participate in the DTC system, or to otherwise act with respect to such Certificates, may be limited due to the lack of a physical certificate for such Certificates.

    DTC has advised Northwest that it will take any action permitted to be taken by a Certificate holder under the Basic Agreement only at the direction of one or more DTC Participants to whose accounts with DTC the Certificates are credited. Additionally, DTC has advised Northwest that in the event any action requires approval by Certificate holders of a certain percentage of beneficial interest in each Trust, DTC will take such action only at the direction of and on behalf of DTC Participants whose holders include undivided interests that satisfy any such percentage. DTC may take conflicting actions with respect to other undivided interests to the extent that such actions are taken on behalf of DTC Participants whose holders include such undivided interests.

    Neither Northwest, NWA Corp. nor the Trustee will have any liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in the Certificates held by Cede, as nominee for DTC, or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

    The applicable Prospectus Supplement will specify any additional book-entry registration procedures applicable to Certificates denominated in a currency other than United States dollars.

    SAME-DAY SETTLEMENT AND PAYMENT

    So long as the Certificates are registered in the name of Cede, as nominee for DTC, all payments made by Northwest to the Loan Trustee under any Lease or any Owned Aircraft Indentures will be in immediately available funds. Such payments, including the final distribution of principal with respect to the Certificates of any Trust, will be passed through to DTC in immediately available funds.

    Secondary trading in long-term notes and debentures of corporate issuers is generally settled in clearinghouse or next-day funds. In contrast, secondary trading in pass through certificates is generally settled in immediately available or same-day funds. Any Certificates registered in the name of Cede, as nominee for DTC, will trade in DTC's Same-Day Funds Settlement System until maturity, and secondary market trading activity in the Certificates will therefore be required by DTC to settle in immediately available funds. No assurance can be given as to the effect, if any, of settlement in same-day funds on trading activity in the Certificates.

    DEFINITIVE CERTIFICATES

    Certificates will be issued in certificated form ("Definitive Certificates") to Certificate Owners or their nominees, rather than to DTC or its nominee, only if (i) Northwest advises the Trustee in writing that DTC is no longer willing or able to discharge properly its responsibilities as depository with respect to such Certificates and Northwest is unable to locate a qualified successor, (ii) Northwest, at its option, elects to terminate the book-entry system through DTC or (iii) after the occurrence of certain events of default or other events specified in the related Prospectus Supplement. Certificate Owners with fractional undivided interests aggregating not less than a majority in interest in such Trust advise the Trustee, Northwest and DTC through DTC Participants in writing that the continuation of a book-entry system through DTC (or a successor thereto) is no longer in the Certificate Owners' best interest.

    Upon the occurrence of any event described in the immediately preceding paragraph, the Trustee will be required to notify all Certificate Owners through DTC Participants of the availability of Definitive Certificates. Upon surrender by DTC of the certificates representing the Certificates and receipt of instructions for re-registration, the Trustee will reissue the Certificates as Definitive Certificates to Certificate Owners.

    Distributions of principal, premium, if any, and interest with respect to Certificates will thereafter be made by the Trustee directly in accordance with the procedures set forth in the Basic Agreement and the applicable Trust Supplements, to holders in whose names the Definitive Certificates were registered at the close of business on the applicable record date. Such distributions will be made by check mailed to the address of such holder as it appears on the register maintained by the Trustee. The final payment on any Certificate, however, will be made only upon presentation and surrender of such Certificate at the office or agency specified in the notice of final distribution to Certificate holders.

    Definitive Certificates will be freely transferable and exchangeable at the office of the Trustee upon compliance with the requirements set forth in the Basic Agreement and the applicable Trust Supplements. No service charge will be imposed for any registration of transfer or exchange, but payment of a sum sufficient to cover any tax or other governmental charge shall be required.

PAYMENTS AND DISTRIBUTIONS

    Subject to the effect of any cross-subordination provisions set forth in the Prospectus Supplement for a series of Certificates, payments of principal, premium, if any, and interest with respect to the Equipment Notes held in each Trust will be distributed by the Trustee, upon receipt, to Certificate holders of such Trust on the dates and in the currency specified in the applicable Prospectus Supplement, except in certain cases when some or all of such Equipment Notes are in default as described in the applicable Prospectus Supplement. Payments of principal of, and interest on, the unpaid principal amount of the Equipment Notes held in each Trust will be scheduled to be received by the Trustee on the dates specified in the applicable Prospectus Supplement (such scheduled payments of interest and principal on the Equipment Notes to the Trustee are herein referred to as "Scheduled Payments," and the dates specified in the applicable Prospectus Supplement for distribution of Scheduled Payments to the Trustee are herein referred to as "Regular Distribution Dates"). See "Description of the Equipment Notes--General." Subject to the effect of any cross-subordination provisions set forth in the Prospectus Supplement for a series of Certificates, each Certificate holder of each Trust will be entitled to receive a pro rata share of any distribution in respect of Scheduled Payments of principal and interest made on the Equipment Notes held in the Trust.

    Payments of principal, premium, if any, and interest received by the Trustee on account of the early redemption, if any, of the Equipment Notes relating to one or more Aircraft held in a Trust, and payments, other than Scheduled Payments received on a Regular Distribution Date, received by the Trustee following default in respect of Equipment Notes held in a Trust relating to one or more Aircraft ("Special Payments") will be distributed on the date determined pursuant to the applicable Prospectus Supplement (a "Special Distribution Date") except that, unless otherwise specified in the applicable Prospectus Supplement, payments received by the Trustee following default in respect of the Equipment Notes on a Regular Distribution Date as a result of a drawing under any liquidity facility specified in the applicable Prospectus Supplement (each, a "Liquidity Facility"), provided for the benefit of the Certificate holders shall be distributed on such Regular Distribution Date. The Trustee will mail notice to the Certificate holders of record of the applicable Trust not less than 20 days prior to the Special Distribution Date on which any Special Payment is scheduled to be distributed by the Trustee stating such anticipated Special Distribution Date.

POOL FACTORS

    Unless there has been an early redemption, a purchase of an issue of Equipment Notes by the related Owner Trustee after an Indenture Default (as defined below), a default in the payment of principal in respect of one or more issues of the Equipment Notes held in a Trust or certain actions have been taken following a default thereon, as described in the applicable Prospectus Supplement, the Pool Factor (as defined below) for the Trusts will decline in proportion to the scheduled repayments of principal on the Equipment Notes held in such Trust as described in the applicable Prospectus Supplement. In the event of such redemption, purchase or default, the Pool Factor and the Pool Balance (as defined below) of each Trust so affected will be recomputed after giving effect thereto and notice thereof will be mailed to the Certificate holders of such Trust. Each Trust will have a separate Pool Factor.

    Unless otherwise described in the applicable Prospectus Supplement, the "Pool Balance" for each Trust or for the Certificates issued by any Trust indicates, as of any date, the original aggregate face amount of the Certificates of such Trust less the aggregate amount of all payments made in respect of the Certificates of such Trust other than payments made in respect of interest or premium thereon or reimbursement of any costs and expenses in connection therewith. The Pool Balance for each Trust as of any Regular Distribution Date or Special Distribution Date shall be computed after giving effect to the payment of principal, if any, on the Equipment Notes or other Trust Property held in such Trust and the distribution thereof to be made on that date.

    Unless otherwise described in the applicable Prospectus Supplement, the "Pool Factor" for each Trust as of any Regular Distribution Date or Special Distribution Date is the quotient (rounded to the seventh decimal place) computed by dividing (i) the Pool Balance by (ii) the aggregate original principal amount of the Equipment Notes held in such Trust. The Pool Factor for each Trust as of any Regular Distribution Date or Special Distribution Date shall be computed after giving effect to the payment of principal, if any, on the Equipment Notes held in such Trust and distribution thereof to be made on that date. The Pool Factor for each Trust will initially be 1.0000000; thereafter, the Pool Factor for each Trust will decline as described above to reflect reductions in the Pool Balance of such Trust. The amount of a Certificate holder's pro rata share of the Pool Balance of a Trust can be determined by multiplying the original denomination of the holder's Certificate of such Trust by the Pool Factor for such Trust as of the applicable Regular Distribution Date or Special Distribution Date. The Pool Factor and the Pool Balance for each Trust will be mailed to Certificate holders of such Trust on each Regular Distribution Date and Special Distribution Date.

REPORTS TO CERTIFICATEHOLDERS

    On each Regular Distribution Date and Special Distribution Date, the Trustee will include with each distribution of a Scheduled Payment or Special Payment to Certificateholders of the related Trust a statement, giving effect to such distribution to be made on such Regular Distribution Date or Special Distribution Date, setting forth the following information (per $1,000 aggregate principal amount of Certificate for such Trust, as to (i) and (ii) below):

    (i) the amount of such distribution allocable to principal and the amount allocable to premium, if any;

    (ii) the amount of such distribution allocable to interest; and

    (iii) the Pool Balance and the Pool Factor for such Trust.

    So long as the Certificates are registered in the name of Cede, as nominee for DTC, on the record date prior to each Regular Distribution Date and Special Distribution Date, the Trustee will request from DTC a Securities Position Listing setting forth the names of all DTC Participants reflected on DTC's books as holding interests in the Certificates on such record date. On each Regular Distribution Date and Special Distribution Date, the Trustee will mail to each such DTC Participant the statement described above and will make available additional copies as requested by such DTC Participant for forwarding to Certificate Owners.

    In addition, after the end of each calendar year, the Trustee will prepare for each Certificate holder of each Trust at any time during the preceding calendar year a report containing the sum of the amounts determined pursuant to clauses (i) and (ii) above with respect to the Trust for such calendar year or, in the event such person was a Certificate holder during only a portion of such calendar year, for the applicable portion of such calendar year, and such other items as are readily available to the Trustee and which a Certificate holder shall reasonably request as necessary for the purpose of such Certificate holder's preparation of its federal income tax returns. Such report and such other items shall be prepared on the basis of information supplied to the Trustee by the DTC Participants and shall be delivered by the Trustee to such DTC Participants to be available for forwarding by such DTC Participants to Certificate Owners in the manner described above.

    At such time, if any, as the Certificates are issued in the form of Definitive Certificates, the Trustee will prepare and deliver the information described above to each Certificate holder of record of each Trust as the name and period of beneficial ownership of such Certificate holder appears on the records of the registrar of the Certificates.

VOTING OF EQUIPMENT NOTES

    Subject to the effect of any cross-subordination provisions set forth in the related Prospectus Supplement, the Trustee, as holder of the Equipment Notes held in each Trust, has the right to vote and give consents and waivers with respect to such Equipment Notes under the Related Indentures. The Basic Agreement and related Trust Supplement set forth (i) the circumstances in which the Trustee may direct any action or cast any vote as the holder of the Equipment Notes held in the applicable Trust at its own discretion, (ii) the circumstances in which the Trustee shall seek instructions from the Certificateholders of such Trust and (iii) the percentage of Certificateholders required to direct the Trustee to take any such action. If specified in the related Prospectus Supplement, the right of a Trustee to vote and give consents and waivers with respect to the Equipment Notes held in the related Trust may, in the circumstances set forth in an intercreditor agreement to be executed by such Trustee, be exercisable by another person specified in such Prospectus Supplement.

EVENTS OF DEFAULT AND CERTAIN RIGHTS UPON AN EVENT OF DEFAULT

    The Prospectus Supplement will specify the events of default under the Basic Agreement (an "Event of Default") and the Related Indentures (an "Indenture Default"). The Indenture Defaults will include events of default under the related Leases (a "Lease Event of Default"). With respect to any Equipment Notes which are supported by a Liquidity Facility the Indenture Defaults or Events of Default may include events of default under such Liquidity Facility. Unless otherwise provided in a Prospectus Supplement, all of the Equipment Notes issued under the same Indenture will relate to a specific Aircraft and there will be no cross-collateralization or cross-default provisions in the Indentures, and events resulting in an Indenture Default under any particular Indenture will not necessarily result in an Indenture Default occurring under any other Indenture. If an Indenture Default occurs in fewer than all of the Indentures, notwithstanding the treatment of Equipment Notes issued under any Indenture under which an Indenture Default has occurred, payments of principal and interest on the Equipment Notes issued pursuant to Indentures with respect to which an Indenture Default has not occurred will continue to be made as originally scheduled. As described below under "--Cross-Subordination Issues," a Prospectus Supplement may provide the terms of any cross-subordination provisions among Certificateholders of separate Trusts. If such provisions are so provided, payments made pursuant to a Related Indenture under which an Indenture Default has not occurred may be distributed first to the holders of the Certificates issued under the Trust which holds the most senior Equipment Notes issued under all Related Indentures.

    The ability of the applicable Owner Trustee or Owner Participant under the Related Indenture to cure Indenture Defaults, including Indenture Defaults that result from the occurrence of a Lease Event of Default under the related Lease will be described in the Prospectus Supplement. Unless otherwise provided in a Prospectus Supplement, with respect to any Certificates or Equipment Notes entitled to the benefits of a Liquidity Facility, a drawing under any such Liquidity Facility for the purpose of making a payment of interest as a result of the failure by Northwest to have made a corresponding payment will not cure an Indenture Default related to such failure by Northwest.

    The Prospectus Supplement related to a series of Certificates will describe the circumstances under which the Trustee of the related Trust may vote some or all of the Equipment Notes issued under the applicable Indenture or issued under any Related Indentures. Such Prospectus Supplement will also set forth (i) the percentage of Certificateholders of such Trust entitled to direct the Trustee to take any action with respect to such Equipment Notes and, if applicable, Equipment Notes issued under any other Related Indenture. If the Equipment Notes outstanding under an Indenture are held by more than one Trust, then the ability of the Certificateholders issued with respect to any one Trust to cause the Loan Trustee with respect to any Equipment Notes held in such Trust to accelerate the Equipment Notes under the Related Indenture or to direct the exercise of remedies by the Loan Trustee under the Related Indenture will depend, in part, upon the proportion between the aggregate principal amount of the Equipment Notes outstanding under such Indenture and held in such Trust and the aggregate principal amount of all Equipment Notes outstanding under such Indenture. In addition, if cross-subordination provisions are applicable to any series of Certificates, then the ability of the Certificateholders of any one Trust holding Equipment Notes issued under Related Indentures to cause the Loan Trustee with respect to any Equipment Notes held in such Trust to accelerate the Equipment Notes under the Related Indenture or to direct the exercise of remedies by the Loan Trustee under the Related Indenture will depend, in part, upon the Class of Notes held in such Trust. If the Equipment Notes outstanding under an Indenture are held by more than one Trust, then each Trust will hold Equipment Notes with different terms from the Equipment Notes held in the other Trusts and therefore the Certificateholders of a Trust may have divergent or conflicting interests from those of the Certificateholders of the other Trusts holding Equipment Notes relating to the same Indenture. In addition, so long as the same institution acts as Trustee of each Trust, in the absence of instructions from the Certificateholders of any such Trust, the Trustee for such Trust could for the same reason be faced with a potential conflict of interest upon an Indenture Default. In such event, the Trustee has indicated that it would resign as Trustee of one or all such Trusts, and a successor trustee would be appointed in accordance with the terms of the Basic Agreement.

    The Prospectus Supplement for a series of Certificates will specify whether and under what circumstances the Trustee may or shall sell for cash to any person all or part of such Equipment Notes. Any proceeds received by the Trustee upon any such sale shall be deposited in an account established by the Trustee for the benefit of the Certificateholders of such Trust for the deposit of such Special Payments (the "Special Payments Account") and shall be distributed to the Certificateholders of such Trust on a Special Distribution Date. The market for Equipment Notes in default may be very limited, and there can be no assurance that they could be sold for a reasonable price. Furthermore, so long as the same institution acts as Trustee of multiple Trusts, it may be faced with a conflict in deciding from which Trust to sell Equipment Notes to available buyers. If the Trustee sells any such Equipment Notes with respect to which an Indenture Default exists for less than their outstanding principal amount, the Certificateholders of such Trust will receive a smaller amount of principal distributions than anticipated and will not have any claim for the shortfall against Northwest, any Owner Trustee, Owner Participant or the Trustee. Furthermore, neither the Trustee nor the Certificateholders of such Trust could take any action with respect to any remaining Equipment Notes held in such Trust so long as no Indenture Defaults exist with respect thereto.

    Any amount, other than Scheduled Payments received on a Regular Distribution Date, distributed to the Trustee of any Trust by the Loan Trustee under any Indenture on account of the Equipment Notes held in such Trust following an Indenture Default under such Indenture shall be deposited in the Special

Payments Account for such Trust and shall be distributed to the Certificateholders of such Trust on a Special Distribution Date. In addition, if a Prospectus Supplement provides that the applicable Owner Trustee may, under circumstances specified therein, redeem or purchase the outstanding Equipment Notes issued under the Related Indenture, the price paid by such Owner Trustee to the Trustee of any Trust for the Equipment Notes issued under such Indenture and held in such Trust shall be deposited in the Special Payments Account for such Trust and shall be distributed to the Certificateholders of such Trust on a Special Distribution Date.

    Any funds representing payments received with respect to any Equipment Notes held in a Trust in default, or the proceeds from the sale by the Trustee of any such Equipment Notes, held by the Trustee in the Special Payments Account for such Trust shall, to the extent practicable, be invested and reinvested by the Trustee in Permitted Investments pending the distribution of such funds on a Special Distribution Date. "Permitted Investments" will be specified in the related Prospectus Supplement.

    The Basic Agreement provides that the Trustee of each Trust shall, within 90 days after the occurrence of a default in respect of such Trust, give to the Certificateholders of such Trust notice, transmitted by mail, of all uncured or unwaived defaults with respect to such Trust known to it, provided that, except in the case of default in the payment of principal, premium, if any, or interest on any of the Equipment Notes held in such Trust, the Trustee shall be protected in withholding such notice if it in good faith determines that the withholding of such notice is in the interests of such Certificateholders. The term "default" as used in this paragraph only means the occurrence of an Event of Default with respect to a Trust as described above, except that in determining whether any such Event of Default has occurred, any grace period or notice in connection therewith shall be disregarded.

    The Basic Agreement contains a provision entitling the Trustee of each Trust, subject to the duty of the Trustee during a default to act with the required standard of care, to be offered reasonable security or indemnity by the Certificateholders of such Trust before proceeding to exercise any right or power under the Basic Agreement at the request of such Certificateholders.

    The Prospectus Supplement for a series of Certificates will specify the percentage of Certificateholders entitled to waive, or to instruct the Trustee to waive, any past Event of Default with respect to such Trust and thereby annul any direction given with respect thereto. The Prospectus Supplement for a series of Certificates will also specify the percentage of Certificateholders (and whether of such Trust or of any other Trust holding Equipment Notes issued under Related Indentures) entitled to waive, or to instruct the Trustee or the Loan Trustee to waive, any past Indenture Default with respect to the Equipment Notes held in such Trust and thereby annul any direction given with respect thereto.

MERGER, CONSOLIDATION AND TRANSFER OF ASSETS

    Northwest will be prohibited from consolidating with or merging into any other corporation or transferring substantially all of its assets as an entirety to any other corporation unless (i) the surviving successor or transferee corporation shall (a) be a "citizen of the United States" (as defined in Section 40102(a)(15) of Title 49 of the United States Code) holding a carrier operating certificate issued by the Secretary of Transportation pursuant to Chapter 447 of Title 49, United States Code, for aircraft capable of carrying 10 or more individuals or 6,000 pounds or more of cargo and with respect to which there is in force an air carrier operating certificate issued pursuant to Part 121 of the regulations under the sections of Title 49, United States Code, relating to aviation and (b) expressly assume all of the obligations of Northwest contained in the Basic Agreement and any Trust Supplement, the Note Purchase Agreements and the Indentures and, with respect to the Leased Aircraft Notes, the Participation Agreements and the Leases, and any other operative documents; (ii) immediately after giving effect to such transaction, no Indenture Default (with respect to the Owned Aircraft Notes) or Lease Event of Default (with respect to the Leased Aircraft Notes) shall have occurred and be continuing; and (iii) Northwest shall have delivered a certificate and an opinion or opinions of counsel indicating that such transaction, in effect, complies with such conditions.

MODIFICATIONS OF THE BASIC AGREEMENT

    The Basic Agreement contains provisions permitting Northwest, NWA Corp. and the Trustee of each Trust to enter into a supplemental trust agreement, without the consent of the holders of any of the Certificates of such Trust, (i) to provide for the formation of such Trust and the issuance of a series of Certificates, (ii) to evidence the succession of another corporation to Northwest or NWA Corp. and the assumption by such corporation of Northwest's or NWA Corp.'s obligations under the Basic Agreement and the applicable Trust Supplement, (iii) to add to the covenants of Northwest or NWA Corp. for the benefit of holders of such Certificates, or to surrender any right or power in the Basic Agreement conferred upon Northwest or NWA Corp., (iv) to cure any ambiguity or correct or supplement any defective or inconsistent provision of the Basic Agreement or the applicable Trust Supplement or to make any other provisions with respect to matters or questions arising thereunder, provided such action shall not adversely affect the interests of the holders of such Certificates, or to cure any ambiguity or correct any mistake, (v) to modify, eliminate or add to the provisions of the Basic Agreement to the extent as shall be necessary to continue the qualification of the Basic Agreement (including any supplemental agreement) under the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act") and to add to the Basic Agreement such other provisions as may be expressly permitted by the Trust Indenture Act, (vi) to provide for a successor Trustee or to add to or change any provision of the Basic Agreement as shall be necessary to facilitate the administration of the Trusts thereunder by more than one Trustee, (vii) to add, eliminate or change any provisions under such Basic Agreement that will not adversely affect the Certificateholders in any material respect, provided that in each case, such modification does not cause the corresponding Trust to become taxable as an "association" within the meaning of Treasury Regulation Section 301.7701-2 or a "publicly traded partnership" within the meaning of Section 7704 of the Code taxable as a corporation and (viii) to make any other amendments or modifications to the Basic Agreement, provided such amendments or modifications shall only apply to Certificates issued thereafter.

    The Basic Agreement also contains provisions permitting Northwest, NWA Corp. and the Trustee of each Trust, with the consent of the Certificateholders of such Trust evidencing fractional undivided interests aggregating not less than a majority in interest of such Trust, and, with respect to any Leased Aircraft, with the consent of the applicable Owner Trustee (such consent not to be unreasonably withheld), to execute supplemental trust agreements adding any provisions to or changing or eliminating any of the provisions of the Basic Agreement, to the extent relating to such Trust, and the applicable Trust Supplement, or modifying the rights of the Certificateholders, except that no such supplemental trust agreement may, without the consent of each Certificate holder so affected thereby, (a) reduce in any manner the amount of, or delay the timing of, any receipt by the Trustee of payments on the Equipment Notes held in such Trust or distributions in respect of any Certificate related to such Trust, or change the date or place of any payment in respect of any Certificate, or make distributions payable in coin or currency other than that provided for in such Certificates, or impair the right of any Certificate holder of such Trust to institute suit for the enforcement of any such payment when due, (b) permit the disposition of any Equipment Note held in such Trust, except as provided in the Basic Agreement or the applicable Trust Supplement, or otherwise deprive any Certificate holder of the benefit of the ownership of the applicable Equipment Notes, (c) reduce the percentage of the aggregate fractional undivided interests of the Trust provided for in the Basic Agreement or the applicable Trust Supplement, the consent of the holders of which is required for any such supplemental trust agreement or for any waiver provided for in the Basic Agreement or such Trust Supplement, (d) modify any of the provisions relating to the rights of the Certificateholders in respect of the waiver of events of default or receipt of payment or (e) cause the Trust to become taxable as an "association" within the meaning of Treasury Regulation Section 301.7701-2 or a "publicly traded partnership" within the meaning of Section 7704 of the Code taxable as a corporation.

MODIFICATION OF INDENTURE AND RELATED AGREEMENTS

    The Prospectus Supplement will specify the Trustee's obligations in the event that the Trustee, as the holder of any Equipment Notes held in a Trust, receives a request for its consent to any amendment, modification or waiver under the Indenture or other documents relating to such Equipment Notes (including any Lease with respect to Leased Aircraft Notes or any Liquidity Facility).

CROSS-SUBORDINATION ISSUES

    The Equipment Notes issued under an Indenture may be held in more than one Trust and one Trust may hold Equipment Notes issued under more than one Related Indenture. Unless otherwise provided in a Prospectus Supplement, only Equipment Notes of the same Class may be held in the same Trust. In such event, payments made on account of a subordinate Class of Equipment Notes issued under a Related Indenture may, under circumstances described in the related Prospectus Supplement, be subordinated to the prior payment of all amounts owing to Certificateholders of a Trust which holds senior Equipment Notes issued under all Related Indentures. The Prospectus Supplement related to an issuance of Certificates will describe any such "cross-subordination" provisions and any related terms, including the percentage of Certificateholders under any Trust which are permitted to (i) grant waivers of defaults under any Related Indenture, (ii) consent to the amendment or modification of any Related Indentures or (iii) direct the exercise of remedial actions under any Related Indentures.

TERMINATION OF THE TRUSTS

    The obligations of Northwest, NWA Corp. and the Trustee with respect to a Trust will terminate upon the distribution to Certificateholders of such Trust of all amounts required to be distributed to them pursuant to the Basic Agreement and the applicable Trust Supplement and the disposition of all property held in such Trust. The Trustee will send to each Certificate holder of record of such Trust notice of the termination of such Trust, the amount of the proposed final payment and the proposed date for the distribution of such final payment for such Trust. The final distribution to any Certificate holder of such Trust will be made only upon surrender of such Certificate holder's Certificates at the office or agency of the Trustee specified in such notice of termination.

DELAYED PURCHASE

    In the event that, on the delivery date of any Certificates, all of the proceeds from the sale of such Certificates are not used to purchase the Equipment Notes contemplated to be held in the related Trust, such Equipment Notes may be purchased by the Trustee at any time on or prior to the date specified in the applicable Prospectus Supplement. In such event, the Trustee will hold the proceeds from the sale of such Certificates not used to purchase Equipment Notes in an escrow account pending the purchase of the Equipment Notes not so purchased. Such proceeds will be invested at the direction and risk of, and for the account of, Northwest in certain specified investments, which may include: (i) obligations of, or guaranteed by, the United States Government or agencies thereof, (ii) open market commercial paper of any corporation incorporated under the laws of the United States of America or any State thereof rated at least P-2 or its equivalent by Moody's Investors Service, Inc. or at least A-2 or its equivalent by Standard & Poor's Corporation, (iii) certificates of deposit issued by commercial banks organized under the laws of the United States or of any political subdivision thereof having a combined capital and surplus in excess of $500,000,000 which banks or their holding companies have a rating of A or its equivalent by Moody's Investors Service, Inc. or Standard & Poor's Corporation, provided, however, that the aggregate amount at any one time so invested in certificates of deposit issued by any one bank shall not exceed 5% of such bank's capital and surplus, (iv) U.S. dollar denominated offshore certificates of deposit issued by, or offshore time deposits with, any commercial bank described in clause (iii) above or any subsidiary thereof and
(v) repurchase agreements with any financial institution having combined capital and surplus of at least $500,000,000 with any of the obligations described in
(i) through (iv) as collateral; provided that if all of the above investments are unavailable, the entire amounts to be invested may be used to purchase federal funds from an entity described in clause (iii) above; and provided further that no investment shall be eligible as a "specified investment" unless the final maturity date or date of return of such investment is on or before (x) the scheduled date for the purchase of such Equipment Notes, or (y) if no date has been scheduled for the purchase of such Equipment Notes, the next Business Day, or (z) if Northwest has given notice that such Equipment Notes will not be purchased, the next applicable Special Distribution Date. Earnings on such investments in the escrow account for each Trust will be paid to Northwest periodically, and Northwest will be responsible for any losses.

    On the next Regular Distribution Date specified in the applicable Prospectus Supplement, Northwest will pay to the Trustee an amount equal to the interest that would have accrued on any Equipment Notes purchased after the date of the issuance of such Certificates from the date of the issuance of such Certificates to, but excluding, the date of the purchase of such Equipment Notes by the Trustee.

SPECIAL DISTRIBUTION UPON UNAVAILABILITY OF AIRCRAFT

    To the extent that, due to a casualty to, or other event causing the unavailability of, one or more Aircraft, the full amount of the proceeds from the sale of any Certificates held in the escrow account referred to above is not used to purchase Equipment Notes on or prior to the date specified in the applicable Prospectus Supplement, an amount equal to the unused proceeds will be distributed by the Trustee to the holders of record of such Certificates on a pro rata basis upon not less than 20 days' prior notice to them on a Special Distribution Date, together with interest thereon at a rate equal to the rate applicable to such Certificates, but without premium, and Northwest will pay to the Trustee on such date an amount equal to such interest.

THE PARENT GUARANTY

    NWA Corp. will unconditionally guarantee (i) with respect to related Owned Aircraft Notes, the full and prompt payment of principal, premium, if any, and interest thereon when and as the same shall become due and payable, whether at maturity, upon redemption or otherwise, and (ii) with respect to related Leased Aircraft Notes, the full and prompt payment of all amounts payable by Northwest under the related Lease when and as the same shall become due and payable. The Parent Guaranty will be enforceable without any need first to enforce any Owned Aircraft Note or Lease against Northwest. The Parent Guaranty will be an unsecured obligation of NWA Corp.

LIQUIDITY FACILITY

    The related Prospectus Supplement may provide that one or more payments of interest on the Certificates of one or more series will be supported by a Liquidity Facility issued by an institution identified in the related Prospectus Supplement. The provider of such Liquidity Facility will have a claim senior to the Certificateholders' as specified in the related Prospectus Supplement.

THE TRUSTEE

    The Trustee for each series of Certificates will be identified in the Prospectus Supplement. With certain exceptions, the Trustee makes no representations as to the validity or sufficiency of the Basic Agreement, the Trust Supplements, the Certificates, the Equipment Notes, the Indentures, the Leases or other related documents. The Trustee shall not be liable with respect to any series of Certificates, for any action taken or omitted to be taken by it in good faith in accordance with the direction of the holders of a majority in principal amount of outstanding Certificates of such series issued under the Basic Agreement. Subject to such provisions, such Trustee shall be under no obligation to exercise any of its rights or powers under the Basic Agreement at the request of any holders of Certificates issued thereunder unless they shall have offered to the Trustee indemnity satisfactory to it. The Basic Agreement provides that the Indenture

Trustee in its individual or any other capacity may acquire and hold Certificates issued thereunder and, subject to certain conditions, may otherwise deal with Northwest and, with respect to the Leased Aircraft, with any Owner Trustee with the same rights it would have if it were not the Trustee.

    The Trustee may resign with respect to any or all of the Trusts at any time, in which event Northwest will be obligated to appoint a successor trustee. If the Trustee ceases to be eligible to continue as Trustee with respect to a Trust or becomes incapable of acting as Trustee or becomes insolvent, Northwest may remove such Trustee, or any Certificate holder of such Trust for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of such Trustee and the appointment of a successor trustee. Any resignation or removal of the Trustee with respect to a Trust and appointment of a successor trustee for such Trust does not become effective until acceptance of the appointment by the successor trustee. Pursuant to such resignation and successor trustee provisions, it is possible that a different trustee could be appointed to act as the successor trustee with respect to each Trust. All references in this Prospectus to the Trustee should be read to take into account the possibility that the Trusts could have different successor trustees in the event of such a resignation or removal.

    The Basic Agreement provides that Northwest will pay the Trustee's fees and expenses and indemnify the Trustee against certain liabilities.

                       DESCRIPTION OF THE EQUIPMENT NOTES

    The statements made under this caption are summaries and reference is made to the entire Prospectus and detailed information appearing in the applicable Prospectus Supplement. Where no distinction is made between the Leased Aircraft Notes and the Owned Aircraft Notes or between their respective Indentures, such statements refer to any Equipment Notes and any Indenture.

    TO THE EXTENT THAT ANY PROVISION IN ANY PROSPECTUS SUPPLEMENT IS INCONSISTENT WITH ANY PROVISION IN THIS SUMMARY, THE PROVISION OF SUCH PROSPECTUS SUPPLEMENT WILL CONTROL.

GENERAL

    All Equipment Notes will be issued under a separate Indenture either (a) between the related Owner Trustee of a trust for the benefit of the Owner Participant who is the beneficial owner of the related Aircraft, and the related Loan Trustee, or (b) between Northwest and the related Loan Trustee. The Equipment Notes issued pursuant to clause (a) of the preceding sentence will be nonrecourse obligations of the applicable Owner Trust. Each Equipment Note will be authenticated under an Indenture by the Loan Trustee. All Equipment Notes issued under the same Indenture will relate to, and be secured by, one or more Aircraft identified and described in the related Prospectus Supplement and which, in the case of Equipment Notes issued as described in such clause (a), are leased to Northwest pursuant to a Lease between the Owner Trustee under the applicable Owner Trust and Northwest or, in the case of Equipment Notes issued as described in clause (b), owned by Northwest.

    With respect to each Leased Aircraft, the related Owner Trustee has acquired or will acquire such Aircraft from Northwest or the manufacturer of such Aircraft, as the case may be, has granted or will grant a security interest in such Aircraft to the related Loan Trustee as security for the payments of the related Leased Aircraft Notes, and has leased or will lease such Aircraft to Northwest pursuant to the related Lease which has been or will be assigned to the related Loan Trustee. Pursuant to each such Lease, Northwest will be obligated to make or cause to be made rental and other payments to the related Loan Trustee on behalf of the related Owner Trustee in amounts that will be sufficient to make payments of the principal, interest and premium, if any, required to be made in respect of such Leased Aircraft Notes when and as due and payable.

    The rental obligations of Northwest under each Lease and the obligations of Northwest under each Owned Aircraft Indenture and under the Owned Aircraft Notes will be general obligations of Northwest. Except in certain circumstances involving Northwest's purchase of a Leased Aircraft and the assumption of the Leased Aircraft Notes related thereto, the Leased Aircraft Notes are not obligations of, or guaranteed by, Northwest.

PRINCIPAL AND INTEREST PAYMENTS

    Interest received by the Trustee on the Equipment Notes held in each Trust will be passed through to the Certificateholders of such Trust on the dates and at the rate per annum set forth in the applicable Prospectus Supplement until the final distribution for such Trust. Principal received by the Trustee on the Equipment Notes held in each Trust will be passed through to the Certificateholders of such Trust in scheduled amounts on the dates set forth in the applicable Prospectus Supplement until the final distribution date for such Trust.

    If any date scheduled for any payment of principal, premium, if any, or interest with respect to the Equipment Notes is not a Business Day, such payment will be made on the next succeeding Business Day without any additional interest.

REDEMPTION

    The applicable Prospectus Supplement will describe the circumstances, whether voluntary or involuntary, under which the Equipment Notes may be redeemed or purchased prior to the stated maturity date thereof, in whole or in part, the premium, if any, applicable upon certain redemptions or purchases and other terms applying to the redemptions or purchases of such Equipment Notes.

SECURITY

    The Leased Aircraft Notes will be secured by (i) an assignment by the related Owner Trustee to the related Loan Trustee of such Owner Trustee's rights (except for certain rights, including those described below) under the Lease or Leases with respect to the related Aircraft, including the right to receive payments of rent thereunder, (ii) a mortgage granted to such Loan Trustee in such Aircraft, subject to the rights of Northwest under such Lease or Leases and
(iii) an assignment to such Loan Trustee of certain of such Owner Trustee's rights with respect to such Aircraft under the purchase agreement between Northwest and the related manufacturer. Under the terms of each Lease, Northwest's obligations in respect of each Leased Aircraft will be those of a lessee under a "net lease." Accordingly, Northwest will be obligated, among other things and at its expense, to cause each Leased Aircraft to be duly registered, to pay all costs of operating such Aircraft and to maintain, service, repair and overhaul (or cause to be maintained, serviced, repaired and overhauled) such Aircraft. With respect to the Leased Aircraft, the assignment by the related Owner Trustee to the related Loan Trustee of its rights under the related Lease will exclude, among other things, rights of such Owner Trustee and the related Owner Participant relating to indemnification by Northwest for certain matters, insurance proceeds payable to such Owner Trustee in its individual capacity and to such Owner Participant under liability insurance maintained by Northwest pursuant to such Lease or by such Owner Trustee or such Owner Participant, insurance proceeds payable to such Owner Trustee in its individual capacity or to such Owner Participant under certain casualty insurance maintained by such Owner Trustee or such Owner Participant pursuant to such Lease and any rights of such Owner Participant or such Owner Trustee to enforce payment of the foregoing amounts and their respective rights to the proceeds of the foregoing.

    The Owned Aircraft Notes will be secured by (i) a mortgage granted to the related Loan Trustee of all of Northwest's right, title and interest in and to such Owned Aircraft and (ii) an assignment to such Loan Trustee of certain of Northwest's rights with respect to such Aircraft under the purchase agreement between Northwest and the related manufacturer. Under the terms of each Owned Aircraft Indenture,

Northwest will be obligated, among other things and at its expense, to cause each Owned Aircraft to be duly registered, to pay all costs of operating such Aircraft and to maintain, service, repair and overhaul (or cause to be maintained, serviced, repaired and overhauled) such Aircraft.

    The Prospectus Supplement will specify the required insurance coverage with respect to the Aircraft.

    Northwest will be required, except under certain circumstances, to keep each Aircraft registered under the Federal Aviation Act of 1958 (the "Federal Aviation Act"), and to record the Indenture and the Lease, if applicable, among other documents, with respect to each Aircraft under the Federal Aviation Act. Such recordation of the Indenture, the Lease, if applicable, and other documents with respect to each Aircraft will give the related Loan Trustee a perfected security interest in the related Aircraft whenever it is located in the United States or any of its territories and possessions; the Convention on the International Recognition of Rights in Aircraft (the "Convention") provides that such security will also be recognized, with certain limited exceptions, in those jurisdictions that have ratified or adhere to the Convention. Although Northwest has no current intention to do so, Northwest will have the right, subject to certain conditions, at its own expense to register each Aircraft in countries other than the United States. Unless otherwise specified in the applicable Prospectus Supplement, prior to any such change in the jurisdiction of registry, the related Loan Trustee shall have received an opinion of Northwest's counsel that, among other things, confirms the perfected status of the lien of the Related Indenture and, in the case of Leased Aircraft, confirms the validity and enforceability of the related Lease in such jurisdiction, in each case subject, in certain cases, to certain filings, recordations or other actions. Each Aircraft may also be operated by Northwest or under lease, sublease or interchange arrangements in countries that are not parties to the Convention. The extent to which the related Loan Trustee's security interest would be recognized in an Aircraft located in a country that is not a party to the Convention, and the extent to which such security interest would be recognized in a jurisdiction adhering to the Convention if the Aircraft is registered in a jurisdiction not a party to the Convention, is uncertain. Moreover, in the case of an Indenture Default, the ability of the related Loan Trustee to realize upon its security interest in an Aircraft could be adversely affected as a legal or practical matter if such Aircraft were registered or located outside the United States.

    Unless otherwise specified in the applicable Prospectus Supplement, the Equipment Notes will not be cross-collateralized and consequently the Equipment Notes issued in respect of any one Aircraft will not be secured by any other Aircraft or, in the case of Leased Aircraft Notes, the Lease related thereto. Unless and until an Indenture Default with respect to a Leased Aircraft has occurred and is continuing, the related Loan Trustee may exercise only limited rights of the related Owner Trustee under the related Lease.

    Funds, if any, held from time to time by the Loan Trustee with respect to any Aircraft, prior to the distribution thereof, will be invested and reinvested by such Loan Trustee. Such investment and reinvestment will be at the direction of Northwest (except, with respect to a Leased Aircraft, in the case of a Lease Event of Default under the applicable Lease or, with respect to an Owned Aircraft, in the case of an Indenture Default under the applicable Indenture), in certain investments described in the Related Indenture. The net amount of any loss resulting from any such investments will be paid by Northwest.

    Section 1110 of the Bankruptcy Code provides that, in reorganization cases under Chapter 11 of the Bankruptcy Code, the right of a lessor with respect to, and of the holder of a security interest in, aircraft capable of carrying 10 or more individuals or 6,000 pounds or more of cargo (subject to certain limitations in the case of any such aircraft first placed in service on or prior to October 22, 1994) leased to or subject to a security interest granted by a citizen of the United States (as defined in the Federal Aviation Act) holding an air carrier operating certificate issued by the Secretary of Transportation pursuant to the Federal Aviation Act for such aircraft (a certificate which Northwest presently possesses) to take possession of such aircraft in compliance with the provisions of the lease or security agreement is not affected by (a) the automatic stay provision of the Bankruptcy Code, which provision generally enjoins the taking of any action against a debtor by a creditor, (b) the provision of the Bankruptcy Code allowing the trustee or debtor-in-possession to use, sell or lease property of the estate and (c) any power of the bankruptcy court to enjoin a repossession. Section 1110 provides, however, that the right of a lessor or secured party to take possession of an aircraft in compliance with the provisions of the lease or security agreement in the event of a default may not be exercised for 60 days following the date of commencement of the reorganization proceedings (unless specifically permitted by the bankruptcy court) and may not be exercised at all if, within such 60-day period, the trustee or debtor-in-possession agrees to perform the debtor's obligations that become due on or after such date and cures all existing defaults (other than defaults resulting solely from the financial condition, bankruptcy, insolvency or reorganization of the debtor). Section 1110 does not prevent the trustee or debtor-in-possession from rejecting a lease (including any Lease) or demanding a renegotiation of such lease as a condition to not rejecting such lease. In addition, if more than one aircraft are leased pursuant to a master lease and accompanying lease supplement, the applicability of Section 1110 would be determined on an aircraft-by-aircraft basis. Assuming Section 1110 is applicable to all aircraft subject to a master lease, Section 1110 does not prevent the trustee or debtor-in-possession from complying with the provisions of Section 1110 with respect to some lease supplements, and thereby retaining possession of the related aircraft, and not complying with the provisions of Section 1110 with respect to other lease supplements, and thereby enabling a repossession of other aircraft.

    In connection with any issuance of Certificates under this Prospectus and the applicable Prospectus Supplement, Northwest shall have received an opinion from its counsel to the effect that (i) with respect to any Leased Aircraft, the related Owner Trustee, as lessor under the related Lease, and the related Loan Trustee, upon foreclosure of the Owner Trustee's interest in such Lease as assignee of such Owner Trustee's rights under such Lease pursuant to the Related Indenture, would be entitled to the benefits of Section 1110 of the Bankruptcy Code with respect to the Aircraft initially delivered under such Lease and subjected to the Related Indenture or (ii) with respect to any Owned Aircraft, the related Loan Trustee under the Related Indenture would be entitled to the benefits of Section 1110 of the Bankruptcy Code with respect to the Aircraft initially subjected to the Related Indenture. Such opinions will not address the possible replacement of an Aircraft after an Event of Loss (as defined in the Indenture) in the future.

RANKING OF EQUIPMENT NOTES

    Some of the Equipment Notes related to one or more Aircraft, as described in the related Prospectus Supplement, may be subordinated and junior in right of payment to other Equipment Notes related to the same Aircraft. The terms of such subordination, if any, will be described in the related Prospectus Supplement.

PAYMENTS AND LIMITATION OF LIABILITY

    Each Leased Aircraft will be leased by the related Owner Trustee to Northwest for a term commencing on the delivery date thereof to such Owner Trustee and expiring on a date not earlier than the latest maturity date of the related Leased Aircraft Notes, unless previously terminated as permitted by the terms of the related Lease. The basic rent and other payments under each such Lease will be payable by Northwest in accordance with the terms specified in the applicable Prospectus Supplement, and will be assigned by the related Owner Trustee under the Related Indenture to the Loan Trustee to provide the funds necessary to pay principal of, premium, if any, and interest due from such Owner Trustee on the Leased Aircraft Notes issued under such Indenture. In certain cases, the basic rent payments under a Lease may be adjusted, but each Lease will provide that under no circumstances will rent payments by Northwest be less than the scheduled payments on the related Leased Aircraft Notes. The balance of any basic rent payment under each Lease, after payment of amounts due on the Leased Aircraft Notes issued under the Indenture corresponding to such Lease, will be paid over to the applicable Owner Participant. Northwest's obligation to pay rent and to cause other payments to be made under each Lease will be general obligations of Northwest.

    With respect to the Leased Aircraft Notes, except in certain circumstances involving Northwest's purchase of a Leased Aircraft and the assumption of the Leased Aircraft Notes related thereto, the Leased Aircraft Notes will not be obligations of, or guaranteed by, Northwest. With respect to the Leased Aircraft Notes, none of the Owner Trustees, the Owner Participants or the Loan Trustees shall be personally liable to any holder of such Leased Aircraft Notes for amounts payable under such Leased Aircraft Notes, or, except as provided in the Indentures relating thereto in the case of the Owner Trustees and the Loan Trustees, for any liability under such Indentures. Except in the circumstances referred to above, all amounts payable under any Leased Aircraft Notes (other than payments made in connection with an optional redemption or purchase by the related Owner Trustee or the related Owner Participant) will be made only from
(i) the assets subject to the lien of the Related Indenture with respect to such Aircraft or the income and proceeds received by the related Loan Trustee therefrom (including rent payable by Northwest under the related Lease) or (ii) if so provided in the related Prospectus Supplement, the applicable Liquidity Facility.

    With respect to the Leased Aircraft Notes, except as otherwise provided in the Related Indentures, no Owner Trustee shall be personally liable for any amount payable or for any statements, representations, warranties, agreements or obligations under such Indentures or under such Leased Aircraft Notes except for its own willful misconduct or gross negligence. None of the Owner Participants shall have any duty or responsibility under the Leased Aircraft Indentures or under such Leased Aircraft Notes to the related Loan Trustee or to any holder of any such Leased Aircraft Note.

    Northwest's obligations under each Owned Aircraft Indenture and under the Owned Aircraft Notes will be general obligations of Northwest.

DEFEASANCE OF THE INDENTURES AND THE EQUIPMENT NOTES IN CERTAIN CIRCUMSTANCES

    Unless otherwise specified in the applicable Prospectus Supplement, the applicable Indenture provides that the obligations of the related Loan Trustee and, with respect to any Leased Aircraft Notes, the related Owner Trustee or, with respect to any Owned Aircraft Notes, Northwest under the applicable Indenture shall be deemed to have been discharged and paid in full (except for certain obligations, including the obligations to register the transfer or exchange of Equipment Notes, to replace stolen, lost, destroyed or mutilated Equipment Notes and to maintain paying agencies and hold money for payment in trust) on the 91st day after the date of irrevocable deposit with the related Loan Trustee of money or certain obligations of the United States or any agency or instrumentality thereof the payment of which is backed by the full faith and credit of the United States which, through the payment of principal and interest in respect thereof in accordance with their terms, will provide money in an aggregate amount sufficient to pay when due (including as a consequence of redemption in respect of which notice is given on or prior to the date of such deposit) principal of, premium, if any, and interest on all Equipment Notes issued thereunder in accordance with the terms of such Indenture. Such discharge may occur only if, among other things, there has been published by the Internal Revenue Service a ruling to the effect that holders of such Equipment Notes will not recognize income, gain or loss for federal income tax purposes as a result of such deposit, defeasance and discharge and will be subject to federal income tax on the same amount and in the same manner and at the same time as would have been the case if such deposit, defeasance and discharge had not occurred.

    Upon such defeasance, or upon payment in full of the principal of, premium, if any, and interest on all Equipment Notes issued under any Indenture on the maturity date therefor or deposit with the applicable Loan Trustee of money sufficient therefor no earlier than one year prior to the date of such maturity, the holders of such Equipment Notes will have no beneficial interest in or other rights with respect to the related Aircraft or other assets subject to the lien of such Indenture and such lien shall terminate.

ASSUMPTION OF OBLIGATIONS BY NORTHWEST

    Unless otherwise specified in the applicable Prospectus Supplement with respect to Leased Aircraft, upon the exercise by Northwest of any purchase options it may have under the related Lease prior to the end of the term of such Lease, Northwest may assume on a full recourse basis all of the obligations of the Owner Trustee (other than its obligations in its individual capacity) under the Indenture with respect to such Aircraft, including the obligations to make payments in respect of the related Leased Aircraft Notes. In such event, certain relevant provisions of the related Lease, including (among others) provisions relating to maintenance, possession and use of the related Aircraft, liens, insurance and events of default will be incorporated into such Indenture, and the Leased Aircraft Notes issued under such Indenture will not be redeemed and will continue to be secured by such Aircraft. It is a condition to such assumption that, if such Aircraft is registered under the laws of the United States, an opinion of counsel be delivered at the time of such assumption substantially to the effect that the related Loan Trustee under such Indenture should, immediately following such assumption, be entitled to the benefits of
Section 1110 of the Bankruptcy Code with respect to such Aircraft (including the engines related thereto), but such opinion need not be delivered to the extent that the benefits of such Section 1110 are not available to the Loan Trustee with respect to such Aircraft or any engine related thereto immediately prior to such assumption.

LIQUIDITY FACILITY

    The related Prospectus Supplement may provide that one or more payments of interest on the related Equipment Notes of one or more series or distributions made by the Trustee of the related Trust will be supported by a Liquidity Facility issued by an institution identified in the related Prospectus Supplement. Unless otherwise provided in the related Prospectus Supplement, the provider of the Liquidity Facility will have a senior claim upon the assets securing the Equipment Notes.

INTERCREDITOR ISSUES

    Equipment Notes may be issued in different Classes, which means that the Equipment Notes may have different payment priorities even though they are issued by the same Owner Trustee and relate to the same Aircraft. In such event, the related Prospectus Supplement will describe the priority of distributions among such Equipment Notes (and any Liquidity Facilities therefor), the ability of any Class to exercise and/or enforce any or all remedies with respect to the related Aircraft (and, if the Equipment Notes are Leased Aircraft Notes, the Lease related thereto) and certain other intercreditor terms and provisions.

                 UNITED STATES FEDERAL INCOME TAX CONSEQUENCES

GENERAL

    The following discussion describes the principal U.S. federal income tax consequences to Certificateholders of the purchase, ownership and disposition of the Certificates and in the opinion of Cadwalader, Wickersham & Taft such discussion is accurate in all material respects of the matters discussed herein. Except as otherwise specified, the discussion is addressed to beneficial owners of Certificates ("U.S. Certificateholders") that are citizens or residents of the United States, corporations, partnerships or other entities created or organized in or under the laws of the United States or any State, or estates or trusts the income of which is subject to U.S. federal income taxation regardless of its source ("U.S. Persons") that will hold the Certificates as capital assets. This discussion does not address the tax treatment of U.S. Certificateholders that may be subject to special tax rules, such as banks, insurance companies, dealers in securities or commodities, tax-exempt entities, holders that will hold Certificates as part of a straddle or holders that have a "functional currency" other than the U.S. Dollar, nor does it address the tax treatment of U.S. Certificateholders that do not acquire Certificates as part of the initial offering. This discussion does not describe any tax consequences arising under the laws of any State, locality or taxing jurisdiction other than the United States.

    This discussion is based upon the tax laws of the United States as in effect on the date of this Prospectus, as well as judicial and administrative interpretations thereof (in final or proposed form) available on or before such date. All of the foregoing are subject to change or differing interpretations, which could apply retroactively. Prospective investors should note that no rulings have been or will be sought from the Internal Revenue Service (the "IRS") with respect to any of the federal income tax consequences discussed below, and no assurance can be given the IRS will not take contrary positions. PROSPECTIVE INVESTORS SHOULD CONSULT THEIR OWN TAX ADVISORS WITH RESPECT TO THE FEDERAL, STATE, LOCAL AND FOREIGN TAX CONSEQUENCES OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF THE CERTIFICATES.

TAX STATUS OF THE TRUSTS

    In the opinion of Cadwalader, Wickersham & Taft, special tax counsel to Northwest, in the case of each Series of Certificates, each Trust will be classified as a grantor trust under subpart E, Part I of Subchapter J of the Internal Revenue Code of 1986, as amended (the "Code") and not as an association taxable as a corporation for U.S. federal income tax purposes. Accordingly, each U.S. Certificate holder will be subject to federal income taxation as if it owned directly a pro rata undivided interest in each asset owned by the corresponding Trust and paid directly its share of fees and expenses paid by such Trust.

TAXATION OF CERTIFICATEHOLDERS GENERALLY

    A U.S. Certificate holder will be treated as owning its pro rata undivided interest in each of the Equipment Notes and any other property held by the related Trust. Accordingly, each U.S. Certificate holder's share of interest paid on the Equipment Notes will be taxable as ordinary income, as it is paid or accrued, in accordance with such owner's method of accounting for U.S. federal income tax purposes and a U.S. Certificate holder's share of premium, if any, paid on the Equipment Notes will be treated as capital gain. Any amounts received by a Trust from Interest Drawings under the relevant Liquidity Facility will be treated for U.S. federal income tax purposes as having the same characteristics as the payments they replace.

    Each U.S. Certificate holder will be entitled to deduct, consistent with its method of accounting, its pro rata share of fees and expenses paid or incurred by the corresponding Trust as provided in Section 162 or 212 of the Code. Certain fees and expenses, including fees paid to the Trustee and the Liquidity Provider, will be borne by parties other than the Certificateholders. It is possible that such fees and expenses will be treated as constructively received by the Trust, in which event a U.S. Certificate holder will be required to include in income and will be entitled to deduct its pro rata share of such fees and expenses. If a U.S. Certificate holder is an individual, estate or trust, the deduction for such holder's share of such fees or expenses will be allowed only to the extent that all of such holder's miscellaneous itemized deductions, including such holder's share of such fees and expenses, exceed 2% of such holder's adjusted gross income. In addition, in the case of U.S. Certificateholders who are individuals, certain otherwise allowable itemized deductions will be subject generally to additional limitations on itemized deductions under the applicable provisions of the Code.

EFFECT OF SUBORDINATION OF SUBORDINATED CERTIFICATEHOLDERS

    If any Trust with respect to a Series are subordinated with respect to other Trusts of the same Series (such Trusts being the "Subordinated Trusts" and the related Certificates being the "Subordinated Certificates") receives less than the full amount of the receipts of principal or interest paid with respect to the Equipment Notes held by it (any shortfall in such receipts being the "Shortfall Amounts") because of the subordination of the Equipment Notes held by such Trust under the Intercreditor Agreement, the corresponding owners of beneficial interests in the Subordinated Certificates (the "Subordinated Certificateholders") would probably be treated for federal income tax purposes as if they had (1) received as distributions their full share of such receipts,
(2) paid over to the relevant preferred class of Certificateholders an amount equal to their share of such Shortfall Amount, and (3) retained the right to reimbursement of such amounts to the extent of future amounts payable to such Subordinated Certificateholders with respect to such Shortfall Amount.

    Under this analysis, (1) Subordinated Certificateholders incurring a Shortfall Amount would be required to include as current income any interest or other income of the corresponding Subordinated Trust that was a component of the Shortfall Amount, even though such amount was in fact paid to the relevant preferred class of Certificateholders, (2) a loss would only be allowed to such Subordinated Certificateholders when their right to receive reimbursement of such Shortfall Amount became worthless (i.e., when it becomes clear that funds will not be available from any source to reimburse such loss), and (3) reimbursement of such Shortfall Amount prior to such a claim of worthlessness would not be taxable income to Subordinated Certificateholders because such amount was previously included in income. These results should not significantly affect the inclusion of income for Subordinated Certificateholders on the accrual method of accounting, but could accelerate inclusion of income to Subordinated Certificateholders on the cash method of accounting by, in effect, placing them on the accrual method.

ORIGINAL ISSUE DISCOUNT

    The Equipment Notes may be issued with original issue discount ("OID"), which may require U.S. Certificateholders to include such OID in gross income in advance of the receipt or accrual of the stated interest on such Equipment Notes. The Prospectus Supplement will state whether any Equipment Notes to be held by the related Trust will be issued with OID. Generally, a holder of a debt instrument issued with original issue discount that is not DE MINIMIS must include such original issue discount in income for federal income tax purposes as it accrues, in advance of the receipt of the cash attributable to such income, under a method that takes into account the compounding of interest.

MARKET DISCOUNT

    Generally, the term "market discount" means the excess of the remaining principal amount of a Certificate over the holder's tax basis in such Certificate immediately after its acquisition, subject to a DE MINIMIS exception.

    A holder who acquires a Certificate at a market discount will be required to treat any gain realized on the disposition of such Certificate, except in certain nonrecognition transactions, as ordinary income to the extent of the market discount that accrued during the period that such holder held such Certificate. Further, a disposition of a Certificate by gift (and in certain other circumstances) could result in the recognition of market discount income, computed as if such Certificate had been sold for its fair market value.

    In the case of a partial principal payment on indebtedness subject to the market discount rules, Section 1276 of the Code requires that such payment be included in gross income as ordinary income to the extent such payment does not exceed the market discount that has accrued during the period such indebtedness was held. The amount of any accrued market discount later required to be included in income upon a disposition, or subsequent partial principal payment, will be reduced by the amount of accrued market discount previously included in income.

    Until Treasury regulations are issued, the explanatory Conference Committee Report to the Tax Reform Act of 1986 (the "Conference Report") indicates that holders of installment obligations (such as the Equipment Notes) with market discount may elect to accrue market discount either (i) on the basis of a constant interest rate or (ii) in the ratio to the total amount of remaining market discount that the amount of stated interest paid in the accrual period bears to the total amount of stated interest remaining to be paid on the installment obligation as of the beginning of such period. Under Section 1277 of the Code, if in any taxable year interest paid or accrued on indebtedness incurred or continued to purchase or carry indebtedness subject to the market discount rules exceeds the interest currently includable in income with respect to such indebtedness, deduction of the excess interest must be deferred to the extent of the market discount allocable to the taxable year. The deferred portion of any interest expense will generally be deductible when such market discount is included in income upon the sale or other disposition (including repayment) of the indebtedness.

    A holder of a Certificate acquired at a market discount may elect under
Section 1278 of the Code, in the manner provided by Revenue Procedure 92-67, 1992-34 I.R.B. 6, to include such discount in income as it accrues. The current inclusion election applies to all market discount obligations acquired on or after the first day to which the election applies, and may not be revoked without the consent of the IRS. If a holder of a Certificate elects to include market discount in income as it accrues, the foregoing rules of Section 1276 and 1277 of the Code with respect to the recognition of ordinary income on a sale or other disposition of such Certificate and the deferral of interest deductions on indebtedness related to such Certificate would not apply.

    The IRS is authorized to issue regulations to implement the market discount provisions of the Code. No such regulations have been issued or proposed. It is impossible to anticipate what effect, if any, such regulations could have on the Certificateholders.

AMORTIZABLE BOND PREMIUM

    A U.S. Certificate holder should generally be considered to have acquired an interest in an Equipment Note at a premium to the extent the purchaser's tax basis allocable to such interest exceeds the remaining principal amount of the Equipment Note allocable to such interest. In that event, a U.S. Certificate holder who holds a Certificate as a capital asset may elect to amortize that premium as an offset to interest income under Section 171 of the Code with corresponding reductions in the U.S. Certificate holder's tax basis in its Certificate. In the case of installment obligations (such as the Equipment Notes), the Conference Report indicates a Congressional intent that amortization will be in accordance with the same rules that will apply to the accrual of market discount on installment obligations (see discussion above).

    Under certain circumstances, amortizable bond premium may be determined by reference to any early call date. It is unclear how the amortizable bond premium rules apply where, as in the case with the Equipment Notes, the amount of redemption premium payable on an early call date is unknown. In addition, the treatment of any unamortized bond premium remaining at the time of an early call is unclear. The U.S. Certificateholders are urged to consult their own tax advisors as to the treatment of any amortizable bond premiums.

SALE OR OTHER DISPOSITION OF THE CERTIFICATES

    Upon the sale, exchange or other disposition of a Certificate, a U.S. Certificate holder generally will recognize capital gain or loss equal to the difference between the amount realized on the disposition (other than any amount attributable to accrued interest which will be taxable as ordinary income) and the U.S. Certificate holder's adjusted tax basis in the related Equipment Notes and any other assets held by the corresponding Trust. A U.S. Certificate holder's adjusted tax basis will equal the holder's cost for its Certificate, plus any accrued OID or market discount previously included in income or less any amortized bond premium or any previously recognized losses or prior principal payments. Any gain or loss generally will be capital gain or loss (other than accrued market discount not previously included in income) if the Certificate was held as a capital asset.

FOREIGN CERTIFICATEHOLDERS

    Subject to the discussion of backup withholding below, payments of principal and interest on the Equipment Notes to, or on behalf of, any beneficial owner of a Certificate that is not a U.S. Person (a "Non-U.S. Certificate holder") will not be subject to U.S. federal withholding tax; PROVIDED, in the case of interest, that (i) such Non-U.S. Certificate holder does not actually or constructively own 10% or more of the total combined voting power of all classes of the stock of any Owner Participant or any transferee of such interest, (ii) such Non-U.S. Certificate holder is not a controlled foreign corporation for U.S. tax purposes that is related to an Owner Participant and (iii) either (A) the Non-U.S. Certificate holder certifies, under penalties of perjury, that it is not a U.S. Person and provides its name and address or (B) a securities clearing organization, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business (a "financial institution") and holds the Certificate certifies, under penalties of perjury, that such statement has been received from the Non-U.S. Certificate holder by it or by another financial institution and furnishes the payor with a copy thereof.

    Any capital gain realized upon the sale, exchange, retirement or other disposition of a Certificate or upon receipt of premium paid on an Equipment Note by a Non-U.S. Certificate holder will not be subject to U.S. federal income or withholding taxes if (i) such gain is not effectively connected with a U.S. trade or business of the holder and (ii) in the case of an individual, such holder is not present in the United States for 183 days or more in the taxable year of the sale, exchange, retirement or other disposition or receipt.

BACKUP WITHHOLDING

    Payments made on the Certificates and proceeds from the sale of Certificates will not be subject to a backup withholding tax of 31% unless, in general, the Certificate holder fails to comply with certain reporting procedures or otherwise fails to establish an exemption from such tax under applicable provisions of the Code.

                              ERISA CONSIDERATIONS

    Unless otherwise indicated in the applicable Prospectus Supplement, the Certificates may, subject to certain legal restrictions, be purchased and held by an employee benefit plan (a "Plan") subject to Title I of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or an individual retirement account or an employee benefit plan subject to section 4975 of the Code. A fiduciary of a Plan must determine that the purchase and holding of a Certificate is consistent with its fiduciary duties under ERISA and does not result in a non-exempt prohibited transaction as defined in section 406 of ERISA or section 4975 of the Code. Employee benefit plans which are governmental plans (as defined in section 3(32) of ERISA) and certain church plans (as defined in section 3(33) of ERISA) are not subject to Title I of ERISA or section 4975 of the Code. The Certificates may, subject to certain legal restrictions, be purchased and held by such plans.

                              PLAN OF DISTRIBUTION

    Certificates may be sold to one or more underwriters for public offering and sale by them or to investors or other persons directly or through one or more dealers or agents. Any such underwriter, dealer or agent involved in the offer and sale of the Certificates will be named in an applicable Prospectus Supplement.

    The Certificates may be sold at a fixed price or prices, which may be changed, or from time to time at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. Dealer trading may take place in certain of the Certificates, including Certificates not listed on any securities exchange. Northwest does not intend to apply for listing of the Certificates on a national securities exchange. Northwest also may, from time to time, authorize underwriters acting as Northwest's agents to offer and sell the Certificates upon the terms and conditions as shall be set forth in any Prospectus Supplement. In connection with the sale of Certificates, underwriters may be deemed to have received compensation from Northwest in the form of underwriting discounts or commissions and may also receive commissions from purchasers of Certificates for whom they may act as agent. Underwriters may sell Certificates to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions (which may be changed from time to time) from the purchasers for whom they may act as agent.

    If a dealer is used directly by Northwest in the sale of Certificates in respect of which this Prospectus is delivered, such Certificates will be sold to the dealer, as principal. The dealer may then resell such Certificates to the public at varying prices to be determined by such dealer at the time of resale. Any such dealer and the terms of any such sale will be set forth in the Prospectus Supplement relating thereto.

    Certificates may be offered and sold through agents designated by Northwest from time to time. Any such agent involved in the offer or sale of the Certificates in respect of which this Prospectus is delivered will be named in, and any commissions payable by Northwest to such agent will be set forth in, the applicable Prospectus Supplement. Unless otherwise indicated in the applicable Prospectus Supplement, any such agent will be acting on a best efforts basis for the period of its appointment.

    Offers to purchase Certificates may be solicited directly by Northwest and sales thereof may be made by Northwest directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act with respect to any resale thereof. The terms of any such sales will be described in the Prospectus Supplement relating thereto. Except as set forth in the applicable Prospectus Supplement, no director, officer or employee of Northwest or NWA Corp. will solicit or receive a commission in connection with direct sales by Northwest of the Certificates, although such persons may respond to inquiries by potential purchasers and perform ministerial and clerical work in connection with any such direct sales.

    Any underwriting compensation paid by Northwest to underwriters, dealers or agents in connection with the offering of Certificates, and any discounts, concessions or commissions allowed by underwriters to participating dealers, will be set forth in an applicable Prospectus Supplement. Underwriters, dealers and agents participating in the distribution of the Certificates may be deemed to be underwriters, and any discounts and commissions received by them and any profit realized by them on resale of the Certificates may be deemed to be underwriting discounts and commissions under the Securities Act. Underwriters, dealers and agents may be entitled, under agreements with Northwest, to indemnification against and contribution toward certain civil liabilities, including liabilities under the Securities Act, and to reimbursement by Northwest for certain expenses.

    Underwriters, dealers and agents may engage in transactions with, or perform services for, NWA Corp. and its subsidiaries in the ordinary course of business.

    If so indicated in an applicable Prospectus Supplement and subject to existing market conditions, Northwest will authorize dealers acting as Northwest's agents to solicit offers by certain institutions to purchase Certificates at the public offering price set forth in such Prospectus Supplement pursuant to Delayed Delivery Contracts ("Contracts") providing for payment and delivery on the date or dates stated in such Prospectus Supplement. Each Contract will be for an amount not less than, and the aggregate principal amount of Certificates sold pursuant to Contracts shall not be less nor more than, the respective amounts stated in such Prospectus Supplement. Institutions with whom Contracts, when authorized, may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and other institutions, but will in all cases be subject to the approval of Northwest. Contracts will not be subject to any conditions except the purchase by an institution of the Certificates covered by its Contracts shall not at the time of delivery be prohibited under the laws of any jurisdiction in the United States to which such institution is subject. A commission indicated in the applicable Prospectus Supplement will be granted to underwriters and agents soliciting purchases of Certificates pursuant to Contracts accepted by Northwest. Agents and underwriters will have no responsibility in respect of the delivery or performance of Contracts.

    If an underwriter or underwriters are utilized in the sale of any Certificates, the applicable Prospectus Supplement will contain a statement as to the intention, if any, of such underwriters at the date of such Prospectus Supplement to make a market in the Certificates. No assurances can be given that there will be a market for the Certificates.

    The place and time of delivery for the Certificates in respect of which this Prospectus is delivered will be set forth in the applicable Prospectus Supplement.

                                 LEGAL OPINIONS

    Unless otherwise indicated in the applicable Prospectus Supplement, the validity of the Certificates and the Parent Guaranty will be passed upon for Northwest by Simpson Thacher & Bartlett (a partnership which includes professional corporations), New York, New York. Unless otherwise indicated in the applicable Prospectus Supplement, Simpson Thacher & Bartlett will rely on the opinion of counsel for the Trustee as to certain matters relating to the authorization, execution and delivery of such Certificates by, and the valid and binding effect thereof on, such Trustee. Certain federal income tax matters will be passed upon by Cadwalader, Wickersham & Taft, New York, New York, special tax counsel to Northwest.

                                    EXPERTS

    The consolidated financial statements and schedule of Northwest Airlines Corporation, appearing or incorporated by reference in Northwest Airlines Corporation's Annual Report (Form 10-K) for the year ended December 31, 1995, have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon included or incorporated by reference therein and incorporated herein by reference. Such consolidated financial statements and schedule are incorporated herein by reference in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

    NO DEALER, SALESPERSON OR OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS OR ANY RELATED PROSPECTUS SUPPLEMENT IN CONNECTION WITH THE OFFER CONTAINED IN THIS PROSPECTUS AND SUCH PROSPECTUS SUPPLEMENT AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY NORTHWEST, NWA CORP. OR ANY UNDERWRITERS, AGENTS OR DEALERS. THIS PROSPECTUS AND ANY RELATED PROSPECTUS SUPPLEMENT DO NOT CONSTITUTE AN OFFER TO SELL OR SOLICITATION OF AN OFFER TO BUY SECURITIES IN ANY JURISDICTION TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION. NEITHER THE DELIVERY OF THIS PROSPECTUS AND ANY RELATED PROSPECTUS SUPPLEMENT NOR ANY SALE MADE HEREUNDER OR THEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE AN IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF NORTHWEST OR NWA CORP. SINCE THE DATE HEREOF OR THEREOF OR THAT THE INFORMATION CONTAINED HEREIN OR THEREIN IS CORRECT AT ANY TIME SUBSEQUENT TO THE DATE HEREOF.

                            ------------------------

                               TABLE OF CONTENTS

                                                                            PAGE
                                                                            ----
Available Information.....................................................    3
Incorporation of Certain Documents by Reference...........................    3
The Company...............................................................    4
General Outline of Trust Structure........................................    4
Use of Proceeds...........................................................    5
Ratio of Earnings to Fixed Charges........................................    6
Description of the Certificates...........................................    6
Description of the Equipment Notes........................................   18
United States Federal Income Tax Consequences.............................   23
ERISA Considerations......................................................   27
Plan of Distribution......................................................   27
Legal Opinions............................................................   29
Experts...................................................................   29

                                  $500,000,000

                                   NORTHWEST
                                 AIRLINES, INC.

                           PASS THROUGH CERTIFICATES

                               ------------------

                         APPLICABLE UNDERLYING PAYMENTS
                    FULLY AND UNCONDITIONALLY GUARANTEED BY

                               NORTHWEST AIRLINES
                                  CORPORATION

                             ---------------------

                                   PROSPECTUS

                             ---------------------

                                          , 1996

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                    PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

    The estimated expenses in connection with the issuance and distribution of the securities being registered, other than underwriting discounts and commissions, are set forth in the following table.

Securities and Exchange Commission fee......................  $  83,182
Printing and engraving expenses.............................    100,000*
Accountants' fees and expenses..............................     25,000*
Legal fees and expenses.....................................    200,000*
Blue Sky fees and expenses..................................     20,000*
Trustees' fees and expenses.................................     10,000*
Rating Agency fees..........................................    170,000*
Miscellaneous...............................................     91,818*
                                                              ---------
    Total...................................................  $ 700,000*
                                                              ---------
                                                              ---------

------------------------

*Estimated and subject to future contingencies.

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS

    Section 302A.521 of the Minnesota Business Corporation Act (the "Minnesota Law") requires a Minnesota corporation to indemnify a person made or threatened to be made a party to a proceeding by reason of the former or present official capacity of the person against judgments, penalties, fines and reasonable expenses (including attorneys' fees), provided that the person has not otherwise been indemnified, was acting in good faith, received no improper personal benefit as a result of the conduct in question, in the case of a criminal proceeding, had no reasonable cause to believe the conduct was unlawful and, depending upon the capacity in which such person was acting, believed that the conduct was in the best interests of the corporation or was not considered to be opposed to the best interests of the corporation. Under Minnesota Law, the termination of a proceeding by judgment, order, settlement, conviction or upon a pleading of NOLO CONTENDERE or its equivalent does not, of itself, establish that a person is not eligible for indemnification. Minnesota corporations are permitted to include provisions in their bylaws or articles of incorporation that prohibit or limit indemnification otherwise required by Minnesota law.

    Section 7 of Northwest's bylaws (filed as Exhibit 3.4) requires Northwest to indemnify any persons, including officers and directors as permitted by Section 302A.521 of the Minnesota Law. In addition, Section 7 also specifies that Northwest shall indemnify its officers and directors against all costs and expenses incurred in connection with or arising out of any action, suit or proceeding in which such officer or director may be involved as a result of being or having been a director or officer of Northwest. However, Section 7 prohibits indemnification when an action, suit or proceeding results in an officer or director being adjudicated derelict in the performance of his or her duties as an officer or director, or when a settlement or compromise is effected when the total cost of such settlement substantially exceeds the expense which might reasonably be incurred in litigating the matter to a final conclusion.

    Section 145 of the General Corporation Law of the State of Delaware (the "Delaware Law") empowers a Delaware corporation to indemnify any persons who are, or are threatened to be made, parties to any threatened, pending or completed legal action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person is or was an officer, director, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise. The indemnity may include expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided that such officer, director, employee or agent acted in good faith and in a manner he reasonably believed to be in or not opposed to the corporation's best interests, and, for criminal proceedings, had no reasonable cause to believe his conduct was unlawful. A Delaware corporation may indemnify officers and directors in an action by or in the right of the corporation under the same conditions, except that no indemnification is permitted without judicial approval if the officer or director is adjudged to be liable to the corporation. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him against the expenses which such officer or director actually and reasonably incurred.

    In accordance with Section 102(b)(7) of the Delaware Law, the Second Amended and Restated Certificate of Incorporation of Northwest Airlines Corporation ("NWA Corp.") provides that the directors of NWA Corp. shall not be personally liable to NWA Corp. or its stockholders for monetary damages for violations of their fiduciary duty.

    Article VIII of the bylaws, as amended, of NWA Corp. (filed as Exhibit 4(r)) provides for indemnification of the officers and directors of NWA Corp. to the full extent permitted by applicable law.

ITEM 16. EXHIBITS

    The following Exhibits are filed as part of this Registration Statement:

Exhibit 1(a)   Form of Purchase Agreement for Debt Securities of Northwest Airlines,
               Inc. ("Northwest") (filed as Exhibit 1(a) to the Registration Statement on Form S-3 (file No. 33-74772) (the "S-3") and incorporated herein by reference).

Exhibit 1(b)   Form of Underwriting Agreement for Pass Through Certificates of Northwest
               (filed as Exhibit 1(b) to the S-3 and incorporated herein by reference).

Exhibit 1(c)   Form of Purchase Agreement for Convertible Debt Securities of NWA Corp.
               (filed as Exhibit 1(c) to the S-3 and incorporated herein by reference).

Exhibit 1(d)   Form of Purchase Agreement for Equity Securities of NWA Corp. (filed as
               Exhibit 1(d) to the S-3 and incorporated herein by reference).

Exhibit 4(a)   Form of Senior Debt Securities Indenture among Northwest, NWA Corp. and
               State Street Bank & Trust Company, successor to The First National Bank of Boston (as such successor, "State Street"), as Trustee, relating to the Senior Debt Securities of Northwest (filed as Exhibit 4(a) to the S-3 and incorporated herein by reference).

Exhibit 4(b)   Form of Senior Subordinated Debt Securities Indenture among Northwest,
               NWA Corp. and State Street, as Trustee, relating to the Senior
               Subordinated Debt Securities of Northwest (filed as Exhibit 4(b) to the
               S-3 and incorporated herein by reference).

Exhibit 4(c)   Form of Senior Debt Securities of Northwest (included in Exhibit 4(a)).

Exhibit 4(d)   Form of Senior Subordinated Debt Securities of Northwest (included in
               Exhibit 4(b)).

Exhibit 4(e)   Form of Convertible Senior Debt Securities Indenture between NWA Corp.
               and State Street, as Trustee, relating to the Convertible Senior Debt
               Securities of NWA Corp. (filed as Exhibit 4(e) to the S-3 and incorporated herein by reference).

Exhibit 4(f)   Form of Convertible Subordinated Debt Securities Indenture between NWA
               Corp. and State Street, as Trustee, relating to the Convertible
               Subordinated Debt Securities of NWA Corp. (filed as Exhibit 4(f) to the
               S-3 and incorporated herein by reference).

Exhibit 4(g)   Form of Warrant Agreement for Warrants to Purchase Debt Securities of
               Northwest that are Sold Attached to Debt Securities of Northwest (filed as Exhibit 4(g) to the S-3 and incorporated herein by reference).

Exhibit 4(h)   Form of Warrant to Purchase Debt Securities of Northwest that are Sold
               Attached to Debt Securities of Northwest (included as part of Exhibit
               4(g)).

Exhibit 4(i)   Form of Warrant Agreement for Warrants to Purchase Debt Securities of
               Northwest that are Sold Alone (filed as Exhibit 4(i) to the S-3 and incorporated herein by reference).

Exhibit 4(j)   Form of Warrant to Purchase Debt Securities of Northwest that are Sold
               Alone (included as part of Exhibit 4(i)).

Exhibit 4(k)   Form of Warrant Agreement for Warrants to Purchase Class A Common Stock
               of NWA Corp. (filed as Exhibit 4(k) to the S-3 and incorporated herein by reference).

Exhibit 4(l)   Form of Warrant to Purchase Class A Common Stock of NWA Corp. (included as part of Exhibit 4(k)).

Exhibit 4(m)   Specimen Certificate for Class A Common Stock of NWA Corp. (filed as
               Exhibit 4(m) to the S-3 and incorporated herein by reference).

Exhibit 4(n)   Form of Pass Through Trust Agreement among NWA Corp., Northwest and State
               Street Bank & Trust Company, as Trustee, relating to Pass Through
               Certificates of Northwest (filed as Exhibit 4(n) to the Registration
               Statement on Form S-3 (File No. 333-2516) and incorporated herein by reference).

Exhibit 4(o)   Form of Pass Through Certificate (included as part of Exhibit 4(n)).

Exhibit 4(p)   Second Amended and Restated Certificate of Incorporation of NWA Corp.
               (filed as Exhibit 3.1 to NWA Corp.'s Registration Statement on Form S-1,
               File No. 33-74210 (the "S-1") and incorporated herein by reference).

Exhibit 4(q)   Certificate of Amendment to the Second Amended and Restated Certificate
               of Incorporation of NWA Corp. (filed as Exhibit 3.3 to the S-1 and incorporated herein by reference).

Exhibit 4(r)   Amended and Restated By-Laws of NWA Corp. (filed as Exhibit 3.2 to the
               S-1 and incorporated herein by reference).

Exhibit 4(s)   Restated Certificate of Incorporation of Northwest (filed as Exhibit 4(s)
               to the S-3 and incorporated herein by reference).

Exhibit 4(t)   Bylaws of Northwest (filed as Exhibit 4(t) to the Registration Statement on Form S-3 (File No. 333-2516) and incorporated herein by reference).

Exhibit 4(u)   Amended and Restated Certificate of Designation of Series A Preferred
               Stock of NWA Corp. (included in Exhibit 4(p)).

Exhibit 4(v)   Amended and Restated Certificate of Designation of Series B Preferred
               Stock of NWA Corp. (included in Exhibit 4(p)).

Exhibit 4(w)   Certificate of Designation of Series C Preferred Stock of NWA Corp.
               (included in Exhibit 4(p)).

Exhibit 4(x)   Certificate of Designation of Series D Junior Participating Preferred
               Stock of NWA Corp. (filed as Exhibit A to Exhibit 1 to NWA Corps.'s
               Current Report on Form 8-K dated November 16, 1995 and incorporated herein by reference).

Exhibit 4(y)   The Registrants hereby agree to furnish to the Commission, upon request, copies of certain instruments defining the rights of holders of long-term debt of the kind described in Item 601(b)(4) of Regulation S-K.

Exhibit 5 Opinion of Simpson Thacher & Bartlett as to the legality of the Securities.*

Exhibit 8      Tax Opinion of Cadwalader, Wickersham & Taft relating to Pass Through
               Certificates.*

Exhibit 12(a)  Computation of Ratio of Earnings to Fixed Charges of NWA Corp
               (incorporated herein by reference to NWA Corp.'s Quarterly Report on Form
               10-Q for the quarter ended June 30, 1996).

Exhibit 12(b)  Computation of Ratio of Earnings to Fixed Charges and Preferred Stock
               Dividend Requirements of NWA Corp (incorporated herein by reference to
               NWA Corp.'s Quarterly Report on Form 10-Q for the quarter ended June 30,
               1996).

Exhibit 23(a)  Consent of Ernst & Young LLP.

Exhibit 23(b)  Consent of Simpson Thacher & Bartlett (included as part of Exhibit 5).

Exhibit 23(c)  Consent of Cadwalader, Wickersham & Taft (included as part of Exhibit 8).

Exhibit 24 Powers of Attorney (included in signature pages II-6 and II-8 of registration statement as initially filed).

Exhibit 25     Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of State Street, as Trustee under the Convertible Senior Debt
               Securities Indenture of NWA Corp., the Convertible Subordinated Debt
               Securities Indenture of NWA Corp., the Senior Debt Securities Indenture
               of Northwest and NWA Corp., the Senior Subordinated Debt Securities
               Indenture of Northwest and NWA Corp. and the Pass Through Trust Agreement
               of NWA Corp. and Northwest (filed as Exhibit 26 to the S-3 and incorporated herein by reference).

------------------------

*   To be filed by amendment.

ITEM 17. UNDERTAKINGS

    (a) Each of the undersigned registrants hereby undertakes:

        (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

            (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

            (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement; and

           (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

    PROVIDED, HOWEVER, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the Registration Statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by NWA Corp. pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

        (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

    (b) Each of the undersigned registrants hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of NWA Corp.'s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (c) Each of the undersigned registrants hereby undertakes if securities are to be offered pursuant to competitive bidding (1) to use its best efforts to distribute prior to the opening of bids, to prospective bidders, underwriters and dealers, a reasonable number of copies of a prospectus which at that time meets the requirements of section 10(a) of the Securities Act, and relating to the securities offered at competitive bidding, as contained in this Registration Statement, together with any supplements thereto, and (2) to file an amendment to this Registration Statement reflecting the results of bidding, the terms of the reoffering and related matters to the extent required by the applicable form, not later than the first use, authorized by the issuer after the opening of bids, of a prospectus relating to the securities offered at competitive bidding, unless no further public offering of such securities by the issuer and no reoffering of such securities by purchasers is proposed to be made.

    (d) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrants pursuant to the foregoing provisions, or otherwise, the registrants have been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by a registrant of expenses incurred or paid by a director, officer or controlling person of such registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the applicable registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

    (e) Each of the undersigned registrants hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Trust Indenture Act.

                                   SIGNATURES

    PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, NORTHWEST AIRLINES, INC. HAS DULY CAUSED THIS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED IN THE CITY OF MINNEAPOLIS, STATE OF MINNESOTA, ON OCTOBER 2, 1996.

                                NORTHWEST AIRLINES, INC.

                                By:           /s/ DOUGLAS M. STEENLAND
                                     ------------------------------------------
                                                Douglas M. Steenland
                                               SENIOR VICE PRESIDENT,
                                            GENERAL COUNSEL AND SECRETARY

    KNOW ALL MEN BY THESE PRESENTS, that each individual whose signature appears below hereby constitutes and appoints Douglas M. Steenland and Joseph E. Francht, Jr., and each of them individually, his true and lawful agent, proxy and attorney-in-fact, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to (i) act on, sign and file with the Securities and Exchange Commission any and all amendments (including post-effective amendments) to this Registration Statement together with all schedules and exhibits thereto, (ii) act on, sign and file with the Securities and Exchange Commission any registration statement relating to this offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended, (iii) act on, sign and file with the Securities and Exchange Commission any exhibits to this Registration Statement or any such registration statement or amendments (including post-effective amendments), (iv) act on, sign and file such certificates, instruments, agreements and other documents as may be necessary or appropriate in connection therewith, (v) act on and file any supplement to any prospectus included in this Registration Statement or any such registration statement or amendment and (vi) take any and all actions which may be necessary or appropriate in connection therewith, granting unto such agents, proxies and attorneys-in-fact, and each of them individually, full power and authority to do and perform each and every act and thing necessary or appropriate to be done, as fully for all intents and purposes as he might or could do in person, hereby approving, ratifying and confirming all that such agents, proxies and attorneys-in-fact, any of them or any of his or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.

    PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES INDICATED.

                 SIGNATURE                                       TITLE                               DATE
--------------------------------------------  --------------------------------------------  ----------------------

            /s/ JOHN H. DASBURG               President, Chief Executive Officer and
     ----------------------------------        Director (Principal Executive Officer)       October 2, 1996
              John H. Dasburg

         /s/ JOSEPH E. FRANCHT, JR.           Senior Vice President--Finance and Treasurer
     ----------------------------------        (Principal Financial Officer)                October 2, 1996
           Joseph E. Francht, Jr.

            /s/ ROLF S. ANDRESEN              Vice President--Finance and Controller
     ----------------------------------        (Principal Financial Officer)                October 2, 1996
              Rolf S. Andresen

           /s/ MARK W. OSTERBERG              Vice President and Chief Accounting Officer
     ----------------------------------        (Principal Accounting Officer)               October 2, 1996
             Mark W. Osterberg

                 SIGNATURE                                       TITLE                               DATE
--------------------------------------------  --------------------------------------------  ----------------------

           /s/ ALFRED A. CHECCHI
     ----------------------------------       Co-Chairman of the Board of Directors         October 2, 1996
             Alfred A. Checchi

             /s/ GARY L. WILSON
     ----------------------------------       Co-Chairman of the Board of Directors         October 2, 1996
               Gary L. Wilson

            /s/ RICHARD C. BLUM
     ----------------------------------       Director                                      October 2, 1996
              Richard C. Blum

              /s/ THOMAS DUCY
     ----------------------------------       Director                                      October 2, 1996
                Thomas Ducy

           /s/ MARVIN L. GRISWOLD
     ----------------------------------       Director                                      October 2, 1996
             Marvin L. Griswold

     ----------------------------------       Director                                      October 2, 1996
             Thomas L. Kempner

           /s/ FREDERIC V. MALEK
     ----------------------------------       Director                                      October 2, 1996
             Frederic V. Malek

             /s/ V.A. RAVINDRAN
     ----------------------------------       Director                                      October 2, 1996
               V.A. Ravindran

            /s/ GEORGE J. VOJTA
     ----------------------------------       Director                                      October 2, 1996
              George J. Vojta

            /s/ DUANE E. WOERTH
     ----------------------------------       Director                                      October 2, 1996
              Duane E. Woerth

                                   SIGNATURES

    PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, NORTHWEST AIRLINES CORPORATION HAS DULY CAUSED THIS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED IN THE CITY OF MINNEAPOLIS, STATE OF MINNESOTA, ON OCTOBER 2, 1996.

                                NORTHWEST AIRLINES CORPORATION

                                By:           /s/ DOUGLAS M. STEENLAND
                                     ------------------------------------------
                                                Douglas M. Steenland
                                               SENIOR VICE PRESIDENT,
                                            GENERAL COUNSEL AND SECRETARY

    KNOW ALL MEN BY THESE PRESENTS, that each individual whose signature appears below hereby constitutes and appoints Douglas M. Steenland and Joseph E. Francht, Jr., and each of them individually, his true and lawful agent, proxy and attorney-in-fact, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to (i) act on, sign and file with the Securities and Exchange Commission any and all amendments (including post-effective amendments) to this Registration Statement together with all schedules and exhibits thereto, (ii) act on, sign and file with the Securities and Exchange Commission any registration statement relating to this offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended, (iii) act on, sign and file with the Securities and Exchange Commission any exhibits to this Registration Statement or any such registration statement or amendments (including post-effective amendments), (iv) act on, sign and file such certificates, instruments, agreements and other documents as may be necessary or appropriate in connection therewith, (v) act on and file any supplement to any prospectus included in this Registration Statement or any such registration statement or amendment and (vi) take any and all actions which may be necessary or appropriate in connection therewith, granting unto such agents, proxies and attorneys-in-fact, and each of them individually, full power and authority to do and perform each and every act and thing necessary or appropriate to be done, as fully for all intents and purposes as he might or could do in person, hereby approving, ratifying and confirming all that such agents, proxies and attorneys-in-fact, any of them or any of his or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.

    PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES INDICATED.

                 SIGNATURE                                       TITLE                               DATE
--------------------------------------------  --------------------------------------------  ----------------------

            /s/ JOHN H. DASBURG               President, Chief Executive Officer and
     ----------------------------------        Director (Principal Executive Officer)       October 2, 1996
              John H. Dasburg

         /s/ JOSEPH E. FRANCHT, JR.           Senior Vice President--Finance and Treasurer
     ----------------------------------        (Principal Financial Officer)                October 2, 1996
           Joseph E. Francht, Jr.

            /s/ ROLF S. ANDRESEN              Vice President--Finance and Controller
     ----------------------------------        (Principal Financial Officer)                October 2, 1996
              Rolf S. Andresen

           /s/ MARK W. OSTERBERG              Vice President and Chief Accounting Officer
     ----------------------------------        (Principal Accounting Officer)               October 2, 1996
             Mark W. Osterberg

                 SIGNATURE                                       TITLE                               DATE
--------------------------------------------  --------------------------------------------  ----------------------

           /s/ ALFRED A. CHECCHI
     ----------------------------------       Co-Chairman of the Board of Directors         October 2, 1996
             Alfred A. Checchi

             /s/ GARY L. WILSON
     ----------------------------------       Co-Chairman of the Board of Directors         October 2, 1996
               Gary L. Wilson

            /s/ RICHARD C. BLUM
     ----------------------------------       Director                                      October 2, 1996
              Richard C. Blum

              /s/ THOMAS DUCY
     ----------------------------------       Director                                      October 2, 1996
                Thomas Ducy

           /s/ MARVIN L. GRISWOLD
     ----------------------------------       Director                                      October 2, 1996
             Marvin L. Griswold

     ----------------------------------       Director                                      October 2, 1996
             Thomas L. Kempner

           /s/ FREDERIC V. MALEK
     ----------------------------------       Director                                      October 2, 1996
             Frederic V. Malek

             /s/ V.A. RAVINDRAN
     ----------------------------------       Director                                      October 2, 1996
               V.A. Ravindran

            /s/ GEORGE J. VOJTA
     ----------------------------------       Director                                      October 2, 1996
              George J. Vojta

            /s/ DUANE E. WOERTH
     ----------------------------------       Director                                      October 2, 1996
              Duane E. Woerth

                                 EXHIBIT INDEX

                                                                                                         SEQUENTIALLY
    EXHIBIT                                                                                                NUMBERED
     NUMBER                                           DESCRIPTION                                            PAGE
----------------  -----------------------------------------------------------------------------------  -----------------
Exhibit 1(a)      Form of Purchase Agreement for Debt Securities of Northwest Airlines, Inc.
                  ("Northwest") (filed as Exhibit 1(a) to the Registration Statement on Form S-3
                  (file No. 33-74772) (the "S-3") and incorporated herein by reference).

Exhibit 1(b)      Form of Underwriting Agreement for Pass Through Certificates of Northwest (filed as
                  Exhibit 1(b) to the S-3 and incorporated herein by reference).

Exhibit 1(c)      Form of Purchase Agreement for Convertible Debt Securities of NWA Corp. (filed as
                  Exhibit 1(c) to the S-3 and incorporated herein by reference).

Exhibit 1(d)      Form of Purchase Agreement for Equity Securities of NWA Corp. (filed as Exhibit
                  1(d) to the S-3 and incorporated herein by reference).

Exhibit 4(a)      Form of Senior Debt Securities Indenture among Northwest, NWA Corp. and State
                  Street Bank & Trust Company, successor to The First National Bank of Boston (as such successor, "State Street"), as Trustee, relating to the Senior Debt Securities of Northwest (filed as Exhibit 4(a) to the S-3 and incorporated herein by reference).

Exhibit 4(b)      Form of Senior Subordinated Debt Securities Indenture among Northwest, NWA Corp.
                  and State Street, as Trustee, relating to the Senior Subordinated Debt Securities of Northwest (filed as Exhibit 4(b) to the S-3 and incorporated herein by reference).

Exhibit 4(c)      Form of Senior Debt Securities of Northwest (included in Exhibit 4(a)).

Exhibit 4(d)      Form of Senior Subordinated Debt Securities of Northwest (included in Exhibit
                  4(b)).

Exhibit 4(e)      Form of Convertible Senior Debt Securities Indenture between NWA Corp. and State
                  Street, as Trustee, relating to the Convertible Senior Debt Securities of NWA Corp.
                  (filed as Exhibit 4(e) to the S-3 and incorporated herein by reference).

Exhibit 4(f)      Form of Convertible Subordinated Debt Securities Indenture between NWA Corp. and
                  State Street, as Trustee, relating to the Convertible Subordinated Debt Securities of NWA Corp. (filed as Exhibit 4(f) to the S-3 and incorporated herein by reference).

Exhibit 4(g)      Form of Warrant Agreement for Warrants to Purchase Debt Securities of Northwest
                  that are Sold Attached to Debt Securities of Northwest (filed as Exhibit 4(g) to the S-3 and incorporated herein by reference).

Exhibit 4(h)      Form of Warrant to Purchase Debt Securities of Northwest that are Sold Attached to
                  Debt Securities of Northwest (included as part of Exhibit 4(g)).

Exhibit 4(i)      Form of Warrant Agreement for Warrants to Purchase Debt Securities of Northwest
                  that are Sold Alone (filed as Exhibit 4(i) to the S-3 and incorporated herein by reference).

                                                                                                         SEQUENTIALLY
    EXHIBIT                                                                                                NUMBERED
     NUMBER                                           DESCRIPTION                                            PAGE
----------------  -----------------------------------------------------------------------------------  -----------------
Exhibit 4(j)      Form of Warrant to Purchase Debt Securities of Northwest that are Sold Alone
                  (included as part of Exhibit 4(i)).

Exhibit 4(k)      Form of Warrant Agreement for Warrants to Purchase Class A Common Stock of NWA
                  Corp. (filed as Exhibit 4(k) to the S-3 and incorporated herein by reference).

Exhibit 4(l)      Form of Warrant to Purchase Class A Common Stock of NWA Corp. (included as part of
                  Exhibit 4(k)).

Exhibit 4(m)      Specimen Certificate for Class A Common Stock of NWA Corp. (filed as Exhibit 4(m)
                  to the S-3 and incorporated herein by reference).

Exhibit 4(n)      Form of Pass Through Trust Agreement among NWA Corp., Northwest and State Street
                  Bank & Trust Company, as Trustee, relating to Pass Through Certificates of
                  Northwest (filed as Exhibit 4(n) to the to the Registration Statement on Form S-3
                  (File No. 333-2516) and incorporated herein by reference).

Exhibit 4(o)      Form of Pass Through Certificate (included as part of Exhibit 4(n)).

Exhibit 4(p)      Second Amended and Restated Certificate of Incorporation of NWA Corp. (filed as
                  Exhibit 3.1 to NWA Corp.'s Registration Statement on Form S-1, File No. 33-74210
                  (the "S-1") and incorporated herein by reference).

Exhibit 4(q)      Certificate of Amendment to the Second Amended and Restated Certificate of
                  Incorporation of NWA Corp. (filed as Exhibit 3.3 to the S-1 and incorporated herein by reference).

Exhibit 4(r)      Amended and Restated By-Laws of NWA Corp. (filed as Exhibit 3.2 to the S-1 and incorporated herein by reference).

Exhibit 4(s)      Restated Certificate of Incorporation of Northwest (filed as Exhibit 4(s) to the
                  S-3 and incorporated herein by reference).

Exhibit 4(t)      Bylaws of Northwest (filed as Exhibit 4(t) to the Registration Statement on Form
                  S-3 (File No. 333-2516) and incorporated herein by reference).

Exhibit 4(u)      Amended and Restated Certificate of Designation of Series A Preferred Stock of NWA
                  Corp. (included in Exhibit 4(p)).

Exhibit 4(v)      Amended and Restated Certificate of Designation of Series B Preferred Stock of NWA
                  Corp. (included in Exhibit 4(p)).

Exhibit 4(w)      Certificate of Designation of Series C Preferred Stock of NWA Corp. (included in
                  Exhibit 4(p)).

Exhibit 4(x)      Certificate of Designation of Series D Junior Participating Preferred Stock of NWA
                  Corp. (filed as Exhibit A to Exhibit 1 to NWA Corps.'s Current Report on Form 8-K
                  dated November 16, 1995 and incorporated herein by reference).

Exhibit 4(y)      The Registrants hereby agree to furnish to the Commission, upon request, copies of certain instruments defining the rights of holders of long-term debt of the kind described in Item 601(b)(4) of Regulation S-K.

                                                                                                         SEQUENTIALLY
    EXHIBIT                                                                                                NUMBERED
     NUMBER                                           DESCRIPTION                                            PAGE
----------------  -----------------------------------------------------------------------------------  -----------------
Exhibit 5         Opinion of Simpson Thacher & Bartlett as to the legality of the Securities.*

Exhibit 8         Tax Opinion of Cadwalader, Wickersham & Taft relating to Pass Through
                  Certificates.*

Exhibit 12(a)     Computation of Ratio of Earnings to Fixed Charges of NWA Corp (incorporated herein by reference to NWA Corp.'s Quarterly Report on Form 10-Q for the quarter ended
                  June 30, 1996).

Exhibit 12(b)     Computation of Ratio of Earnings to Fixed Charges and Preferred Stock Dividend
                  Requirements of NWA Corp (incorporated herein by reference to NWA Corp.'s Quarterly
                  Report on Form 10-Q for the quarter ended June 30, 1996).

Exhibit 23(a)     Consent of Ernst & Young LLP.

Exhibit 23(b)     Consent of Simpson Thacher & Bartlett (included as part of Exhibit 5).

Exhibit 23(c)     Consent of Cadwalader, Wickersham & Taft (included as part of Exhibit 8).

Exhibit 24        Powers of Attorney (included in signature pages II-6 and II-8 of registration statement as initially filed).

Exhibit 25        Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of State Street, as Trustee under the Convertible Senior Debt Securities
                  Indenture of NWA Corp., the Convertible Subordinated Debt Securities Indenture of
                  NWA Corp., the Senior Debt Securities Indenture of Northwest and NWA Corp., the
                  Senior Subordinated Debt Securities Indenture of Northwest and NWA Corp. and the
                  Pass Through Trust Agreement of NWA Corp. and Northwest (filed as Exhibit 26 to the
                  S-3 and incorporated herein by reference).

------------------------

*   To be filed by amendment.